1933 Act File No. 333-______

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Single Purchase Payment Deferred Index-Linked Annuity Contract	N/A	N/A	$500,000,000.00	$60,600.00
[1]	The amount to be registered and the proposed maximum offering price per unit are not applicable because interests are not issued in predetermined amounts or units. Interests are sold on a dollar-for-dollar basis.
[2]	The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Nationwide Defined ProtectionSM Annuity

Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies

Issued by

NATIONWIDE LIFE INSURANCE COMPANY

Prospectus Dated ________, 2019

This prospectus describes the Nationwide Defined ProtectionSM Annuity Contract (the “Contract”), including all material rights and obligations under the Contract. Please read this prospectus carefully and keep it for future reference. Special terms used throughout this prospectus are defined under “Defined Terms.”

The Contract is issued by us, Nationwide Life Insurance Company. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Under the Contract, you may select one or more investment options, each linking to the performance of a specific market index and including a level of protection against loss. We refer to these investment options as “Strategies.” Each Strategy in which you invest has a Strategy Account. We will credit your Strategy Account with interest (which may be positive, negative, or equal to zero) on the Strategy Term End Date. We may also credit interest upon partial withdrawals and a surrender (which may be positive, negative, or equal to zero). The amount of interest that we credit to your Strategy Account will depend, among other factors, on the performance of the Strategy’s Index. An Index may perform positively or negatively.

The Indexes for the Strategies that we are offering for investment currently include:

S&P 500® Index	J.P. Morgan Mozaic IISM Index	MSCI EAFE Index	NYSE® Zebra Edge® Index

Each Strategy has six Crediting Factors that you should consider based on your risk tolerances and financial goals.

The Index is one of the six Crediting Factors associated with each Strategy. The other five Crediting Factors are the Strategy Term, Index Multiplier, Strategy Spread, Protection Level, and Non-Preferred Withdrawal Adjustment Percentage. Each Crediting Factor can affect (potentially positively or negatively) the amount of interest that we credit to a Strategy Account. You should understand the application, operation, and impact of each Crediting Factor. See “Crediting Factors” for more information.

At any time prior to the Annuitization Date you may take a partial withdrawal or fully surrender your Contract. Any partial withdrawal or full surrender—even if taken at the end of a Strategy Term—is treated as either a Preferred Withdrawal, a Non-Preferred Withdrawal, or a combination of both depending on the total dollar amount of your Gross Withdrawals during the Contract Year. We credit interest to a Strategy Account whenever you take a partial withdrawal or full surrender prior to the end of a Strategy Term. Such interest may be positive, negative, or equal to zero. However, when you take a partial withdrawal or full surrender that is a Non-Preferred Withdrawal, you will typically receive a lower positive interest rate, or a potentially more negative interest rate, than if the partial withdrawal or full surrender was a Preferred Withdrawal.

At the end of a Strategy Term for a Strategy, you choose how to manage the money in your Strategy Account. You may reinvest some or all in the same Strategy, based on the Crediting Factors that we declare for the upcoming Strategy Term, or transfer some or all to another Strategy, assuming that the Strategy you choose is available for investment. You cannot transfer your money between Strategies during a Strategy Term.

You should carefully consider the consequences of taking Non-Preferred Withdrawals before you purchase the Contract. Non-Preferred Withdrawals may be subject to Contingent Deferred Sales Charges and the Market Value Adjustment, and the interest crediting formula for Non-Preferred Withdrawals is typically less favorable to you than the formula for Preferred Withdrawals.

Each Strategy includes a Lock-In feature. If you decide to exercise the Lock-In feature for a Strategy Account, the Index Value as of a certain date will be locked-in for purposes of calculating interest credited to your Strategy Account for the remainder of the Strategy Term. You should fully understand the operation and impact of the Lock-In feature. See “Lock-In” for more information.

An investment in this Contract is subject to risks, including the possible loss of principal. See “Risk Factors” beginning on page 15.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Nationwide Investment Services Corporation (“NISC”), the principal underwriter for the Contracts. NISC will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

Index-linked annuity contracts are complicated investments. You should speak with a financial professional about the Contract’s features, benefits, and risks, and whether the Contract is appropriate for you based on your financial situation and objectives.

This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.

All guarantees under the Contract are subject to our creditworthiness and claims-paying ability.

The Contract is not a bank deposit, is not FDIC insured, and is not insured or endorsed by any bank or government agency. The Contract may not be available in every state.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

For information on how to contact Nationwide, see Contacting the Service Center

Available Information

Information about Nationwide and the product may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., or may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The SEC also maintains a website (www.sec.gov) that contains the prospectus and other information.

DEFINED TERMS

Provided below is a list of special terms used throughout this prospectus. Certain other special terms are defined in context where they first appear in this prospectus.

Annuitant - The person upon whose life any life-contingent annuity payments depend and the person whose death triggers the Death Benefit. The Annuitant is also the person to whom annuity payments are made once you reach Annuitization.

Annuitization Date - The date on which annuity payments begin.

Annuity Commencement Date - The date on which annuity payments are scheduled to begin.

Beneficiary - A person designated by the Contract Owner who may receive certain benefits under the Contract, including the Death Benefit.

Business Day - Each day that the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).

Cash Withdrawal - The dollar amount paid to the Contract Owner upon a partial withdrawal or full surrender.

Charitable Remainder Trust - A trust meeting the requirements of Section 664 of the Code.

Co-Annuitant - The person, if any, designated by the Contract Owner who may receive the benefit associated with the Spousal Continuation Death Benefit.

Code - The Internal Revenue Code of 1986, as amended.

Contingent Annuitant - The person who becomes the Annuitant if the Annuitant dies before the Annuitization Date.

Contingent Beneficiary - The person or entity designated by the Contract Owner to receive any benefits accorded to a Beneficiary if there are no surviving Beneficiaries when the Annuitant dies.

Contingent Deferred Sales Charge (CDSC) - A charge that may be assessed if you take a Non-Preferred Withdrawal.

Contract - The Nationwide Defined ProtectionSM Annuity Contract, the individual single purchase payment deferred annuity contract with index-linked strategies described in this prospectus.

Contract Accumulation Value - The sum of your Strategy Accumulation Values as of a given date.

Contract Anniversary - Each recurring twelve-month anniversary of the Date of Issue while the Contract remains in force.

Contract Earnings - The sum of Strategy Earnings credited to your Strategy Account(s) on a given date or over a period of time, as the context requires.

Contract Owner (you) - The person possessing all rights under the Contract prior to the Annuitization Date, along with any Joint Owner. As the context requires, “you” refers to a potential or existing Contract Owner.

Contract Value - The sum of your Strategy Values as of a given date.

Contract Year - The twelve-month period starting on the Date of Issue and each Contract Anniversary. A Contract Year ends on the day prior to a Contract Anniversary.

Crediting Factors - The factors that are used in the calculation of Strategy Earnings for a Strategy. Each Strategy has the following Crediting Factors: an Index, a Strategy Term, an Index Multiplier, a Strategy Spread, a Protection Level, and a Non-Preferred Withdrawal Adjustment Percentage. See “Crediting Factors” for information about each Crediting Factor.

Date of Issue - The date we issue the Contract. Your Purchase Payment is applied to the Contract on the Date of Issue.

Death Benefit - The benefit triggered upon the death of the Annuitant, or Co-Annuitant if the Spousal Continuation Death Benefit is elected, provided such death occurs before the Annuitization Date while the Contract is in force and there is no Contingent Annuitant.

Elapsed Term - The length of elapsed time between the first day of a Strategy Term and a specific future day during that Strategy Term. It is calculated by dividing the number of calendar days that have elapsed in the Strategy Term by 365.

Gross Withdrawal - A value that we calculate each time you take a partial withdrawal or if you take a full surrender. When referring to the effect of a partial withdrawal or full surrender on the entire Contract, the Gross Withdrawal represents the reduction in your Modified Contract Value. When referring to the effect of a partial withdrawal or full surrender on a particular Strategy Account, the Gross Withdrawal represents the reduction in your Modified Strategy Value.

Index - The market index associated with a Strategy.

Index Change - The change in the value of an Index, expressed as a percentage, between the first day of a Strategy Term (or another date for a substitute Index) and a specific future day during that Strategy Term. An Index Change may be positive, negative, or equal to zero.

Index Value - On a Business Day, the closing value of an Index published for that day. On a day other than a Business Day, the Index Value will be the closing value of the Index for the previous Business Day.

Individual Retirement Account - An account that qualifies for favorable tax treatment under Section 408(a) of the Code, but does not include Roth IRAs.

Individual Retirement Annuity (IRA) - An annuity contract that qualifies for favorable tax treatment under Section 408(b) of the Code, but does not include Roth IRAs or Simple IRAs.

Interim Contract Earnings - The sum of all Interim Strategy Earnings credited to the Contract on a given day or over a period of time, as the context requires.

Interim Earnings Percentage (IEP) - A rate of interest (which may be positive, negative, or equal to zero) used to calculate Interim Strategy Earnings credited to a Strategy Account when a Strategy Non-Preferred Withdrawal is taken prior to the Strategy Term End Date.

Interim Strategy Earnings - The amount credited to your Strategy Account for a Strategy when you take a partial withdrawal or full surrender on a day other than the Strategy Term End Date. References to Interim Strategy Earnings may refer to Interim Strategy Earnings credited on a given date or over a period of time, as the context requires. Interim Strategy Earnings can be positive, negative, or equal to zero.

Investment-Only Contract - A Contract purchased by a qualified pension, profit-sharing, or stock bonus plan as defined by Section 401(a) of the Code.

Joint Owner - The person, if any, designated as a second person (in addition to the Contract Owner) to possess an undivided interest in the Contract. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

Lock-In - The feature under the Contract that allows an Index Value as of a certain date to be locked-in for purposes of calculating the Index Change for a Strategy Account for the remainder of the Strategy Term.

Lock-In Date - The date as of which the Index Value for a Strategy Account is locked-in under the Lock-In feature.

Market Value Adjustment (MVA) - The adjustment that may be applied if you take a Non-Preferred Withdrawal during the MVA Period (as defined under “Contingent Deferred Sales Charge and Market Value Adjustment – Market Value Adjustment”).

Modified Contract Value - The sum of your Modified Strategy Values as of a given date, which equals the maximum Gross Withdrawal that can be taken from the Contract on any given date.

Modified Strategy Value - The maximum Gross Withdrawal that may be taken from a Strategy Account as of a given date during a Strategy Term. The Modified Strategy Value takes into account unrealized Interim Strategy Earnings based on the maximum possible Strategy Preferred Withdrawal (using the SEP) and the maximum possible Strategy Non-Preferred Withdrawal (using the IEP).

Nationwide (we, us, our) - Nationwide Life Insurance Company.

Net Withdrawal - A value that we calculate each time you take a partial withdrawal or full surrender. When referring to the effect of a partial withdrawal or full surrender on the entire Contract, the Net Withdrawal represents the change in your Contract Value. When referring to the effect of a partial withdrawal or full surrender on a particular Strategy Account, the Net Withdrawal represents the change in your Strategy Value.

Non-Preferred Withdrawal - Any portion of a Gross Withdrawal from the Contract that is in excess of the Remaining Preferred Withdrawal Amount. Interim Strategy Earnings for a Non-Preferred Withdrawal are calculated using the Interim Earnings Percentage (or IEP). Non-Preferred Withdrawals may involve the application of the Non-Preferred Withdrawal Adjustment Percentage. Non-Preferred Withdrawals may also be subject to CDSCs and MVAs.

Non-Qualified Contract - A Contract which does not qualify for favorable tax treatment as a Qualified Plan, IRA, Roth IRAs, SEP IRA, Simple IRA, or Tax Sheltered Annuity.

Preferred Withdrawal - Any portion of a Gross Withdrawal from the Contract that is less than or equal to the Remaining Preferred Withdrawal Amount. Preferred Withdrawals are not subject to any CDSC or MVA. In addition, Interim Strategy Earnings for a Preferred Withdrawal are calculated using the Strategy Earnings Percentage (or SEP) and therefore do not involve the application of the Interim Earnings Percentage (or IEP).

Preferred Withdrawal Amount - The dollar amount of Gross Withdrawals that you can take from the Contract during a given Contract Year without taking a Non-Preferred Withdrawal.

Purchase Payment - Money paid into the Contract by the Contract Owner.

Qualified Plan - A retirement plan that receives favorable tax treatment under Section 401 of the Code, including Investment-Only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-Only Contracts unless specifically stated otherwise.

Remaining Preferred Withdrawal Amount - The Preferred Withdrawal Amount for a Contract Year minus the total dollar amount of all Gross Withdrawals from the Contract already taken that Contract Year. The Remaining Preferred Withdrawal Amount will never be less than zero.

Roth IRA - An annuity contract which qualifies for favorable tax treatment under Section 408A of the Code.

SEP IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(k) of the Code.

Service Center - The department of Nationwide responsible for receiving all service and transaction requests relating to the Contract. For service and transaction requests submitted other than by telephone (including fax requests), the Service Center is Nationwide’s mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide’s operations processing facility. Information on how to contact the Service Center may be found under “Contacting the Service Center.”

Simple IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Code.

Strategy - Each investment option to which you may allocate your Purchase Payment or Contract Value.

Strategy Account - Each Strategy in which you are invested is represented by a single Strategy Account. A Strategy Account exists for the duration of the Strategy Term for its corresponding Strategy. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments will be represented by separate Strategy Accounts.

Strategy Accumulation Value - The value of a Strategy Account if unrealized Strategy Earnings were to be credited to the Strategy Value using only the SEP as of a given date during a Strategy Term.

Strategy Earnings - The amount credited to a Strategy Account, including Term Strategy Earnings and/or Interim Strategy Earnings, on a given date or over a period of time, as the context requires.

Strategy Earnings Percentage (SEP) - A rate of interest (which may be positive, negative, or equal to zero) used to calculate Term Strategy Earnings credited to a Strategy Account on the Strategy Term End Date, as well as any Interim Strategy Earnings credited to a Strategy Account when a Strategy Preferred Withdrawal is taken prior to the Strategy Term End Date. The SEP is also used in the calculation of the Death Benefit.

Strategy Non-Preferred Withdrawal - The portion of a Non-Preferred Withdrawal attributable to a particular Strategy Account.

Strategy Preferred Withdrawal - The portion of a Preferred Withdrawal attributable to a particular Strategy Account.

Strategy Remaining Preferred Withdrawal Amount - The portion of the Remaining Preferred Withdrawal Amount attributable to a particular Strategy Account.

Strategy Term - The length of time, expressed in years, that a Strategy is linked to an Index’s performance.

Strategy Term End Date - The last day of a Strategy Term.

Strategy Value - The value of a Strategy Account without taking into account any unrealized Strategy Earnings.

Surrender Value - The amount available upon full surrender of the Contract. The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and after any applicable MVA. We may deduct taxes from the Surrender Value.

Term Strategy Earnings - Strategy Earnings credited to a Strategy Account upon the maturity of a Strategy on the Strategy Term End Date. Term Strategy Earnings are always calculated using the Strategy Earnings Percentage.

Transition Account Value – The amount of the Death Benefit transferred into the Transition Account plus any interest credited to the Transition Account.

SUMMARY

This summary provides a brief overview of the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals.

Who is Nationwide? Nationwide is the issuer of the Contract. Nationwide is a stock life insurance company organized under Ohio law, with its home office located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities, and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.

What is the purpose of the Contract? The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Prior to the Annuitization Date, you allocate the money under your Contract to one or more of the index-linked Strategies that we offer, each including a level of downside protection. The return on your investment in a Strategy depends (in part) on the performance of the Strategy’s Index over the course of its Strategy Term. The value of your contract will increase or decrease depending on the amount of Strategy Earnings that we credit to your Contract. Strategy Earnings may be positive, negative, or equal to zero.

The Index is only one of six Crediting Factors associated with each Strategy. The other five Crediting Factors associated with each Strategy are the Strategy Term, Index Multiplier, Strategy Spread, Protection Level, and Non-Preferred Withdrawal Adjustment Percentage. Each Crediting Factor affects (potentially positively or negatively) the amount of interest that we credit to a Strategy Account. See “Crediting Factors.”

You may access your money at any time prior to the Annuitization Date by taking partial withdrawals or fully surrendering your Contract. If you have multiple Strategy Accounts at a given time, you should understand that you cannot select specific Strategy Accounts from which partial withdrawals are to be taken. Instead, partial withdrawals are allocated across all of your Strategy Accounts in a particular manner. See “Withdrawals – Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals.” A full surrender always results in a complete withdrawal from all of your Strategy Accounts and the termination of the Contract.

The Contract has a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant (or the Co-Annuitant, if any). A surviving spouse may be eligible to continue the Contract after the payment of the Death Benefit. See “Death Benefit and Succession Rights.”

Once you reach the Annuitization Date, we pay guaranteed income in the form of annuity payments. The duration and dollar amount of the annuity payments will depend on the dollar amount that you annuitize and the annuity payment option that you select. See “Annuitization.”

All payments under the Contract are subject to our financial strength and claims-paying ability, as well as the terms and conditions described in this prospectus.

You should not buy the Contract if you are looking for a short-term investment or if you plan on taking Non-Preferred Withdrawals, as described in this prospectus. You should understand that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See “Risk Factors.”

How can the Contract be categorized under the Code? The Contract can be categorized under the Code as a:

●	Charitable Remainder Trust

●	Individual Retirement Annuity (IRA)

●	Investment-Only Contract (Qualified Plans)

●	Non-Qualified Contract

●	Roth IRA

●	Simplified Employee Pension IRA (“SEP IRA”)

●	Simple IRA

If you purchase the Contract as an Individual Retirement Account or Roth IRA, the Contract will not provide you with any additional tax deferral benefits.

See “Contract Types and Federal Tax Considerations” for additional detail.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Purchase Payment of at least $25,000 to our Service Center. Only one Purchase Payment is allowed under the Contract. We may agree to accept multiple payments as part of a single Purchase Payment.

What are the investment options under the Contract? You may allocate your money under the Contract to one or more of the index-linked Strategies that are available for investment under the Contract. Each Strategy that you select for investment is represented by a Strategy Account. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments will be represented by separate Strategy Accounts. You may be invested in no more than five Strategy Accounts at any given time.

We credit your Strategy Earnings for a Strategy to your Strategy Account. Strategy Earnings may be positive, negative, or equal to zero. A Strategy’s Crediting Factors affect (potentially positively or negatively) the amount of interest that we credit to your Strategy Account.

A Strategy’s Crediting Factors do not cap the amount of positive Strategy Earnings that you may receive, but certain Crediting Factors will or may have the ultimate effect of reducing the rate at which your Strategy Earnings are credited. A Strategy’s Protection Level provides a level of protection against negative Strategy Earnings. However, your downside protection may be lower when you receive negative Interim Strategy Earnings on a Strategy Non-Preferred Withdrawal than when you receive negative Term Strategy Earnings or negative Interim Strategy Earnings on a Strategy Preferred Withdrawal. See “What are the Crediting Factors for a Strategy?” below.

Once you reach the Annuitization Date, the Strategies are not available for investment. In addition, except when the Contract is continued, the Strategies are not available for investment after we pay the Death Benefit.

What are the Indexes for the Strategies? The Indexes for the Strategies that we are offering for investment currently include:

●	S&P 500® Index

●	J.P. Morgan Mozaic IISM Index

●	MSCI EAFE Index

●	NYSE® Zebra Edge® Index

Each Index is described in more detail under “Strategies – Indexes” and “Risk Factors – Index Risk.” We reserve the right to make Strategies available for investment that use Indexes other than those listed above. There is no guarantee that a Strategy using any of the Indexes listed above will always be available for investment.

What may I do at the end of a Strategy Term? At the end of a Strategy Term for a Strategy, you may take any of the permissible actions listed below.

●

Reinvest – You may reinvest some or all of your Strategy Value in the same Strategy for another Strategy Term, based on the Crediting Factors that we declare for the upcoming Strategy Term, assuming that the Strategy is available for investment.

●

Transfer – You may transfer some or all of your Strategy Value to another Strategy that is available for investment for a Strategy Term, based on the Crediting Factors that we declare for that Strategy’s upcoming Strategy Term.

Please note that you are not permitted to transfer Strategy Value from a Strategy Account until the end of its Strategy Term. Nor are you permitted to transfer Strategy Value into a Strategy Account while its Strategy Term is ongoing. See “Risk Factors – Transfer Risk.”

●

Partial Withdrawal or Full Surrender – You may take a partial withdrawal or fully surrender the Contract, which will be treated as a Preferred Withdrawal and/or a Non-Preferred Withdrawal, depending on your Remaining Preferred Withdrawal Amount.

Non-Preferred Withdrawals may be subject to CDSCs and MVAs, and the interest crediting formula for Non-Preferred Withdrawals is typically less favorable to you than the formula for Preferred Withdrawals. See “What are Preferred Withdrawals and Non-Preferred Withdrawals?” and “Why Should I Avoid Taking Non-Preferred Withdrawals?” below.

For each of your Strategy Accounts, at least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, and (iii) how to communicate your instructions to us regarding what to do with the Strategy Value invested in the maturing Strategy Account.

If we do not receive instructions from you prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), your Strategy Value will remain in the same Strategy, but with the Crediting Factors that we declare for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Strategy Value will be transferred to the Default Option. See “Risk Factors – Transfer Risk.”

The Default Option is the 1-Year S&P 500 100% Protection Level Strategy. The Default Option’s other Crediting Factors, which may include the Index Multiplier, Strategy Spread, and Non-Preferred Withdrawal Adjustment Percentage, will be sent to you at least 30 days prior to the end of the Strategy Term.

When are Strategy Earnings credited to a Strategy Account? Strategy Earnings are the sum of any Term Strategy Earnings and Interim Strategy Earnings.

We credit Strategy Earnings to a Strategy Account on the Strategy Term End Date. We refer to this form of Strategy Earnings as “Term Strategy Earnings.” Term Strategy Earnings represent Strategy Earnings paid on the full Strategy Value of a Strategy Account as of the Strategy Term End Date. Term Strategy Earnings take into account the performance of the Strategy’s Index over the course of the entire Strategy Term (except when the Lock-In feature has been exercised or in the event that the Index has been substituted).

We also credit Strategy Earnings to a Strategy Account when you take a partial withdrawal or full surrender prior to the Strategy Term End Date. We refer to this form of Strategy Earnings as “Interim Strategy Earnings.” Interim Strategy Earnings represent both (i) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Preferred Withdrawal and (ii) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Non-Preferred Withdrawal. Interim Strategy Earnings take into account the performance of the Strategy’s Index between the beginning of the Strategy Term and the date on which the partial withdrawal or full surrender was taken (except when the Lock-In feature has been exercised or in the event that the Index has been substituted). Interim Strategy Earnings are not credited on a Strategy’s Strategy Term End Date, because only Term Strategy Earnings are credited on a Strategy’s Strategy Term End Date.

If you exercise the Lock-In feature for a Strategy Account, Term Strategy Earnings and Interim Strategy Earnings will take into account the performance of the Strategy’s Index since the beginning of the Strategy Term until the Lock-In Date. See “Calculation of Strategy Earnings – Lock-In.”

How are Term Strategy Earnings calculated? We calculate Term Strategy Earnings for the Strategy Account using the following formula:

Term Strategy Earnings = Strategy Value x SEP

The Strategy Value of a Strategy Account represents the value of your investment in the Strategy without taking into account any unrealized Strategy Earnings, which differs from the Modified Strategy Value and the Strategy Accumulation Value. See “Strategy Account and Contract Values.”

The Strategy Earnings Percentage (or SEP) is a factor that we calculate based on certain Crediting Factors, including the performance of the Strategy’s Index, and the amount of time that has elapsed during the Strategy Term. See “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).”

How are Interim Strategy Earnings calculated? We calculate Interim Strategy Earnings for a Strategy Account using the following three-step process:

●	Step One – We calculate the Interim Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Preferred Withdrawal using the following formula:

Interim Strategy Earnings on Strategy Preferred Withdrawals = SEP x amount of the Strategy Preferred Withdrawal / (1 + SEP)

●	Step Two – We calculate the Interim Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Non-Preferred Withdrawal using the following formula:

Interim Strategy Earnings on Strategy Non-Preferred Withdrawals = IEP x amount of the Strategy Non-Preferred Withdrawal / (1 + IEP)

●

Step Three – We add the Interim Strategy Earnings calculated in Steps One and Two to determine your total Interim Strategy Earnings credited to your Strategy Account in connection with the partial withdrawal or full surrender.

Please note that the three-step process described above is applied on a Strategy Account by Strategy Account basis. If you are invested in multiple Strategy Accounts, your Strategy Accounts will likely have different Strategy Remaining Preferred Withdrawal Amounts. As a result, it is unlikely that a partial withdrawal or full surrender will result in the same amount of Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals across your Strategy Accounts.

As reflected in the three-step process above, Interim Strategy Earnings for a Strategy Account may be calculated using either the Strategy Earnings Percentage (or SEP), the Interim Earnings Percentage (or IEP), or both depending on whether you have taken a Strategy Preferred Withdrawal and/or a Strategy Non-Preferred Withdrawal. The SEP and IEP are rates of interest that we use to calculate Strategy Earnings, as well as other values under the Contract.

You should carefully consider the consequences of taking Non-Preferred Withdrawals. Non-Preferred Withdrawals may be subject to CDSCs and MVAs. In addition, Interim Strategy Earnings credited on a Strategy Non-Preferred Withdrawal are calculated using the IEP. The calculation of Interim Strategy Earnings using the IEP will result in a lower positive interest rate, or potentially a more negative interest rate, than the calculation of Interim Strategy Earnings using the SEP. As such, you should generally avoid taking Non-Preferred Withdrawals under the Contract. See “What are Preferred Withdrawals and Non-Preferred Withdrawals?” and “Why Should I Avoid Taking Non-Preferred Withdrawals?” below.

How are the SEP and IEP calculated, and why is the SEP formula more favorable to me than the IEP formula? The SEP and IEP are calculated using different formulas.

Each day during a Strategy Term for a Strategy, we calculate the SEP using the following formula:

SEP = Greater of A or B, where:

A = Strategy Change Percentage (see “What is the Strategy Change Percentage, and how is it calculated?”)

B = Protection Level – 100%

Please note that if the Contract is continued under the Contract’s Spousal Continuation Death Benefit, the calculation of the SEP changes for the remainder of the Strategy Terms that were ongoing when the Contract was continued. See “Death Benefit and Succession Rights – Calculation of the SEP After Continuation of the Contract.”

Each day during a Strategy Term for a Strategy, we calculate the IEP using the following formula:

IEP = Greater of A or B, where:

A = C x D, where:

C = Strategy Change Percentage (see “What is the Strategy Change Percentage, and how is it calculated?”)

D = 1 if C is less than 0, or (ET / ST) if C is greater than or equal to zero

ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)

ST = Strategy Term (in whole years, e.g., 1, 2, 3)

B = E – F x (ST – ET), where:

E = Protection Level minus 100%

F = Non-Preferred Withdrawal Adjustment Percentage

ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)

ST = Strategy Term (in whole years, e.g., 1, 2, 3)

See “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP)” for more information, including examples of how to calculate the SEP and IEP.

While the ability to take Non-Preferred Withdrawals provides an additional level of liquidity for Strategy Accounts prior to their Strategy Term End Dates, as previously noted, you should generally avoid taking Non-Preferred Withdrawals under the Contract. One reason is that Non-Preferred Withdrawals may be subject to CDSCs and MVAs. Another reason is that the IEP formula is typically less favorable to you than the SEP formula, which is used to calculate any Interim Strategy Earnings when you take a Preferred Withdrawal. Whether the SEP formula is more favorable to you than the IEP formula depends on the Protection Level of the Strategy and whether the interest is positive or negative. For example:

●	When you stand to receive positive Interim Strategy Earnings, the IEP formula will result in a lower positive interest rate than the SEP formula.

●

When you stand to receive negative Interim Strategy Earnings and the negative interest rate is greater than the Strategy’s Protection Level – 100%, then that negative interest rate will be the same regardless of whether it was calculated using the SEP formula or the IEP formula.

●

When you stand to receive negative Interim Strategy Earnings and the negative interest rate is less than the Strategy’s Protection Level – 100%, the most negative interest rate possible under the SEP formula will be less negative than the most negative interest rate possible under the IEP formula.

What is the Strategy Change Percentage, and how is it calculated? The Strategy Change Percentage (or SCP) is a factor in the formulas for the SEP and IEP. Each day during a Strategy Term for a Strategy, we calculate the SCP using the following formula:

Strategy Change Percentage = A – B, where:

A = Index Change x Index Multiplier (see “How is the Index Change calculated?” below)

B = Strategy Spread x Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)

You should understand that the SCP does not equal the Index Change (i.e., the percentage change in the value of Strategy’s Index between the beginning of a Strategy Term and a future date during the Strategy Term). Instead, the SCP essentially represents an adjusted Index Change.

In addition to the Index Change, the SCP formula incorporates the Index Multiplier and the Strategy Spread.

●

The Index Multiplier may have the effect of amplifying or dampening the SCP within the SCP formula, depending on whether the Index Multiplier is greater or less than 1, respectively. An Index Multiplier greater than 1 increases your upside potential, but also increases your downside potential. Conversely, an Index Multiplier less than 1 decreases your upside potential, but also decreases your downside potential. Your downside potential is always subject to the downside protections built into the SEP and IEP formulas, as applicable.

●

The Strategy Spread always has the effect of reducing the SCP within the SCP formula. The effect of the Strategy Spread gradually increases over the course of the Strategy Term, reaching its full potential impact on the Strategy Term End Date.

See “What are the Crediting Factors for a Strategy” for important information about the Index Multiplier, the Strategy Spread, and the other Crediting Factors.

See “What are the Crediting Factors for a Strategy?” below. See also “Risk Factors – Limited Growth Potential Risk (Index Multiplier & Strategy Spread Risk).”

How is the Index Change calculated? We calculate the Index Change for a Strategy on a point-to-point basis. Except as noted below, we calculate the Index Change by comparing (a) the Index Value on the first day of a Strategy Term to (b) the Index Value on a specific future date during that Strategy Term. For example, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 1,100, respectively, the Index Change between those two dates equals +10% (i.e., (10% = (1,100 – 1,000) / 1000). Conversely, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 900, respectively, the Index Change between those two dates equals -10% (i.e., -10% = (900 –1,000) / 1000).

Please note that we calculate the Index Change differently when you have exercised the Lock-In feature or in the event that we substituted an Index, as described in this prospectus. See “Index Change” and “Lock-In” under “Calculation of Strategy Earnings.”

While the Index Change is important to the amount of Strategy Earnings that is credited to a Strategy Account, you should note that we do not calculate Strategy Earnings based solely on the Index Change, as reflected in the formulas for the IEP and the SEP (as well as the SCP).

Can I lock-in an Index Value during a Strategy Term? Yes. On any day prior to the Strategy Term End Date for a Strategy Account, you may lock-in the Index Value for that Strategy Account. The locked-in Index Value will be used for purposes of calculating the Index Change for the remainder of the Strategy Term. As a result, the Index Change will not change for the remainder of the Strategy Term. You should note, however, that locking-in an Index Value does not lock-in a particular SEP, IEP, or SCP.

For each Strategy Account, the Lock-In feature may be exercised only once during a Strategy Term. Exercise of the Lock-In feature is irrevocable.

You should fully understand the operation and impact of the Lock-In feature prior to purchasing the Contract or exercising it. See “Lock-In Risk” and “Lock-In” for additional information.

What are the Crediting Factors for a Strategy? Each Strategy has the following six Crediting Factors: an Index, a Strategy Term, an Index Multiplier, a Strategy Spread, a Protection Level, and a Non-Preferred Withdrawal Adjustment Percentage. The following table provides a brief description of the Crediting Factors and the purposes that they serve under the Contract. See “Crediting Factors” for additional information.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.

Crediting Factor	Description
Index

●   The Index is the market index upon which the performance of the Strategy will in part depend.

●   We use the values of the Index to calculate the Index Change. The Index Change is a factor in the calculation of the Strategy Change Percentage (or SCP).

●   The Index generally will not change for the duration of an ongoing Strategy Term, unless we substitute the Index as described in this prospectus. The substitution of an Index affects how we calculate the Index Change.

●   We may change a Strategy’s Index for future Strategy Terms.

Strategy Term

●   The Strategy Term represents the length of time, expressed in years, that a Strategy is linked to an Index’s performance.

●   The Strategy Term (and the Elapsed Term) is also a factor in the calculation of the SCP and the IEP.

●   You should understand that a Strategy with a longer Strategy Term provides less flexibility to allocate your Contract Value than a Strategy with a shorter Strategy Term because, if you invest in Strategies with longer Strategy Terms, you will have fewer opportunities to transfer Contract Value among the Strategies.

●   The length of a Strategy Term will not change for the duration of an ongoing Strategy Term. We may change the length of a Strategy’s Strategy Term for future Strategy Terms.

●   The length of a Strategy Term for a Strategy is guaranteed to never be longer than the applicable “Maximum Strategy Term.” Each Strategy has its own Maximum Strategy Term. Regardless of the Strategy, a Strategy Term will never be longer than 6 years or shorter than 1 year.

Index Multiplier

●   The Index Multiplier is a factor in the calculation of the SCP. The Index Multiplier represents the proportion of Index performance that is reflected in the SCP. The Index Multiplier is presented as a number greater or less than, or equal to, 1 (e.g., 0.5 or 1.5).

●   Within the formula for calculating the SCP, the Index Multiplier may have the effect of amplifying or dampening the SCP (or neither) as follows:

o   If the Index Multiplier is greater than 1, the Index Multiplier will amplify the SCP, resulting in more upside potential when the Index Change is positive but more downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

o   If the Index Multiplier is lower than 1, the Index Multiplier will dampen the SCP, resulting in less upside potential when the Index Change is positive but less downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

o   If the Index Multiplier is equal to 1, the Index Multiplier will neither amplify nor dampen the SCP within the SCP formula.

●   The Index Multiplier for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Index Multiplier for future Strategy Terms.

●   The Index Multiplier for a Strategy is guaranteed to never be lower than the applicable “Minimum Index Multiplier.” Each Strategy has its own Minimum Index Multiplier. Regardless of the Strategy, an Index Multiplier will never be lower than 0.05.

Strategy Spread

●   The Strategy Spread is a factor in the calculation of the SCP.

●   A Strategy Spread greater than zero always has the effect of reducing the SCP within the SCP formula. The potential impact of the Strategy Spread increases over the course of a Strategy Term, reaching its full potential impact on the Strategy Term End Date.

●   A Strategy Spread can result in a loss even if you have positive Index performance. For example, if a Strategy Spread is greater than the Strategy’s Index Change, and the Strategy’s Protection Level is less than 100%, the Strategy Spread will reduce the Strategy Change Percentage to a negative thereby resulting in a loss.

●   The Strategy Spread is an annualized percentage. As such, when comparing Strategies with Strategy Terms that differ in length, a higher Strategy Spread will always be more unfavorable to you on an annual basis, but the overall impact of a lower Strategy Spread over a multi-year Strategy Term may be more unfavorable to you than the overall impact of a higher Strategy Spread over a shorter Strategy Term.

●   When comparing Strategies with Strategy Terms that are the same length and all other Crediting Factors are the same, you should understand that a higher Strategy Spread is always more unfavorable to you than a lower Strategy Spread.

●   If you plan to hold the Contract for multiple Strategy Terms, you should also consider the cumulative effect that Strategy Spreads have over multiple Strategy Terms. For example, assume two Strategies have the same Strategy Spread, but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term. If you invested in the one-year Strategy for three consecutive Strategy Terms, the cumulative impact of the Strategy Spread(s) for the one-year Strategy (over three consecutive Strategy Terms) and the three-year Strategy Term would be the same.

●   The Strategy Spread for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Strategy Spread for future Strategy Terms.

●   The Strategy Spread for a Strategy is guaranteed to never be greater than the applicable “Maximum Strategy Spread.” Each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread at Date of Issue plus 5%.

Protection Level

●   The Protection Level represents an amount of downside protection under a Strategy. The Protection Level is presented as a percentage (e.g., 95%, 90%, 85%).

●   The Protection Level is a factor in the calculation of the SEP and IEP.

●   For the SEP, the Protection Level dictates the most negative SEP possible. The SEP will never be lower than: Protection Level – 100%.

●   For the IEP, the Protection Level does not dictate the most negative IEP possible, but instead dictates the lowest possible percentage before the deduction for the Non-Preferred Withdrawal Adjustment Percentage (the potential impact of which decreases as a Strategy Term elapses). The IEP will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).

●   You should understand that the Protection Level provides only limited protection against downside potential. The Protection Level does not provide absolute protection against negative Strategy Earnings. You may lose money.

●   When comparing Strategies with different Protection Levels, a higher Protection Level provides more favorable protection against loss to you than a lower Protection Level.

●   The Protection Level for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Protection Level for future Strategy Terms.

●   The Protection Level for a Strategy is guaranteed to never be lower than the applicable “Minimum Protection Level.” Each Strategy has its own Minimum Protection Level. Regardless of the Strategy, a Protection Level will never be lower than 75%.

Non-Preferred Withdrawal Adjustment Percentage

●   The Non-Preferred Withdrawal Adjustment Percentage is a factor in the calculation of the IEP.

●   The Non-Preferred Withdrawal Adjustment Percentage represents a percentage that may negatively impact the IEP when a Strategy Non-Preferred Withdrawal is taken prior to the end of a Strategy Term.

●   The IEP for a Strategy will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).

●   The potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the IEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, the lowest possible IEP for a Strategy during a Strategy Term will gradually increase as the Strategy Term elapses.

●   Based on the IEP formula, the potential impact of a Non-Preferred Withdrawal Adjustment Percentage within the IEP formula is directly related to the length of a Strategy Term. For example, if two Strategies have the same Non-Preferred Withdrawal Adjustment Percentage but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term, the potential impact of the Non-Preferred Withdrawal Adjustment Percentage for the three-year Strategy Term is three times greater than for the one-year Strategy Term. As such, when comparing Strategies with Strategy Terms of the same length but different Non-Preferred Withdrawal Adjustment Percentages, a higher Non-Preferred Withdrawal Adjustment Percentage is always more unfavorable to you than a lower Non-Preferred Withdrawal Adjustment Percentage.

●   However, if you do not take any Non-Preferred Withdrawals, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings. Even if you take a Non-Preferred Withdrawal, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings unless the IEP is so negative that it triggers your downside protection within the IEP formula.

●   The Non-Preferred Withdrawal Adjustment Percentage will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Non-Preferred Withdrawal Adjustment Percentage for future Strategy Terms.

●   The Non-Preferred Withdrawal Adjustment Percentage for a Strategy is guaranteed to never be higher than the applicable “Maximum Non-Preferred Withdrawal Adjustment Percentage.” Each Strategy has its own Maximum Non-Preferred Withdrawal Adjustment Percentage that will never be higher than the initial Non-Preferred Withdrawal Adjustment Percentage at Date of Issue plus 2%.

For those Strategies that are available for initial investment under your Contract on the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be described in your Contract. Their respective Crediting Factors are guaranteed only for their first Strategy Terms. For any new Strategies that we make available for investment under your Contract after the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be declared by us at least 30 days prior to the beginning of their first Strategy Terms. Their respective Crediting Factors are guaranteed only for their first Strategy Terms. The guaranteed maximum and minimums associated with a Strategy’s Crediting Factors are guaranteed for the entire time that the Strategy is offered under the Contract.

For all Strategies, after their first Strategy Terms, we will declare their respective Crediting Factors at least 30 days prior to the beginning of their next Strategy Terms. A Strategy’s Crediting Factors are guaranteed only for the Strategy Term for which they are declared.

What are Preferred Withdrawals and Non-Preferred Withdrawals? Each Contract Year, your total Gross Withdrawals under your Contract (if any) up to your Preferred Withdrawal Amount will be treated as Preferred Withdrawals. Any portion of your total Gross Withdrawals under your Contract (if any) in excess of your Preferred Withdrawal Amount will be treated as Non-Preferred Withdrawals. This applies to all Gross Withdrawals, including withdrawals taken on a Strategy Term End Date. Your Preferred and Non-Preferred Withdrawals are further broken down into Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals for each of your Strategy Accounts.

If you take a Strategy Non-Preferred Withdrawal from a Strategy Account on its Strategy Term End Date, the withdrawal may be subject to a CDSC and MVA, and you would not receive any Interim Strategy Earnings (because only Term Strategy Earnings are credited on a Strategy’s Strategy Term End Date).

At the beginning of each Contract Year while you are invested in one or more Strategies, we calculate your Preferred Withdrawal Amount using the following formula:

Preferred Withdrawal Amount = Greater of A or B, where:

A =	Your Contract Value at the beginning of the Contract Year (immediately prior to any partial withdrawal or full surrender on such day) multiplied by the applicable Preferred Withdrawal Percentage.

B =	The amount required to meet minimum distribution requirements for the Contract under the Code.

Your Contract Value is the sum of your Strategy Values. See “Strategy Account and Contract Values – Strategy Value and Contract Value.”

The Preferred Withdrawal Percentage is determined according to a schedule. For the first six Contract Years, the Preferred Withdrawal Percentage is 7.00%. After the sixth Contract Year, the Preferred Withdrawal Percentage is 10.00%.

At any point during a given Contract Year, the total dollar amount of Gross Withdrawals that you may take under the Contract without taking a Non-Preferred Withdrawal is represented by your Remaining Preferred Withdrawal Amount. Each Gross Withdrawal during a Contract Year will decrease your Remaining Preferred Withdrawal Amount dollar-for-dollar until the Remaining Preferred Withdrawal Amount equals zero. Once your Remaining Preferred Withdrawal Amount equals zero, all Gross Withdrawals taken during the remainder of the Contract Year will be treated as Non-Preferred Withdrawals. Depending on your Remaining Preferred Withdrawal Amount, a Gross Withdrawal may be treated as a Preferred Withdrawal, a Non-Preferred Withdrawal, or a combination of both.

Why Should I Avoid Taking Non-Preferred Withdrawals? While the ability to take Non-Preferred Withdrawals provides an additional level of liquidity for Strategy Accounts prior to their Strategy Term End Dates, to the extent possible, you should carefully manage the amount of your partial withdrawals, and the timing of any full surrender, to avoid taking Non-Preferred Withdrawals for the following reasons:

●

Interim Earnings Percentage – When you take a Strategy Non-Preferred Withdrawal prior to the Strategy Term End Date, we use the IEP rather than the SEP to calculate the Interim Strategy Earnings. When the IEP is used to calculate Interim Strategy Earnings, you will receive a lower positive interest rate, or potentially a more negative interest rate, than if such Interim Strategy Earnings were calculated using the SEP.

●

Contingent Deferred Sales Charges – Non-Preferred Withdrawals may be subject to CDSCs. The amount of the CDSC, if any, will depend on the number of Contract Years that you have completed when you take a Non-Preferred Withdrawal. The schedule below sets forth the CDSCs under the Contract. The CDSC schedule starts at 6.00% and declines with each completed Contract Year until it reaches 0%.

Number of Completed Contract Years	CDSC Percentage (as a percentage of the CDSC Base)
0	6.00%
1	5.00%
2	4.00%
3	3.00%
4	2.00%
5	1.00%
6+	0.00%

The CDSC Base equals the amount of the Non-Preferred Withdrawal. If a Non-Preferred Withdrawal represents only a portion of a Gross Withdrawal, the CDSC Base equals only the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal. There are circumstances under which we will or may waive or reduce a CDSC.

A CDSC will always reduce the amount of your Cash Withdrawal.

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Market Value Adjustment – Non-Preferred Withdrawals are subject to MVAs during the MVA Period, which lasts until you have completed six Contract Years. An MVA is intended to approximate, without duplicating, our experience when we liquidate fixed-income assets in order to satisfy our payment obligations under the Contract.

An MVA—which may be positive, negative, or equal to zero—is assessed on the MVA Base. The MVA Base equals the amount of the Non-Preferred Withdrawal. If a Non-Preferred Withdrawal represents only a portion of a Gross Withdrawal, the MVA Base equals only the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal. There are circumstances under which we will or may waive an MVA.

A negative MVA will always reduce the amount of your Cash Withdrawal. A positive MVA will always increase the amount of your Cash Withdrawal. A MVA equal to zero will have no effect on your Cash Withdrawal.

See “Contingent Deferred Sales Charge and Market Value Adjustment – Market Value Adjustment” for an explanation of how we calculate an MVA.

Does the Contract provide a death benefit? Yes. Prior to the Annuitization Date, the Death Benefit is triggered on the death of the Annuitant (or the Co-Annuitant, if any), provided that (i) the death occurs prior to the Annuitization Date; (ii) the Contract is in force at the time of the death; and (iii) there is no Contingent Annuitant. Except as otherwise provided in this prospectus, the Death Benefit will equal the Contract Accumulation Value (which may be more, less, or equal to your Contract Value). Surviving spouses are permitted to continue the Contract as described in this prospectus, subject to certain restrictions.

What annuity payment options are available once I reach the Annuitization Date? Subject to certain restrictions described in this prospectus, you may select from the following three annuity payment options under the Contract:

●	Single life annuity;

●	Joint and Survivor Annuity; or

●	Single life annuity with 120 months or 240 months term certain.

Other annuity payments options may be available. If no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically select the single life annuity with 240 month term certain for you. Once an annuity payment option is selected—whether by you or automatically by us—it may not be changed. All annuity payments are paid on a fixed basis.

How do I contact Nationwide? If you need more information, or you wish to submit a request, you should contact us at our Service Center:

By Mail	P.O. Box 182021, Columbus, Ohio 43218-2021
By Phone	1-800-848-6331 (TDD 1-800-238-3035)
By Fax	1-888-634-4472
On the Internet	www.nationwide.com

RISK FACTORS

The purchase and maintenance of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract or deciding whether to maintain the Contract.

GENERAL LIQUIDITY RISK

We designed the Contract to be a long-term investment, not a short-term investment. You may take partial withdrawals or a full surrender at any time while your Contract is invested in one or more Strategies, but there may be negative consequences for doing so if any such withdrawal or full surrender involves a Non-Preferred Withdrawal. See “Non-Preferred Withdrawal Risk” below. In addition, any partial withdrawal or full surrender may also be subject to a 10% additional federal tax if taken before age 59 1⁄2. If you plan on taking Non-Preferred Withdrawals, or if you plan to take partial withdrawals or a full surrender prior to age 59 1⁄2, this Contract may not be appropriate for you.

We may defer payment for a partial withdrawal or full surrender under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. There are other circumstances under which we may delay the payment of partial withdrawals or full surrenders, as described in this prospectus. See “Withdrawals – General.”

It is not possible to take withdrawals or surrender your Contract once you reach the Annuitization Date.

TRANSFER RISK

The extent to which you may transfer Strategy Value among the Strategies is restricted. Strategy Value in a Strategy Account cannot be transferred until the end of the Strategy Term, and you cannot transfer Strategy Value into a Strategy Account while its Strategy Term is ongoing. This restricts your ability to react to changes in market conditions during a Strategy Term other than through withdrawals and by exercising the Lock-In feature, which also has risks. You should consider whether the inability to reallocate Strategy Value at any time is consistent with your financial needs.

In order to transfer Strategy Value from a Strategy Account on the Strategy Term End Date to another Strategy that is available for investment, we must receive your transfer request prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date). If we do not receive such a transfer request, your Strategy Value will be treated in the following manner:

●

If the same Strategy is available for investment for another Strategy Term, your Strategy Value will remain in the same Strategy, but with the Crediting Factors that we declare for the upcoming Strategy Term. This will occur even if the new Crediting Factors are different from the Strategy’s Crediting Factors for the previous Strategy Term or since you last selected that Strategy for investment. The Strategy may no longer be appropriate for your investment goals.

●	If the same Strategy is no longer available for investment, the Strategy Value will be transferred to the Default Option for a Strategy Term.

If your Strategy Value is invested in the same Strategy or the Default Option as described above, and you do not wish to be invested in that Strategy or the Default Option, your only option will be to fully surrender the Contract. You can take a partial withdrawal to mitigate your unwanted investment exposure, but if you are invested in multiple Strategies, you cannot instruct us to take the partial withdrawal solely from the undesired Strategy Account. Instead, your partial withdrawal will be allocated among all of your Strategy Accounts. In addition, taking a partial withdrawal or full surrender may result in a Non-Preferred Withdrawal. See “Non-Preferred Withdrawal Risk” below. Taking a partial withdrawal or a full surrender may also have negative tax consequences.

INDEX RISK

When you invest in a Strategy for a Strategy Term, you are not directly participating in the performance of any stocks or other assets. Instead, the performance of the Strategy depends (in part) on the performance of its Index over the course of the Strategy Term. The performance of an Index is based on changes in the values of the securities or other assets that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative index performance may cause you to realize investment losses. Your investment losses may be significant.

The historical performance of an Index or a Strategy does not guarantee future results. It is impossible to predict whether an Index or a Strategy will perform positively or negatively over the course of a Strategy Term.

While it is not possible to invest directly in an Index under the Contract or otherwise, when you invest in a Strategy, you are indirectly exposed to the investment risks associated with its Index. If you invest in a Strategy that has an Index with higher investment risks, your investment in that Strategy indirectly exposes you to those higher investments risks.

Because the Indexes under the Contract are all comprised or defined (at least in part) by a collection of equity securities, each Index is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security or asset to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

Provided below is a summary of other important investment risks to which each Index under the Contract is exposed. For more information on the Indexes, see “Strategies – Indexes.”

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S&P 500® Index – The S&P 500® Index is comprised of stocks issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●

J.P. Morgan Mozaic IISM Index – The J.P. Morgan Mozaic IISM Index (or “J.P. Morgan Index”) is comprised of futures contracts referencing a diversified group of equity, fixed income, and commodity assets (in the case of the commodity futures contracts, by reference to a group of commodity sector indices). A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset at a specified future date. The market value of a futures contract is affected by the price or value of the underlying asset referenced by the contract. In general, while the value of a futures contract may or may not track the price or value of the referenced asset, as the price or value of the referenced asset rises (or falls), the market value of the futures contract will generally rise (or fall)). The market value of a futures contract is affected by other factors in addition to the referenced asset’s price or value, including but not limited to changing supply and demand relationships, interest rates, governmental and regulatory policies, and the policies of exchanges on which futures contracts trade. In addition, futures markets are subject to disruptions due to various factors, including lack of liquidity, participation of speculators, and government regulation and intervention. These factors and others can cause the price of futures contracts to be volatile and could adversely affect the value of the index. The index is currently comprised solely of futures contracts (or indices referencing futures contracts) traded on regulated futures exchanges, but the index may in the future include over-the-counter contracts traded through facilities that are subject to lesser degrees of regulation or no substantive regulation.

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The J.P. Morgan Index’s equity components expose the index to the performance of stock markets. The index gains exposure to stock market performance by including specific futures contracts that track various U.S. and foreign stock market indexes. The index’s equity futures contracts reference the S&P 500® Index (comprised of large-capitalization U.S. companies), Nasdaq-100 Index® (comprised of large-capitalization non-financial U.S. and foreign companies traded on The Nasdaq Stock Market), Russell 2000® Index (comprised of small-capitalization U.S. companies), DAX® Index (comprised of large-capitalization companies traded on the Frankfurt Stock Exchange), FTSE® 100 Index (comprised of large-capitalization companies traded on the London Stock Exchange), and Tokyo Stock Price Index (TOPIX®) (comprised of large-capitalization traded on the Tokyo Stock Exchange). In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies, and small-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changes in currency exchange rates; and greater political, regulatory, and economic uncertainty).

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The J.P. Morgan Index’s fixed income components expose the index to the performance of a group of U.S. and foreign government bonds. The index gains exposure to these government bonds by including futures contracts that reference U.S. Treasury notes (notes issued by the U.S. government), Euro Bunds (bonds issued by the German federal government), Gilts (bonds issued by the U.K. government), and JBGs (bonds issued by the Japanese government). The value of fixed income investments like bonds are subject to investment risks such as interest rate risk (i.e., negative fluctuations in market value due to changes in interest rates) and credit risk (i.e., the risk of default). The prices of government bonds are significantly influenced by the creditworthiness of the governments that issue them. U.S. rating agencies have downgraded the creditworthiness and/or assigned negative outlooks to many governments worldwide, including the U.S., U.K., Germany, and Japan, and may continue to do so in the future.

The index’s exposure to its fixed income components may be greater, perhaps significantly greater, than its exposure to its equity or commodities components. If the index has greater exposure to its fixed income components, a change in the value of the index’s fixed income futures contracts may have a greater impact on the index’s return than a change in the value of the index’s equity or commodities components.

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The J.P. Morgan Index’s commodities components expose the index to the performance of commodities in the energy, industrial metal, and precious metal sectors. The index gains exposure to these commodities by including futures contracts that reference commodities such as crude oil, ULS diesel, natural gas, RBOB gasoline, aluminum, copper, lead, nickel, tin, zinc, gold, platinum, and silver. Global prices of commodities are primarily affected by the global supply and demand, but they are also significantly influenced, among other factors, by speculative actions, currency exchange rates, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities, and sudden disruptions in supply. These factors and others may cause the performance of commodity investments to be extremely volatile and unpredictable.

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The J.P. Morgan Index may use leverage to increase return from its equity, fixed income, or commodities components. When a component is leveraged, any price movements for that component will result in greater changes in the index’s value than if leverage were not used. In particular, the use of leverage will magnify any negative performance which, in turn, could adversely affect the value of the index.

The J.P. Morgan Index utilizes a rules-based methodology based on momentum and smoothing volatility. The index’s methodology identifies market directions in trending markets. As such, the index may not perform well in markets characterized by short-term volatility.

On a monthly basis, the index is rebalanced to strategically adjust its composition to include the equity, fixed income, and commodities components with the greatest returns over the previous six months, and those components are weighted based on the index’s target annualized volatility. There can be no assurance that the index’s methodology will generate positive performance or achieve its target volatility. As part of its methodology for seeking the target volatility, the index may not be fully exposed to its equity, fixed income, or commodity components at all times. Any portion of the index without market exposure will not participate in positive market movements.

The J.P. Morgan Index also includes a “stop-loss” feature. If on any day the overall index’s weekly return is less than -3%, the index removes its market exposure entirely. After one week, the index re-establishes its market exposure. The stop-loss feature may reduce the risk of potential short-term loss in the index during a period of significant market distress but may also cause the index to miss a potential recovery in the underlying asset classes.

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MSCI EAFE Index – The MSCI EAFE Index is comprised of stocks issued by large- and mid-capitalization companies in developed markets, including stocks of companies in Europe, Australia, and the Far East (excluding the U.S. and Canada). In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changes in currency exchange rates; and greater political, regulatory, and economic uncertainty).

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NYSE® Zebra Edge® Index – The NYSE® Zebra Edge® Index is primarily comprised of stocks of large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. The index may also include U.S. Treasury bond futures. Fixed income investments like U.S. Treasury bonds are subject to investment risks such as interest rate risk (i.e., negative fluctuations in market value due to changes in interest rates) and credit risk (i.e., the risk of default). To the extent that the index includes U.S. Treasury bond futures, it is exposed to the risks associated with fixed income investments. U.S. Treasury bonds and futures may not experience (and historically have not experienced) the growth rate of equity investments.

The NYSE® Zebra Edge® Index is an equally-weighted index that uses a rules-based contrarian methodology favoring “cool” stocks over “hot” stocks within the universe of the 500 stocks included in the NYSE® U.S. Large Cap Equal Weight IndexTM. Cool stocks are stocks that have experienced lower trading frequency over the last two years and lower volatility over the last three months and one year. Hot stocks are stocks that have experienced the highest trading frequency over the last two years and the highest volatility over the last three months and one year. The index rebalances quarterly based on its methodology. There can be no assurance that the index’s methodology will generate positive performance.

The NYSE® Zebra Edge® Index also rebalances daily as part of its risk control process designed to mitigate volatility. When certain volatility thresholds are triggered, the index moves a portion of its equity allocation to U.S. Treasury futures or cash. The index’s exposure to U.S. Treasury futures and cash is adjusted on a daily basis. To the extent that the index reduces its exposure to the equity markets, the index will not be fully participating in any equity market growth. The risk control overlay strategies may not successfully manage volatility.

NON-PREFERRED WITHDRAWAL RISK

To the extent possible, you should carefully manage the amount of your partial withdrawals, and the timing of any full surrender, to avoid taking Non-Preferred Withdrawals (which, in turn, result in taking Strategy Non-Preferred Withdrawals).

Non-Preferred Withdrawals may be subject to CDSCs. The amount of a CDSC, if any, will depend on the amount of a Non-Preferred Withdrawal and the number of Contract Years that you have completed when you take a Non-Preferred Withdrawal. The CDSC schedule starts at 6.00% and declines with each completed Contract Year until it reaches 0% after six completed Contract Years. When a CDSC applies to a Non-Preferred Withdrawal, the CDSC will reduce the amount of your Cash Withdrawal. Preferred Withdrawals are not subject to CDSCs.

Non-Preferred Withdrawals are subject to MVAs during the MVA Period, which lasts until you have completed six Contract Years. An MVA—which may be positive, negative, or equal to zero—is assessed as a percentage of the Non-Preferred Withdrawal. If an MVA is negative, the MVA will reduce the amount of your Cash Withdrawal. Preferred Withdrawals are not subject to MVAs.

When you take a Strategy Non-Preferred Withdrawal prior to the Strategy Term End Date, we use the Interim Earnings Percentage (or IEP) rather than the Strategy Earnings Percentage (or SEP) to calculate Interim Strategy Earnings. The IEP formula is typically less favorable to you than the SEP formula, which is used to calculate any Interim Strategy Earnings when you take a Preferred Withdrawal. The SEP formula is more favorable to you than the IEP formula for two reasons:

●	When you stand to receive positive Interim Strategy Earnings, the IEP formula will result in a lower positive interest rate than the SEP formula.

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When you stand to receive negative Interim Strategy Earnings, the most negative interest rate possible under the SEP formula will be less negative than the most negative interest rate possible under the IEP formula. This is due to the manner in which the Non-Preferred Withdrawal Adjustment Percentage is applied to the Protection Level within the IEP formula.

NON-PREFERRED WITHDRAWAL ADJUSTMENT PERCENTAGE RISK

The Non-Preferred Withdrawal Adjustment Percentage is a factor in the calculation of the IEP. The Non-Preferred Withdrawal Adjustment Percentage represents a percentage that may negatively impact the IEP when a Strategy Non-Preferred Withdrawal is taken prior to the end of a Strategy Term.

Within the IEP formula, the manner in which the Non-Preferred Withdrawal Adjustment Percentage is applied causes the most negative interest rate possible under the IEP formula to be more negative than the most negative interest possible under the SEP formula. Under the SEP formula, the SEP will never be lower than: Protection Level – 100%. Under the IEP formula, the IEP will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).

The potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the IEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, the lowest possible IEP for a Strategy during a Strategy Term will gradually increase as the Strategy Term elapses.

Based on the IEP formula, the potential impact of a Non-Preferred Withdrawal Adjustment Percentage is directly related to the length of a Strategy Term. For example, if two Strategies have the same Non-Preferred Withdrawal Adjustment Percentage but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term, the potential impact of the Non-Preferred Withdrawal Adjustment Percentage for the three-year Strategy Term is three times greater than for the one-year Strategy Term. As such, when comparing Strategies with Strategy Terms of the same length but different Non-Preferred Withdrawal Adjustment Percentages, a higher Non-Preferred Withdrawal Adjustment Percentage is always more unfavorable to you than a lower Non-Preferred Withdrawal Adjustment Percentage.

When selecting a Strategy for investment, you should not select a Strategy based on the Non-Preferred Withdrawal Adjustment Percentage in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. In addition, if you do not take any Non-Preferred Withdrawals, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings. Even if you take a Non-Preferred Withdrawal, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings unless the IEP is so negative that it triggers your downside protection within the IEP formula. You should consult with a financial professional prior to selecting a Strategy for investment.

LIMITED GROWTH POTENTIAL RISK (STRATEGY SPREAD AND INDEX MULTIPLIER RISK)

When you invest in a Strategy, the growth (or upside) potential of your investment is not capped, but if your Strategy has a Strategy Spread greater than zero, it will reduce the upside potential of your investment. In addition, if the Index Multiplier is less than 1, the Index Multiplier will dampen the upside potential of your investment.

As part of the process for calculating Strategy Earnings for a Strategy Account, we calculate the Strategy Change Percentage (or SCP), which is then used to calculate the Strategy Earnings Percentage (or SEP) and Interim Earnings Percentage (or IEP). See “Calculation of Strategy Earnings.” As described under “Calculation of Strategy Earnings – Strategy Change Percentage (SCP),” the SCP is effectively an adjusted Index Change after the application of the Strategy Spread and the Index Multiplier within the SCP formula.

The Strategy Spread represents an annualized percentage rate that always has the effect of reducing the SCP within the SCP formula. The effect of the Strategy Spread gradually increases over the course of the Strategy Term, reaching its full potential impact on the Strategy Term End Date. Because the Strategy Spread is an annualized percentage, if two Strategies with the same Strategy Spreads have Strategy Terms that differ in length, then over the course of a single Strategy Term, the potential impact of the Strategy Spread for the longer Strategy will be greater than for the shorter Strategy.

●	When comparing Strategies with Strategy Terms that are the same length, you should understand that a higher Strategy Spread is always more unfavorable to you than a lower Strategy Spread.

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When comparing Strategies with Strategy Terms that differ in length, a higher Strategy Spread will always be more unfavorable to you on an annual basis, but the overall impact of a lower Strategy Spread over a multi-year Strategy Term may be more unfavorable to you than the overall impact of a higher Strategy Spread over a shorter Strategy Term.

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If you plan to hold the Contract for multiple Strategy Terms, you should also consider the cumulative effect that Strategy Spreads have over multiple Strategy Terms. For example, assume two Strategies have the same Strategy Spread, but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term. If you invested in the one-year Strategy for three consecutive Strategy Terms, the cumulative impact of the Strategy Spread(s) for the one-year Strategy (over three consecutive Strategy Terms) and the three-year Strategy Term would be the same.

The Index Multiplier represents the proportion of Index performance that is reflected in the SCP. Within the formula for calculating the SCP, the Index Multiplier may have the effect of amplifying or dampening the SCP (or neither).

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If the Index Multiplier is greater than 1, the Index Multiplier will amplify the SCP, resulting in more upside potential when the Index Change is positive but more downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

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If the Index Multiplier is lower than 1, the Index Multiplier will dampen the SCP, resulting in less upside potential when the Index Change is positive but less downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

●	If the Index Multiplier is equal to 1, the Index Multiplier will neither amplify nor dampen the SCP within the SCP formula.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation, including the Index Multiplier or the Strategy Spread. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.

LOCK-IN RISK

Under the Lock-In feature, you may lock-in an Index Value for a Strategy Account prior to the Strategy Term End Date. If you exercise the Lock-In feature, the Index Value that is next calculated after we receive your request will be locked-in for purposes of calculating the Index Change for the remainder of the Strategy Term. You should consider the following risks related to the Lock-In feature:

●	You may exercise the Lock-In feature only once during a Strategy Term for a Strategy Account. Once you exercise the Lock-In feature for a Strategy Account, it may not be revoked.

●	Once you exercise the Lock-In feature for a Strategy Account, you will no longer participate in the Index’s performance for the remainder of the Strategy Term, even if the Index performs positively.

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As a result of locking-in an Index Value, the Index Change will not change for the remainder of the Strategy Term. However, the Index Change is not the only factor when calculating your Strategy Earnings. Neither the SCP, SEP, nor IEP will be locked-in and will continue to change (perhaps negatively) over the course of the Strategy Term.

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Even if you lock-in an Index Value that, in turn, locks-in a positive Index Change, it may be possible to receive negative Strategy Earnings. For example, if you lock-in a positive Index Change you may receive negative Strategy Earnings if the Strategy Spread that is deducted at the end of the Strategy Term is greater than the Index Change that was locked-in.

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You should carefully consider the merits of locking in a negative Index Change. If you lock-in an Index Value that, in turn, locks-in a negative Index Change, it will not be possible to receive positive Strategy Earnings throughout the remainder of the Strategy Term. You will receive negative Term Strategy Earnings on the Strategy Term End Date and negative Interim Strategy Earnings if you take a Strategy Preferred Withdrawal or Strategy Non-Preferred Withdrawal prior to the Strategy Term End Date. Under such circumstances, it is possible that you would have realized less losses or no losses if you exercised the Lock-In feature at a different time or not at all.

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Although you may contact our Service Center to obtain the last calculated Index Value, you will not know the locked-in Index Value in advance. This is because we lock-in the Index Value next calculated after we receive your request. The Index Value that is locked-in may be lower than the Index Value that you last obtained or that was last calculated prior to receiving your request.

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We will not provide advice or notify you regarding whether you should exercise the Lock-In feature or the optimal time for doing so. You bear the risk that you will fail to exercise the Lock-In feature at the optimal time during a Strategy Term. You also bear the risk that you will exercise the Lock-In feature at a sub-optimal time during a Strategy Term. We will not warn you if you exercise the Lock-In feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Lock-In feature.

CHANGES TO CREDITING FACTORS RISK

Except in the limited circumstances under which we may substitute an Index, the Crediting Factors for a Strategy will not change for the duration of an ongoing Strategy Term. However, the Crediting Factors for a Strategy, including the Index, may change from Strategy Term to Strategy Term. Other than the guaranteed minimums and maximums associated with a Strategy’s Crediting Factors, which will not change for the entire time that the Strategy is offered under the Contract, there is no guarantee that a Strategy’s current Crediting Factors will remain the same while you own the Contract.

You do not have the right to reject any Crediting Factors that we declare for a future Strategy Term. If you do not wish to invest in any of the Strategies, your only option will be to fully surrender your Contract. A full surrender may be treated (in whole or in part) as a Non-Preferred Withdrawal, which may be subject to a CDSC and an MVA, and any Interim Strategy Earnings on the Non-Preferred Withdrawal would be calculated using the Interim Earnings Percentage (or IEP). A full surrender may also have negative tax consequences.

You should evaluate whether our ability to change Crediting Factors, and your inability to reject such changes, is consistent with your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate for you based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described throughout this prospectus.

INDEX SUBSTITUTION RISK

The Index for a Strategy generally will not change for the duration of an ongoing Strategy Term. However, we may substitute the Index during a Strategy Term in limited circumstances. Subject to regulatory approval, we may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If we substitute an Index, the new Index will be similar in composition to the old Index. We will seek to notify you at least 30 days prior to substituting an Index for any Strategy in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.

You will have no right to reject the substitution of an Index. If we substitute the Index for a Strategy in which you are invested, you will not be permitted to transfer your Strategy Value until the end of the Strategy Term. See “Transfer Risk” above.

If we substitute the Index for a Strategy in which you are invested, the performance of the new Index may differ significantly from the performance of the old Index. This may negatively affect the Strategy Earnings credited to your Strategy Account and the Index Values that you can lock-in under the Lock-In feature.

RIGHT TO EXAMINE RISK

Under state insurance laws, you have the right, during a limited period of time, to examine the Contract and decide if you want to keep it or cancel it. This right is referred to as a “free look” right. The length of this time period depends on state law and may vary depending on whether the purchase is a replacement of another annuity contract. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.

Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of Contract Accumulation Value for free look cancellations, Nationwide will return the Contract Accumulation Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding. It is possible that your Contract Accumulation Value may be less than your Purchase Payment.

NATIONWIDE’S FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY RISK

Our general account assets support our guarantees under the Contract and are subject to claims by our creditors. As such, our guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting our guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under “Nationwide Life Insurance Company and Subsidiaries.”

To request additional information about Nationwide, contact the Service Center.

CYBER SECURITY RISK

Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption, and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites, and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and Contract values. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses due to cyber-attacks or information security breaches in the future.

Cyber-attacks may negatively affect your investment in the Contract. In the event that values under your Contract are adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore such levels to the levels that they would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impact to values under your Contract that result from your or your designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.

GENERAL INFORMATION ABOUT THE CONTRACT

THE CONTRACT

This prospectus describes the Contract. The Contract is an agreement between Nationwide and you, the Contract Owner or Joint Owner. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Under the Contract, you use your Purchase Payment or Contract Value to invest in one or more of the index-linked Strategies that we offer under the Contract, each including a level of downside protection. The return on your investment in a Strategy depends (in part) on the performance of the Strategy’s Index over the course of its Strategy Term. The value of your Contract will increase or decrease depending on the amount of Strategy Earnings that we credit to your Contract. Strategy Earnings may be positive, negative, or equal to zero.

On the Annuitization Date, if it occurs, we promise to begin paying annuity payments based on the amount annuitized and the annuity payment option selected. You may not invest in the Strategies once you reach the Annuitization Date.

The Contract has a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant (or the Co-Annuitant, if any). A surviving spouse may be eligible to continue the Contract. See “Death Benefit and Succession Rights.”

All payments under the Contract are subject to the terms and conditions described in this prospectus, as well as our financial strength and claims-paying ability.

The Contract is available as a Non-Qualified Contract, which will provide you with certain tax deferral features under the Code. If you purchase the Contract as an Individual Retirement Account or Roth IRA, the Contract will not provide you with any additional tax deferral benefits.

STATE VARIATIONS

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine and cancel periods. The state in which your Contract is issued also governs whether certain features will vary under your Contract. Please see your Contract for the material rights and obligations specific to you. All material rights and obligations under your Contract will be included in your Contract or in riders or endorsements attached to your Contract. To review a copy of your Contract and any riders or endorsements, contact the Service Center.

PREMIUM TAXES

We will charge against your Contract any premium taxes levied by a state or other government entity in connection with your Contract. Premium tax rates currently range from 0% to 5.0%. This range is subject to change. The method that we use to assess premium taxes will be determined by us at our sole discretion in compliance with state law. Nationwide will assess premium taxes to the Contract at the time Nationwide is assessed the premium taxes by the state. Premium taxes may be deducted from death benefit proceeds.

NON-PARTICIPATING

The Contract is non-participating, meaning that the Contract will not share in our profits or surplus.

ASSIGNMENT

To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. The Contract Owner may request to assign or transfer rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it.

If we consent to an assignment, the assignment takes effect on the date it is signed, unless otherwise specified by the request. We are not responsible for the validity of an assignment, any tax consequences of any assignment, or for any payment or other settlement made prior to our receipt and consent of and assignment.

Upon assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value (rather than the Contract Accumulation Value) unless the requirements specified under “Death Benefit and Succession Rights – Calculation of the Death Benefit” are satisfied.

PURCHASING THE CONTRACT

PURCHASE PAYMENT

The Contract is issued in consideration of the single Purchase Payment paid by the Contract Owner. Only one Purchase Payment is allowed under the Contract. The minimum Purchase Payment is $25,000.

Your Purchase Payment should be made payable to Nationwide Life Insurance Company and submitted to our Service Center. Your Purchase Payment must be made in U.S. dollars and must be in a form acceptable to us. You may choose to make your Purchase Payment by personal check, Electronic Funds Transfer (EFT), or wire transfer. We will not accept a Purchase Payment in cash, by credit card, or by money order or travelers check. We reserve the right not to accept third-party checks.

We reserve the right to reject a Purchase Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Purchase Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the Date of Issue.

Unless we agree in writing, we will not accept your Purchase Payment if your Purchase Payment plus any other purchase payments for any other annuity contracts issued by Nationwide to the Contract Owner, Annuitant, Co-Annuitant, or Contingent Annuitant exceeds $1,000,000.

We reserve the right to refuse any application for the Contract. If we refuse your application, we will return your Purchase Payment.

We may be required to provide information about your Contract to government regulators. If mandated under applicable law, we may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.

DATE OF ISSUE

The Date of Issue is the date we issue your Contract. Your Purchase Payment is applied to the Contract on the Date of Issue. The Date of Issue will be the date as of which we have both received your Purchase Payment and approved your Contract application.

ALLOCATING YOUR PURCHASE PAYMENT

You tell us how to apply your Purchase Payment by specifying in the Contract application your desired allocation among the Strategies that are available for investment on the Date of Issue. You may invest your Purchase Payment in a single Strategy or in multiple Strategies. You may be invested in no more than five Strategy Accounts at any given time.

RIGHT TO EXAMINE AND CANCEL

You have the right to examine and cancel the Contract. If you elect to cancel the Contract, you may return it to the Service Center within a certain period of time known as the “free look” period. Depending on the state in which the Contract was purchased (and, in some states, if the Contract is purchased as a replacement for another annuity contract), the free look period may be 10 days or longer. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.

Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of Contract Accumulation Value for free look cancellations, Nationwide will return the Contract Accumulation Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding.

PARTIAL NON-PREFERRED WITHDRAWAL TREATED AS A FULL SURRENDER

Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if the following three criteria exist: (i) any portion of the partial withdrawal is a Non-Preferred Withdrawal; (ii) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (iii) the Purchase Payment minus the sum of any Gross Withdrawals since the Date if Issue is less than $5,000.

PARTIES TO THE CONTRACT AND RELATED PERSONS

Nationwide and the Contract Owner (including any Joint Owner) are the parties to the Contract. Other related persons—including any Annuitant, Contingent Annuitant, Beneficiary, and Contingent Beneficiary—have certain rights under the Contract. If the person purchasing the Contract names someone else as the Contract Owner, the purchaser will have no rights under the Contract unless he or she is named under the Contract as one of the other related persons listed above.

NATIONWIDE

Nationwide issues the Contract to the Contract Owner (and any Joint Owner). Nationwide assumes certain risks and promises to make certain payments under the Contract, as described in this prospectus.

CONTRACT OWNER

The Contract Owner has all rights under the Contract before the Annuitization Date, unless a Joint Owner is named, in which case the Contract Owner and the Joint Owner have equal rights under the Contract before the Annuitization Date. If you are purchasing the Contract for someone else and you will not be a Contract Owner, then you will have no rights under the Contract.

As of the Annuitization Date, the Annuitant(s) exercise all remaining rights under the Contract. See “Annuitization.”

JOINT OWNER

If a Contract has a Joint Owner, the Contract Owner and the Joint Owner have an undivided interest in the Contract.

Non-Qualified Contract Owners can name a Joint Owner at any time before the Annuitization Date. However, Joint Owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal Joint Owners. Joint ownership is not permitted for Contracts owned by a non-natural Contract Owner.

Generally, the exercise of any ownership rights under the Contract must be in writing and signed by both Joint Owners. However, if a written election, signed by both Contract Owners, authorizing Nationwide to allow the exercise of ownership rights independently by either Joint Owner is submitted, Nationwide will permit Joint Owners to act independently. If such an authorization is submitted, Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either Joint Owner.

If either Joint Owner dies before the Annuitization Date, the Contract continues with the surviving Joint Owner as the remaining Contract Owner.

ANNUITANT, CO-ANNUITANT, AND CONTINGENT ANNUITANT

Annuitant

The Annuitant is the person who will receive annuity payments once you reach the Annuitization Date. The Annuitant is also the person whose death prior to the Annuitization Date triggers payment of the Death Benefit.

On the Date of Issue, the Annuitant must be age 85 or younger unless we approve a request to name an older Annuitant.

Only Non-Qualified Contract Owners may name someone other than himself/herself as the Annuitant. The Contract Owner may not name a new Annuitant without Nationwide’s consent.

Co-Annuitant

A Co-Annuitant may be named under the Contract. When a Co-Annuitant is named, the Co-Annuitant is considered an Annuitant under the Contract.

A Co-Annuitant must be the Annuitant’s spouse. The Co-Annuitant must be named at the time of application and will receive the benefit of the Spousal Continuation Death Benefit, provided all the requirements set forth under “Death Benefit and Succession Rights – Spousal Continuation Death Benefit” are met.

If either Co-Annuitant dies before the Annuitization Date, the surviving Co-Annuitant may continue the Contract and will receive the benefit of the Spousal Continuation Death Benefit.

On the Date of Issue, the Co-Annuitant must be age 85 or younger unless we approve a request to name an older Co-Annuitant. A Co-Annuitant cannot be named if a Contingent Annuitant is named.

Contingent Annuitant

If the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant. If the Contingent Annuitant becomes the Annuitant, all provisions of the Contract which are based on the death of the Annuitant will become based on the death of the Contingent Annuitant. In addition, once the Contingent Annuitant becomes the Annuitant, a new Contingent Annuitant cannot be named.

Only Non-Qualified Contract Owners may name a Contingent Annuitant.

On the Date of Issue, the Contingent Annuitant must be age 85 or younger unless we approve a request to name an older Contingent Annuitant. A Contingent Annuitant cannot be named if a Co-Annuitant is named.

BENEFICIARIES AND CONTINGENT BENEFICIARIES

The Beneficiary is the person who is entitled to the Death Benefit if the Annuitant (and Contingent Annuitant, if applicable) dies before the Annuitization Date and there is no Joint Owner. The Contract Owner can name more than one Beneficiary. Multiple Beneficiaries will share the Death Benefit equally, unless otherwise specified.

A Contingent Beneficiary will succeed to the rights of the Beneficiary if no Beneficiary is alive when a Death Benefit is paid. The Contract Owner can name more than one Contingent Beneficiary. Multiple Contingent Beneficiaries will share the Death Benefit equally, unless otherwise specified.

Unless otherwise directed by the Contract Owner, the following applies with respect to Beneficiaries and Contingent Beneficiaries under the Contract:

●

After the death of the Contract Owner (and Joint Owner, if any), a Beneficiary may name a successor beneficiary. A successor beneficiary will have the right to receive any payment or rights under the Contract after the Beneficiary’s death to which the Beneficiary would have been entitled, if he or she were alive.

●	If there is more than one Beneficiary under the Contract, they share equally in any payment or rights under the Contract to which they are entitled.

●	If there is more than one Contingent Beneficiary under the Contract, they share equally in any payment under the Contract to which they are entitled.

CHANGES TO PERSONS NAMED UNDER THE CONTRACT

To the extent allowed by state law, we reserve the right to refuse our consent to any request to change the Contract Owner at any time on a non-discriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation. Prior to the Annuitization Date (and subject to any existing assignments), the Contract Owner may request to change the following:

●	Contract Owner (Non-Qualified Contracts only);

●	Joint Owner (must be the Contract Owner’s spouse);

●	Annuitant (subject to Nationwide’s underwriting and approval);

●	Contingent Annuitant (subject to Nationwide’s underwriting and approval);

●	Co-Annuitant (must be the Annuitant’s spouse);

●	Beneficiary; or

●	Contingent Beneficiary.

The Contract Owner must submit the request to Nationwide in writing and Nationwide must receive the request at the

Service Center before the Annuitization Date. Once Nationwide receives and records the change request, the change will be effective as of the date the written request was signed (unless otherwise specified by the Contract Owner), whether or not the Contract Owner or Annuitant is living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

Any request to change the Contract Owner must be signed by the existing Contract Owner and the person designated as the new Contract Owner. Nationwide may require a signature guarantee.

If the Contract Owner is not a natural person and there is a change of the Annuitant, distributions will be made as if the

Contract Owner died at the time of the change, regardless of whether the Contract Owner named a Contingent Annuitant.

Nationwide reserves the right to reject any change request that would alter the nature of the risk that Nationwide assumed when it originally issued the Contract.

Certain features under the Contract have specific requirements as to who can be named as the Contract

Owner, Annuitant, Co-Annuitant, and/or Beneficiary in order to receive the benefit of the feature. Changes to the parties to the Contract may result in the termination or loss of benefit of these features.

If we permit an assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value (rather than the Contract Accumulation Value) unless the requirements specified under “Death Benefit and Succession Rights – Calculation of the Death Benefit” are satisfied.

STRATEGIES

GENERAL

You may invest in one or more of the Strategies offered under the Contract. When you invest in a Strategy, you remain invested in that Strategy for the length of the Strategy Term. The total amount of Strategy Earnings credited over the life of your Contract, if any, will depend on the Strategies that you select for investment and the actions that you take under the Contract.

You have a Strategy Account for each Strategy in which you invest. If you are simultaneously invested in the same Strategy for Strategy Terms that began on different dates, those investments will be represented by separate Strategy Accounts. When Strategy Earnings are credited to you based on your investment in a Strategy, the Strategy Earnings are credited to your corresponding Strategy Account. Strategy Earnings are calculated separately for each Strategy Account.

The amount of Strategy Earnings credited to a Strategy Account during and at the end of a Strategy Term depends on several factors, including:

●	The Strategy’s Crediting Factors (including the Index);

●	The performance of the Strategy’s Index; and

●	The extent to which you take Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals, if any.

You may have no more than five Strategy Accounts at any given time.

We reserve the right to add or remove Strategies, subject to any necessary regulatory approval. We will not remove a Strategy during an ongoing Strategy Term.

STRATEGY TERMS

The Strategy Term for a Strategy is the length of time the Strategy will be linked to the performance of an Index, expressed in years. Each Strategy has its own Strategy Term. The lengths of Strategy Terms may vary among Strategies. In addition, the length of a Strategy Term for a Strategy may change from Strategy Term to Strategy Term.

A Strategy Term may begin on the Date of Issue or a Contract Anniversary. A Strategy Term ends on its Strategy Term End Date, which will be a Contract Anniversary.

The Strategy Term is one of the Crediting Factors associated with each Strategy. See “Crediting Factors – Strategy Term” for more information.

INDEXES

The Strategies are index-linked investment options. This means that the performance of a Strategy will depend, in part, on the performance of a particular market index (which we refer to as an “Index”) over the course of a Strategy Term. The Indexes among the Strategies may vary. In addition, the Index for a Strategy may change from Strategy Term to Strategy Term.

The Indexes for the Strategies that we are offering for investment currently include:

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S&P 500® Index – The S&P 500® is widely regarded as the best single gauge of large-cap U.S. equities. The index includes 500 leading companies and captures approximately 80% coverage of available market capitalization.

J.P. Morgan Mozaic IISM Index – The J.P. Morgan Mozaic IISM Index (or “J.P. Morgan Index”) tracks futures contracts referencing a diversified group of equity and fixed income assets, and indices referencing commodities future.

The index is an “excess return” (rather than “total return”) index as it tracks the value and roll returns on its component futures contracts and indices, but not does include any notional interest earned on cash deposited as collateral for the purchase of the corresponding futures contracts.

The J.P. Morgan Index utilizes a rules-based methodology based on momentum and smoothing volatility. On a monthly basis, the index is rebalanced to strategically adjust its exposure to the components with the greatest returns over the previous six months, and those components are weighted based on the index’s target annualized volatility. The index also includes a “stop-loss” feature. If on any day the overall index’s weekly return is less than -3%, the index removes its market exposure. After one week, the index re-establishes its market exposure.

Use of the J.P. Morgan Index in connection with annuity contracts has been exclusively licensed to Nationwide.

●

MSCI EAFE Index – The MSCI EAFE Index is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions and market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries.

●

NYSE® Zebra Edge® Index – The NYSE® Zebra Edge® Index is an equally-weighted index that uses a rules-based contrarian methodology favoring “cool” stocks over “hot” stocks within the universe of the 500 stocks included in the NYSE® U.S. Large Cap Equal Weight IndexTM. Cool stocks are stocks that have experienced lower trading frequency over the last two years and lower volatility over the last three months and one year. Hot stocks are stocks that have experienced the highest trading frequency over the last two years and the highest volatility over the last three months and one year. The index rebalances quarterly based on its methodology. The index also rebalances daily as part of its risk control process designed to mitigate volatility. When certain volatility thresholds are triggered, the index moves a portion of its equity allocation to U.S. Treasury futures or cash. The index’s exposure to U.S. Treasury futures and cash is adjusted on a daily basis.

We reserve the right to add or remove any Index in the future and to substitute an Index at any time, subject to necessary regulatory approvals. There is no guarantee that a Strategy using any of the Indexes listed above will always be available for investment.

An Index is one of the Crediting Factors associated with each Strategy. See “Crediting Factors – Index” for more information. See also “Risk Factors – Index Risk” for a description of investment risks associated with the Indexes.

STRATEGY EARNINGS

Strategy Earnings are the sum of any Term Strategy Earnings and Interim Strategy Earnings.

We credit Strategy Earnings to a Strategy Account on the Strategy Term End Date. We refer to this form of Strategy Earnings as “Term Strategy Earnings.” Term Strategy Earnings represent Strategy Earnings paid on the Strategy Value of a Strategy Account as of the Strategy Term End Date. Term Strategy Earnings take into account the performance of the Strategy’s Index over the course of the entire Strategy Term (except when the Lock-In feature has been exercised or in the event that the Index has been substituted).

We also credit Strategy Earnings to a Strategy Account when you take a partial withdrawal or full surrender prior to the Strategy Term End Date. We refer to this form of Strategy Earnings as “Interim Strategy Earnings.” Interim Strategy Earnings represent both (i) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Preferred Withdrawal and (ii) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Non-Preferred Withdrawal. Interim Strategy Earnings take into account the performance of the Strategy’s Index between the beginning of the Strategy Term and the date on which the partial withdrawal or full surrender was taken (except when the Lock-In feature has been exercised or in the event that the Index has been substituted). Interim Strategy Earnings are not credited on a Strategy’s Strategy Term End Date, because only Term Strategy Earnings are credited on a Strategy’s Strategy Term End Date.

If you exercise the Lock-In feature for a Strategy Account, Term Strategy Earnings and Interim Strategy Earnings will take into account the performance of the Strategy’s Index since the beginning of the Strategy Term until the Lock-In Date. See “Calculation of Strategy Earnings – Lock-In.”

See “Calculation of Strategy Earnings” for information about how Term Strategy Earnings and Interim Strategy Earnings are calculated.

ACTIONS ON STRATEGY TERM END DATES

At the end of a Strategy Term for a Strategy, you may take any of the permissible actions listed below.

●

Reinvest – You may reinvest some or all of your Strategy Value in the same Strategy for another Strategy Term, based on the Crediting Factors that we declare for the upcoming Strategy Term, assuming that the Strategy is available for investment.

●

Transfer – You may transfer some or all of your Strategy Value to another Strategy that is available for investment for a Strategy Term, based on the Crediting Factors that we declare for that Strategy’s upcoming Strategy Term.

●

Partial Withdrawal or Full Surrender – You may take a partial withdrawal or fully surrender the Contract, which will be treated as a Preferred Withdrawal and/or a Non-Preferred Withdrawal, depending on your Remaining Preferred Withdrawal Amount.

For each of your Strategy Accounts, at least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, and (iii) how to communicate your instructions to us regarding what to do with the Strategy Value invested in the maturing Strategy Account.

If we do not receive instructions from you prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), your Strategy Value in the maturing Strategy Account will be treated as follows:

●

If the maturing Strategy is available for reinvestment, your entire Strategy Value in the maturing Strategy Account will be reinvested in the same Strategy for another Strategy Term, but with the Crediting Factors that we declare for the upcoming Strategy Term.

●	If the maturing Strategy is not available for reinvestment, your entire Strategy Value in the maturing Strategy Account will be transferred to the Default Option.

If your Strategy Value is invested in the same Strategy or the Default Option as described above, and you do not wish to be invested in that Strategy or the Default Option, your only option will be to fully surrender the Contract. You can take a partial withdrawal to mitigate your unwanted investment exposure, but if you are invested in multiple Strategies, you cannot instruct us to take the partial withdrawal solely from the undesired Strategy Account. Instead, your partial withdrawal will be allocated among all of your Strategy Accounts. In addition, taking a partial withdrawal or full surrender may result in a Non-Preferred Withdrawal.

DEFAULT OPTION

As described above, if you have Strategy Value invested in a Strategy that will not be available for reinvestment for the next Strategy Term, and if we do not receive instructions from you prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), your entire Strategy Value in the maturing Strategy Account will be transferred to the Default Option. The Default Option is the 1-Year S&P 500 100% Protection Level Strategy. The Default Option’s other Crediting Factors, which include the Index Multiplier, Strategy Spread, and Non-Preferred Withdrawal Adjustment Percentage, will be sent to you at least 30 days prior to the end of the Strategy Term.

We will not change the Default Option unless the Index of the Default Option is discontinued or there is a substantial change to the calculation of the Index as described in “Crediting Factors – Indexes.” Any replacement Default Option will have a Strategy Term of 1 year and a Protection Level of 100%.

TRANSFERS BETWEEN STRATEGIES

On a Strategy Term End Date, you may transfer some or all of your Strategy Value in the maturing Strategy Account to another Strategy that is available for investment free of charge.

You are not permitted to transfer Strategy Value from a Strategy Account other than on its Strategy Term End Date. Nor are you permitted to transfer Strategy Value into a Strategy Account if its Strategy Term is ongoing.

If your Strategy Term End Date is a Business Day, a transfer request must be received by our Service Center prior to the close of business on that Business Day. If we do not receive a transfer request from you prior to the close of business on that Business Day, the transfer will not occur. If your Strategy Term End Date is not a Business Day, a transfer request must be received by our Service Center at least one Business Day prior to the Strategy Term End Date. If we do not receive a transfer request from you at least one Business Day prior to the Strategy Term End Date, the transfer will not occur. Transfer requests may be submitted in writing to our Service Center and must be signed by the Contract Owner. At our discretion, we may accept transfer requests by telephone or, if available, by Internet.

Your transfer request will not be deemed to be received by our Service Center until it is in good order. To be in good order, the transfer request must identify:

●	Your Contract Number;

●	The date of the first day of the upcoming Strategy Term;

●	The Strategy from which you are transferring Strategy Value and the amount(s) to be transferred; and

●	The Strategy (or Strategies) to which you are transferring Strategy Value and the amount(s) to be transferred.

STRATEGY ACCOUNT AND CONTRACT VALUES

As reflected in the table below, there are various values associated with each of your Strategy Accounts, and there are related values associated with your entire Contract. This section provides additional detail about each of these values.

Value Associated with a Strategy Account	Related Value Associated with the Entire Contract
Strategy Value	Contract Value
Strategy Accumulation Value	Contract Accumulation Value
Modified Strategy Value	Modified Contract Value
Strategy Remaining Preferred Withdrawal Amount	Remaining Preferred Withdrawal Amount

In addition to the values included in the table above, your Contract also has a Surrender Value. The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and after any applicable MVA. We may deduct taxes from the Surrender Value.

See “Appendix B: Surrender Value Examples” for examples of the Surrender Value calculation.

STRATEGY VALUE AND CONTRACT VALUE

Strategy Value

The Strategy Value represents, as of a given date during a Strategy Term, the value of a Strategy Account without taking into account (unlike the Strategy Accumulation Value and Modified Strategy Value) any unrealized Strategy Earnings. The Strategy Value is not a cash value that can be withdrawn. Instead, it is a value that we use to calculate the Strategy Accumulation Value and Modified Strategy Value.

If the first day of a Strategy Term is the Date of Issue, the Strategy Value equals the portion of the Purchase Payment allocated to the Strategy.

If the first day of a Strategy Term is not the Date of Issue, the Strategy Value equals:

(1)	The Strategy Value for the Strategy Account for the same Strategy at the end of the previous Strategy Term (if any), minus

(2)	The amount of any Strategy Value transferred from the Strategy Account to another Strategy Account at the end of the previous Strategy Term (if any), plus

(3)	The amount of any Strategy Value from other Strategy Accounts transferred into the Strategy Account.

Each day during a Strategy Term after the first day, we calculate the Strategy Value for a Strategy Account using the following formula:

Strategy Value = A – B + C + D – E, where:

A =	The Strategy Value on the first day of the Strategy Term, as described above

B =	The total dollar amount of all Gross Withdrawals deducted from the Strategy Account during the Strategy Term

C =	The total dollar amount of all Strategy Earnings credited to the Strategy Account during the Strategy Term

D =	The amount of any adjustment to the Strategy Value in connection with the Death Benefit during the Strategy Term. See “Death Benefit and Succession Rights – Calculation of the Death Benefit.”

E =	The amount of all premium taxes deducted from the Strategy Account during the Strategy Term

Examples

Example 1: This example calculates the Strategy Value for a Strategy Account on the 30th day of a Strategy Term, assuming no Death Benefit is paid on or prior to that date during the Strategy Term.

Assume that the Strategy Value on the first day of the Strategy Term (A) is $100,000. Assume the following occurs during the period starting on the first day of the Strategy Term and ending on the 30th day of the Strategy Term:

●	The total dollar amount of all Gross Withdrawals deducted from the Strategy Account during the Strategy Term (B) is $10,000

●	The amount of Interim Strategy Earnings on those Gross Withdrawals (C) is $900

●	The amount of premium taxes deducted (E) is $0

In this example, since there is no Death Benefit, (D) is equal to $0.

Based on the formula described above, the Strategy Value on the 30th day is equal to $90,900 (i.e. $100,000 – $10,000 + $900 + $0 – $0)

Example 2: Continuing Example 1, this example calculates the Strategy Value on the 80th day of the same Strategy Term for the same Strategy Account, assuming the following occurs between the 30th day and the 80th day of the Strategy Term.

●

On the 40th day after the start of the Strategy Term, the Death Benefit becomes payable and the Contract is continued by a surviving spouse. Assume the Strategy Accumulation Value on that day is $98,900.

●	On the 50th day after the start of the Strategy Term, a Gross Withdrawal of $20,000 is taken. Assume the Interim Strategy Earnings on that Gross Withdrawal are $2,500.

In this example, we calculate the following values:

●	B equals $30,000 (i.e., $10,000 of Gross Withdrawals through the 30th day plus $20,000 of Gross Withdrawals between the 30th day and the 80th day)

●	C equals $3,400 (i.e., $900 of Interim Strategy Earnings credited through the 30th day plus $2,500 of Interim Strategy Earnings credited between the 30th day and the 80th day)

●	D equals $8,000 (i.e., the Strategy Accumulation Value of $98,900 minus the Strategy Value of $90,900 on the date the Contract was continued by a surviving spouse)

Based on the formula described above, the Strategy Value on the 80th day is equal to $81,400 (i.e. $100,000 – $30,000 + $3,400 + $8,000 – $0)

Contract Value

Your Contract Value equals the sum of your Strategy Values as of a given date. The Contract Value is not a cash value that can be withdrawn.

STRATEGY ACCUMULATION VALUE AND CONTRACT ACCUMULATION VALUE

Strategy Accumulation Value

The Strategy Accumulation Value represents the value of a Strategy Account if unrealized Strategy Earnings were to be credited to the entire Strategy Value using the Strategy Earnings Percentage (or SEP) as of a given date during a Strategy Term. The Strategy Accumulation Value is not a cash value that can be withdrawn. Instead, it is a value that we use to calculate other values under the Contract, such as the Strategy Remaining Preferred Withdrawal Amount.

Each day during a Strategy Term, we calculate the Strategy Accumulation Value for a Strategy Account using the following formula:

Strategy Accumulation Value = Strategy Value x (1 + SEP)

Examples

The examples below illustrate the calculation of the Strategy Accumulation Value based on the formula described above.

The following three examples assume a Strategy Value of $50,000.

●	If on a day during the Strategy Term, the SEP equals 10%, the Strategy Accumulation Value on that day equals $55,000 (i.e., $50,000 x (1+10%))

●	If on a day during the Strategy Term, the SEP equals 0%, the Strategy Accumulation Value on that day equals $50,000 (i.e., $50,000 x (1+0%))

●	If on a day during the Strategy Term, the SEP equals -8%, the Strategy Accumulation Value on that day equals $46,000 (i.e., $50,000 x (1 + -8%))

Contract Accumulation Value

Your Contract Accumulation Value equals the sum of your Strategy Accumulation Values as of a given date. The Contract Accumulation Value is not a cash value that may be withdrawn. We use your Contract Accumulation Value to calculate other values under the Contract, such as the Death Benefit.

MODIFIED STRATEGY VALUE AND MODIFIED CONTRACT VALUE

Modified Strategy Value

The Modified Strategy Value represents the value of a Strategy Account if unrealized Interim Strategy Earnings were to be credited to the Strategy Value based on the maximum possible Strategy Preferred Withdrawal (using the SEP) and the maximum possible Strategy Non-Preferred Withdrawal (using the IEP). The Modified Strategy Value equals the maximum Gross Withdrawal that may be taken from a Strategy Account as of a given date during a Strategy Term. In that regard, the Modified Strategy Value represents a cash value that may be withdrawn. However, you should understand the following:

●

In order to take the maximum Gross Withdrawal from a Strategy Account (and, in turn, all of your Strategy Accounts), you must fully surrender your Contract. A full surrender will terminate the Contract.

●

When you take a partial withdrawal or full surrender, it may be treated (in whole or in part) as a Non-Preferred Withdrawal, which may be subject to a CDSC and an MVA, and any Interim Strategy Earnings on the Non-Preferred Withdrawal would be calculated using the Interim Earnings Percentage (or IEP).

●	You cannot select a specific Strategy Account from which a partial withdrawal is to be taken. If you take a partial withdrawal, the withdrawal will be allocated among all of your Strategy Accounts.

Each day during a Strategy Term, we calculate the Modified Strategy Value for a Strategy Account using the following formula:

Modified Strategy Value = Lesser of A or B, where:

A = Strategy Accumulation Value;

B = C + D, where:

       C = Strategy Remaining Preferred Withdrawal Amount

       D = E x (F - G), but never less than 0, where:

             E = 1 + IEP

             F = Strategy Value

             G = C / (1 + SEP)

Examples

The examples below illustrate the calculation of the Modified Strategy Value for two separate Strategy Accounts.

Example for Strategy Account 1: This example assumes a positive SEP and IEP.

Assume the following values:

●	The Strategy Value (F) is $70,000

●	The Strategy Remaining Preferred Withdrawal Amount (C) is $5,000

●	The SEP is 5%

●	The IEP is 3%

The Modified Strategy Value is calculated as follows:

●	A = $73,500 (i.e., $70,000 x (1 + 5%)). The Strategy Accumulation Value (A) is calculated using the formula Strategy Accumulation Value = Strategy Value x (1 + SEP).

●	B = $72,195.24 (i.e., $5,000 + $67,195.24)

o	C = $5,000, as assumed

o	D = $67,195.24 (i.e., 1.03 x ($70,000 - $4,761.90))

◾	E = 1.03 (i.e., 1 + 3%)

◾	F = $70,000, as assumed

◾	G = $4,761.90 (i.e. $5,000 / (1 + 5%))

●	Modified Strategy Value = $72,195.24 (i.e., lesser of $73,500 or $72,195.24)

Example for Strategy Account 2: This example uses a negative SEP and IEP.

Assume the following values:

●	The Strategy Value (F) is $30,000

●	The Strategy Remaining Preferred Withdrawal Amount (C) is $2,000

●	The SEP is -2%

●	The IEP is -2%

The Modified Strategy Value is calculated as follows:

●	A = $29,400 (i.e., $30,000 x (1 - 2%). The Strategy Accumulation Value (A) is calculated using the formula Strategy Accumulation Value = Strategy Value x (1 + SEP).

●	B = $29,400 (i.e., $2,000 + $27,400)

o	C = $2,000, as assumed

o	D = $27,400 (i.e., 0.98 x ($30,000 - 2,040.82))

◾	E = 0.98 (i.e., 1 - 2%)

◾	F = $30,000, as assumed

◾	G = $2,040.82 (i.e., $2.000 / (1 - 2%))

●	Modified Strategy Value = $29,400 (i.e., lesser of $29,400 or $29,400)

Modified Contract Value

Your Modified Contract Value equals the sum of your Modified Strategy Values as of a given date. Your Modified Contract Value represents a cash value that may be withdrawn in the sense that it represents the maximum Gross Withdrawal that you may take from your Contract. You should understand the following:

●	In order to take the maximum Gross Withdrawal from the Contract (and, in turn, all of your Strategy Accounts), you must fully surrender your Contract. A full surrender will terminate the Contract.

●

When you take a partial withdrawal or full surrender, it may be treated (in whole or in part) as a Non-Preferred Withdrawal, which may be subject to a CDSC and an MVA, and any Interim Strategy Earnings on the Non-Preferred Withdrawal would be calculated using the Interim Earnings Percentage (or IEP).

STRATEGY REMAINING PREFERRED WITHDRAWAL AMOUNT AND REMAINING PREFERRED WITHDRAWAL AMOUNT

Strategy Remaining Preferred Withdrawal Amount

The Strategy Remaining Preferred Withdrawal Amount represents, as of a given day during a Strategy Term, the portion of the Remaining Preferred Withdrawal Amount attributable to a particular Strategy Account. It also represents the maximum possible Gross Withdrawal from the Strategy Account that would be treated as a Strategy Preferred Withdrawal. We use the Strategy Remaining Preferred Withdrawal as part of the calculation of the Modified Strategy Value.

Each day during a Strategy Term, we calculate the Strategy Remaining Preferred Withdrawal Amount for a Strategy Account using the following formula:

Strategy Remaining Preferred Withdrawal Amount = A x B / C, where:

A = Remaining Preferred Withdrawal Amount

B = Strategy Accumulation Value

C = Contract Accumulation Value

Examples

The examples below illustrate the calculation of the Strategy Remaining Preferred Withdrawal Amount based on the formula described above. These examples are a continuation of the examples above illustrating the calculation of Modified Strategy Values.

For the following examples, assume the following:

●	The Remaining Preferred Withdrawal Amount (A) is $7,000.

●	The Strategy Accumulation Value (B) for Strategy Account 1 is $73,500.

●	The Strategy Accumulation Value (B) for Strategy Account 2 is $29,400.

●	C = $102,900 (i.e., $102,900 = $73,500 + $29,400). The Contract Accumulation Value (C) is calculated as the sum of the Strategy Accumulation Values.

Based on these assumptions, the Strategy Remaining Preferred Withdrawal Amount for each Strategy Account is calculated as follows:

●	For Strategy Account 1: The Strategy Remaining Preferred Withdrawal Amount is $5,000 (i.e., $7,000 x $73,500 / $102,900)

●	For Strategy Account 2: The Strategy Remaining Preferred Withdrawal Amount is $2,000 (i.e., $7,000 x $29,400 / $102,900)

Remaining Preferred Withdrawal Amount

The Remaining Preferred Withdrawal Amount represents the total dollar amount of Gross Withdrawals that may be taken from your Contract during the remainder of a Contract Year without taking a Non-Preferred Withdrawal. Your Remaining Preferred Withdrawal Amount as of a given date equals the sum of your Strategy Remaining Preferred Withdrawal Amounts. The calculation of the Remaining Preferred Withdrawal Amount is also described under “Withdrawals – Calculating the Preferred Withdrawal Amount and the Remaining Preferred Withdrawal Amount.”

CALCULATION OF STRATEGY EARNINGS

Strategy Earnings are the sum of any Term Strategy Earnings and Interim Strategy Earnings. We credit Strategy Earnings to a Strategy Account on the Strategy Term End Date. We refer to this form of Strategy Earnings as “Term Strategy Earnings.” Term Strategy Earnings represent Strategy Earnings paid on the Strategy Value of a Strategy Account as of the Strategy Term End Date. Term Strategy Earnings take into account the performance of the Strategy’s Index and other Crediting Factors over the course of the entire Strategy Term (except when the Lock-In feature has been exercised or in the event that the Index has been substituted).

We also credit Strategy Earnings to a Strategy Account when you take a partial withdrawal or full surrender prior to the Strategy Term End Date. We refer to this form of Strategy Earnings as “Interim Strategy Earnings.” Interim Strategy Earnings represent both (i) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Preferred Withdrawal and (ii) any Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Non-Preferred Withdrawal. Interim Strategy Earnings take into account the performance of the Strategy’s Index between the beginning of the Strategy Term and the date on which the partial withdrawal or full surrender was taken (except when the Lock-In feature has been exercised or in the event that the Index has been substituted). Interim Strategy Earnings are not credited on a Strategy’s Strategy Term End Date, because only Term Strategy Earnings are credited on a Strategy’s Strategy Term End Date.

If you exercise the Lock-In feature for a Strategy Account, Term Strategy Earnings and Interim Strategy Earnings will take into account the performance of the Strategy’s Index since the beginning of the Strategy Term until the Lock-In Date. See “Calculation of Strategy Earnings – Lock-In.”

All Strategy Earnings may be positive, negative, or equal to zero.

TERM STRATEGY EARNINGS

On a Strategy’s Strategy Term End Date, we calculate Term Strategy Earnings to the Strategy Account using the following formula:

Term Strategy Earnings = Strategy Value x SEP

Examples

The examples below illustrate the calculation of Term Strategy Earnings based on the formula above.

The following three examples assume a Strategy Value of $50,000.

●	If on the Strategy Term End Date, the SEP equals 10%, the Term Strategy Earnings on that day equal $5,000 (i.e., $50,000 x 10%)

●	If on the Strategy Term End Date, the SEP equals 0%, the Term Strategy Earnings on that day equal $0 (i.e., $50,000 x 0%)

●	If on the Strategy Term End Date, the SEP equals -8%, the Term Strategy Earnings on that day equal -$4,000 (i.e., $50,000 x -8%)

Unlike Interim Strategy Earnings—which may be calculated using the Strategy Earnings Percentage (or SEP) and/or the Interim Earnings Percentage (or IEP), depending on whether you take a Preferred Withdrawal or Non-Preferred Withdrawal—Term Strategy Earnings are always calculated using only the SEP.

INTERIM STRATEGY EARNINGS

Upon taking a partial withdrawal or full surrender prior to the Strategy Term End Date, we calculate Interim Strategy Earnings for a Strategy Account using the following three-step process:

●	Step One – We calculate the Interim Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Preferred Withdrawal using the following formula:

Interim Strategy Earnings on Strategy Preferred Withdrawals = SEP x amount of the Strategy Preferred Withdrawal / (1 + SEP)

●	Step Two – We calculate the Interim Strategy Earnings paid on any portion of the partial withdrawal or full surrender that is a Strategy Non-Preferred Withdrawal using the following formula:

Interim Strategy Earnings on Strategy Non-Preferred Withdrawals = IEP x amount of the Strategy Non-Preferred Withdrawal / (1 + IEP)

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Step Three – We add the Interim Strategy Earnings calculated in Steps One and Two to determine your total Interim Strategy Earnings credited to your Strategy Account in connection with the partial withdrawal or full surrender.

Please note that the three-step process described above is applied on a Strategy Account by Strategy Account basis. If you are invested in multiple Strategy Accounts, your Strategy Accounts will likely have different Strategy Remaining Preferred Withdrawal Amounts. As a result, it is unlikely that a partial withdrawal or full surrender will result in the same amount of Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals across your Strategy Accounts.

As reflected in the three-step process above, Interim Strategy Earnings for a Strategy Account may be calculated using either the SEP, the IEP, or both depending on whether you have taken a Strategy Preferred Withdrawal and/or a Strategy Non-Preferred Withdrawal. The SEP and IEP are percentages that we use to calculate Strategy Earnings, as well as other values under the Contract. For a particular Strategy Account:

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If the partial withdrawal or full surrender results in only a Strategy Preferred Withdrawal (i.e., no portion is treated as a Strategy Non-Preferred Withdrawal), your Interim Strategy Earnings will be calculated based solely on the SEP.

●

If the partial withdrawal or full surrender results in only a Strategy Non-Preferred Withdrawal (i.e., no portion is treated as a Preferred Withdrawal), your Interim Strategy Earnings will be calculated based solely on the IEP.

●

If the partial withdrawal or full surrender results in a partially Strategy Preferred Withdrawal and a partially Strategy Non-Preferred Withdrawal, your Interim Strategy Earnings will be calculated based on both the SEP and IEP.

Examples

The examples below illustrate the calculation of Interim Strategy Earnings based on the three-step process described above.

All examples assume the following values:

●	The SEP = 15%

●	The IEP = 10%

Example 1: In this example, the partial withdrawal results in only a Strategy Preferred Withdrawal. This situation will occur if the Gross Withdrawal from the Contract is less than or equal to the Remaining Preferred Withdrawal Amount.

Assume the following values:

●	The Strategy Preferred Withdrawal is $5,000

●	The Strategy Non-Preferred Withdrawal is $0

Then the Interim Strategy Earnings are calculated as follows:

●	Step 1: Interim Strategy Earnings on the Strategy Preferred Withdrawal equal $652.17 (i.e., 15% x $5,000 / (1 + 15%))

●	Step 2: Interim Strategy Earnings on the Strategy Non-Preferred Withdrawal equal $0 (i.e., 10% x $0 / (1 + 10%))

●	Step 3: Interim Strategy Earnings credited to the Contract equal $652.17 (i.e., $652.17 + $0))

Example 2: In this example, the partial withdrawal results in only a Strategy Non-Preferred Withdrawal. This situation will occur if the Gross Withdrawal from the Contract occurs when the Remaining Preferred Withdrawal Amount is zero.

Assume the following values:

●	The Strategy Preferred Withdrawal is $0

●	The Strategy Non-Preferred Withdrawal is $6,000

Then the Interim Strategy Earnings are calculated as follows:

●	Step 1: Interim Strategy Earnings on the Strategy Preferred Withdrawal equal $0 (i.e., 15% x $0 / (1 + 15%))

●	Step 2: Interim Strategy Earnings on the Strategy Non-Preferred Withdrawal equal $545.45 (i.e., 10% x $6,000 / (1 + 10%))

●	Step 3: Interim Strategy Earnings credited to the account equal $545.45 (i.e. $0 + $545.45)

Example 3: In this example, the partial withdrawal results in a partial Strategy Preferred Withdrawal and partial Strategy Non-Preferred Withdrawal. This situation will occur if the Gross Withdrawal from the Contract is greater than or equal to the Remaining Preferred Withdrawal Amount, and the Remaining Preferred Withdrawal Amount is greater than zero.

Assume the following values:

●	The Strategy Preferred Withdrawal is $7,000

●	The Strategy Non-Preferred Withdrawal is $4,000

Then the Interim Strategy Earnings are calculated as follows:

●	Step 1: Interim Strategy Earnings on the Strategy Preferred Withdrawal equal $913.04 (i.e., 15% x $7,000 / (1+15%)

●	Step 2: Interim Strategy Earnings on the Strategy Non-Preferred Withdrawal equal $363.64 (i.e., 10% x $4,000 / (1+10%)

●	Step 3: Interim Strategy Earnings credited to the account equal $1,276.68 (i.e., $913.04 + $363.64)

STRATEGY EARNINGS PERCENTAGE (SEP) AND INTERIM EARNINGS PERCENTAGE (IEP)

On each day during a Strategy Term for a Strategy Account, we calculate the SEP and the IEP. The SEP and IEP generally change on a day-to-day basis. Neither the SEP nor the IEP will impact your Strategy Earnings until they are credited to your Strategy Account. However, the SEP and/or the IEP impact your Strategy Accumulation Value and Modified Strategy Value on a day-to-day basis, even if you lock-in the Index Value under the Lock-In feature.

We calculate the SEP for a Strategy Account using the following formula:

Strategy Earnings Percentage = Greater of A or B, where:

A = Strategy Change Percentage

B = Protection Level – 100%

Examples

The following examples illustrate the calculation of the SEP based on the formula described above. For the following examples, assume the Protection Level is 90%.

●	If the SCP equals 20%, the SEP equals 20% (20% is greater than -10% (i.e., 90% - 100%))

●	If the SCP equals -5%, the SEP equals -5% (-5% is greater than -10% (i.e., 90% - 100%))

●	If the SCP equals -15%, the SEP equals -10% (-15% is less than -10% (i.e., 90% - 100%))

Please note that if the Contract is continued under the Contract’s Spousal Protection Feature, the calculation of the SEP changes for the remainder of the Strategy Terms that were ongoing when the Contract was continued. See “Death Benefit and Succession Rights – Calculation of the SEP After Continuation of the Contract.”

We calculate the IEP for a Strategy Account using the following formula:

Interim Earnings Percentage = Greater of A or B, where:

A = C x D, where:

C = Strategy Change Percentage

D = 1 if C is less than 0, or (ET / ST) if C is greater than or equal to zero

ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)

ST = Strategy Term (in whole years, e.g., 1, 2, 3)

B = E – F x (ST – ET), where:

E = Protection Level – 100%

F = Non-Preferred Withdrawal Adjustment Percentage

ST = Strategy Term in years (in whole years, e.g., 1, 2, 3)

ET = Elapsed Term (i.e., the number of calendar days elapsed in the Strategy Term divided by 365)

Examples

The examples below illustrate the calculation of the IEP based on the formula described above. All examples assume the Strategy Term (ST) is 3 years and the Elapsed Term (ET) is 1.25 years. Therefore ST – ET is 1.75 years (i.e., 3 – 1.25).

First, in order to calculate the IEP, (A) must be calculated in accordance with the formula described above. The following illustrates the calculation of (A) based on different Strategy Change Percentages (SCPs):

(a)	If the SCP is 12%, then D is 0.4167 (i.e., 1.25 / 3). A would be 5% (i.e., 12% x 0.4167)

(b)	If the SCP is -6%, then D is 1. A would be -6% (i.e., -6% x 1)

(c)	If the SCP is -15%, then D is 1. A would be -15% (i.e., -15% x 1)

In order to calculate the IEP, (B) must also be calculated in accordance with the formula described above. The following illustrates the calculation of (B) based on different Protection Levels and Non-Preferred Withdrawal Adjustment Percentages:

(a)	If Protection Level is 90% and Non-Preferred Withdrawal Adjustment Percentage is 2%, then B is -13.5% (i.e., (90%-100%) – 2% x 1.75)

(b)	If Protection Level is 100% and Non-Preferred Withdrawal Adjustment Percentage is 2%, then B is -3.5% (i.e., (100%-100%) – 2% x 1.75)

(c)	If Protection Level is 90% and Non-Preferred Withdrawal Adjustment Percentage is 3%, then B is -15.25% (i.e., (90%-100%) – 3% x 1.75)

Lastly, in order to calculate the IEP, (A) must be compared to (B), the IEP equaling the greater of (A) and (B). The following illustrates the calculation of the IEP based on the calculations of A and B above:

(a)	If A equals 5% and B equals -13.5%, the IEP equals 5%.

(b)	If A equals -6% and B equals -3.5%, the IEP equals -3.5%.

(c)	If A equals -15% and B equals -15.25%, the IEP equals -15%.

While the ability to take Non-Preferred Withdrawals provides an additional level of liquidity, you should generally avoid taking Non-Preferred Withdrawals under the Contract. One reason is that Non-Preferred Withdrawals may be subject to CDSCs and MVAs. Another reason is that the IEP formula is typically less favorable to you than the SEP formula.

The SEP formula is more favorable to you than the IEP formula for the following reasons:

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When you stand to receive positive Interim Strategy Earnings, the IEP formula will result in a lower positive interest rate than the SEP formula. This is because the SEP and IEP formulas treat a positive SCP differently.

The SCP, which is calculated using a specific formula, is an important factor in the calculation of the SEP and IEP. A higher SCP generally correlates to a higher IEP and SEP. Conversely, a lower SCP generally correlates to a lower (and potentially negative) SEP and IEP. If Strategy Earnings are credited at a time when the SCP is positive, you will receive positive Strategy Earnings regardless of whether the Strategy Earnings are credited using the SEP or the IEP. However, unlike the formula for the SEP, the formula for the IEP dampens the impact of a positive SCP because it pro-rates the SCP based on the amount of time that has elapsed during the Strategy Term. As a result, if Strategy Earnings are credited at a time when the SCP is positive, the SEP formula will result in a higher interest rate than the IEP formula.

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When you stand to receive negative Interim Strategy Earnings, the most negative interest rate possible under the SEP formula will be less negative than the most negative interest rate possible under the IEP formula. This is because the IEP formula incorporates the Non-Preferred Withdrawal Adjustment Percentage in addition to the Protection Level.

The Protection Level is a crediting factor used in the calculation of the SEP and IEP. For the SEP, the Protection Level dictates the most negative SEP possible. The SEP will never be lower than: Protection Level – 100%. For example, if the Protection Level for a Strategy is 90%, the SEP for that Strategy will never be lower than -10%, regardless of the length of the Strategy Term or the Elapsed Term.

For the IEP, the Protection Level does not dictate the most negative IEP possible, but instead dictates the lowest possible percentage before the deduction for the Non-Preferred Withdrawal Adjustment Percentage. The IEP will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term). For example, if a Strategy with a one-year Strategy Term has a Protection Level of 90% and a Non-Preferred Withdrawal Adjustment Percentage of 2%, the IEP for that Strategy will never be lower than -12% (i.e., (90% -100%) – (2% x 1)).

It should be noted that the potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the IEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, the lowest possible IEP for a Strategy during a Strategy Term will gradually increase as the Strategy Term elapses. Continuing the example in the preceding paragraph, on the day prior to the Strategy Term End Date, the lowest possible IEP will be approximately -10.01% (i.e., (90% – 100%) - 2% x (1 – 364/365)).

It should also be noted that the potential impact of a Non-Preferred Withdrawal Adjustment Percentage within the IEP formula is directly related to the length of a Strategy Term. For example, if a Strategy with a three-year Strategy Term has a Protection Level of 90% and a Non-Preferred Withdrawal Adjustment Percentage of 2%, the IEP for that Strategy will never be lower than -16% (i.e., (90% -100%) – (2% x 3)). Continuing this example, because the potential impact of the Non-Preferred Withdrawal Adjustment Percentage gradually decreases over the course of a Strategy Term, as previously noted, on the day prior to the Strategy Term End Date, the lowest possible IEP will be approximately -10.01%.

You should understand that if Interim Strategy Earnings are credited based on a negative interest rate (calculated using either the SEP or IEP formulas) and that rate is less negative than the most negative interest rate possible under the SEP formula, that rate will be the same regardless of whether it was calculated using the SEP formula or the IEP formula. Under those circumstances, the SEP formula is no more favorable to you than the IEP formula.

STRATEGY CHANGE PERCENTAGE (SCP)

Each day during a Strategy Term for a Strategy Account, including the Strategy Term End Date, we calculate the SCP. The SCP generally changes on a day-to-day basis. The SCP does not directly affect your Strategy Earnings. Rather the SCP is used in the calculation of the Strategy Earnings Percentage (or SEP) and the Interim Earnings Percentage (or IEP).

We calculate the SCP for a Strategy Account using the following formula:

Strategy Change Percentage = A – B, where:

A = Index Change x Index Multiplier

B = Strategy Spread x Elapsed Term

For examples of how to calculate the Strategy Change Percentage, see the examples included under “Index Multiplier” and “Strategy Spread” under “Crediting Factors.”

You should understand that the SCP does not equal the Index Change (i.e., the percentage change in the value of Strategy’s Index between the beginning of a Strategy Term and a future date during the Strategy Term). Instead, the SCP essentially represents an adjusted Index Change.

In addition to the Index Change, the SCP formula incorporates the Strategy Spread and the Index Multiplier.

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The Index Multiplier may have the effect of amplifying or dampening the SCP within the SCP formula, depending on whether the Index Multiplier is greater or less than 1, respectively. An Index Multiplier greater than 1 increases your upside potential, but also increases your downside potential. Conversely, an Index Multiplier less than 1 decreases your upside potential, but also decreases your downside potential. Your downside potential is always subject to the downside protections built into the SEP and IEP formulas, as applicable.

●

The Strategy Spread always has the effect of reducing the SCP within the SCP formula. The effect of the Strategy Spread gradually increases over the course of the Strategy Term, reaching its full potential impact on the Strategy Term End Date.

See “Crediting Factors” for important information about the Index Multiplier, the Strategy Spread, and the other Crediting Factors.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation, including the Index Multiplier or the Strategy Spread. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.

INDEX CHANGE

Each day during a Strategy Term for a Strategy, including the Strategy Term End Date, we calculate the Index Change. The Index Change generally changes on a day-to-day basis. While the Index Change is important to the amount of Strategy Earnings that are ultimately credited to a Strategy Account, you should understand that we do not calculate Strategy Earnings based solely on the Index Change. Rather, the Index Change is used in the calculation of the SCP.

We calculate the Index Change for a Strategy using the following formula:

Index Change = (A – B) / B, where:

A = Index Value on a specific future date during the Strategy Term

B = Index Value on the first day of a Strategy Term

For example, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 1,100, respectively, the Index Change between those two dates equals +10% (i.e., (1,100 – 1,000) / 1,000). Conversely, if the Index Value on the first and last day of a Strategy Term equals 1,000 and 900, respectively, the Index Change between those two dates equals -10% (i.e., ((900 –1,000) / 1,000).

As described under “Crediting Factors – Indexes,” there are circumstances under which we may substitute an Index during a Strategy Term. If we substitute an Index during a Strategy Term, we will calculate the Index Change for the old Index between the first day of the Strategy Term (or the first day on which the old Index was used, whichever is later) until the date of substitution. After the date of substitution, we will calculate the Index Change for the new Index from the date of substitution until the calculation date. We will then add the Index Change for the old Index (which may be positive, negative, or equal to zero) to the Index Change of the new Index (which may be positive, negative, or equal to zero).

LOCK-IN

For any Strategy Account, on any Business Day prior to the Strategy Term End Date, you may lock-in the Index Value for that Strategy Account. The locked-in Index Value will be used for purposes of calculating the Index Change for the remainder of the Strategy Term. As a result, the Index Change will not change for the remainder of the Strategy Term.

For example, if the Index Value on the first day of a Strategy Term equals 1,000, and then on a given day during the Strategy Term, you lock-in an Index Value of 1,100 (or 900), your Index Change will be +10% (or -10%) for the remainder of the Strategy Term, even if the Index is later valued during the Strategy Term at an amount greater or less than 1,100 (or 900).

For each Strategy Account, the Lock-In feature may be exercised only once during a Strategy Term. If you have multiple Strategy Accounts, you may exercise the Lock-In feature for any, all, or none of the Strategy Accounts during their respective Strategy Terms, and you may exercise the Lock-In feature at different times during the Strategy Accounts’ respective Strategy Terms. Exercise of the Lock-In feature is irrevocable.

To exercise the Lock-In feature for a Strategy Account, you must submit a request to our Service Center. If we receive your request prior to the close of business on a Business Day, we will lock-in the Index Value for that Strategy Account calculated on that Business Day as of the close of business. If we receive your request on a non-Business Day, or after the close of a Business Day, we will lock-in the Index Value for that Strategy Account calculated on the next Business Day as of the close of business.

If the Index for a Strategy Account is substituted after you exercise the Lock-In feature for that Strategy Account, as described under “Crediting Factors – Index,” changes in the value of the new Index will not impact your Strategy Account. We will use the Index Change for the old Index as of the Lock-In Date for purposes of calculating your Strategy Earnings. That Index Change will not change under any circumstances for the remainder of the Strategy Term.

You should fully understand the risks associated with the Lock-In feature. See “Lock-In Risk.”

See “Appendix C: Lock-in Examples” for examples of the Lock-In.

CREDITING FACTORS

GENERAL

Each Strategy has Crediting Factors that serve different purposes and impact your investment differently. For example, we use the Crediting Factors to indicate the market index upon which a Strategy’s performance will depend, to indicate the length of time until a Strategy matures, and to calculate the Strategy Earnings credited to a Strategy Account.

Each Strategy has the following six Crediting Factors:

(1)	Index;

(2)	Strategy Term;

(3)	Index Multiplier;

(4)	Strategy Spread;

(5)	Protection Level; and

(6)	Non-Preferred Withdrawal Adjustment Percentage.

Each Strategy’s specific combination of Crediting Factors is unique. While each Strategy has the same six Crediting Factors, the specific market indexes or values that those Crediting Factors represent vary among the Strategies.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.

Except in the limited circumstances under which we may substitute an Index (see “Index” below), the Crediting Factors for a Strategy will not change for the duration of a given Strategy Term, but may change from Strategy Term-to-Strategy Term. More specifically:

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For those Strategies that are available for initial investment under your Contract on the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be described in your Contract. Their respective Crediting Factors are guaranteed only for their first Strategy Terms.

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For any new Strategies that we make available for investment under your Contract after the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be declared by us at least 30 days prior to the beginning of their first Strategy Terms. Their respective Crediting Factors are also guaranteed only for their first Strategy Terms.

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For all Strategies, after their first Strategy Terms, we will declare their Crediting Factors at least 30 days prior to the beginning of an upcoming Strategy Term, subject to the Crediting Factors’ associated guaranteed minimums and maximums. Crediting Factors are guaranteed only for the Strategy Terms for which they are declared.

●	The guaranteed maximum and minimums associated with a Strategy’s Crediting Factors are guaranteed for the entire time that a Strategy remains available for investment.

Crediting Factors for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

The remainder of this section provides information about the Crediting Factors and the purposes that they serve under the Contract.

INDEX

The Index for a Strategy is the market index upon which the performance of the Strategy will in part depend. See “Strategies – Indexes” for the Indexes that we currently include in the Strategies. See also “Risk Factors – Index Risks” for a description of investment risks associated with the Indexes.

As part of the process for calculating Strategy Earnings for a Strategy Account and other values under the Contract, we calculate the Index Change. The Index Change is used in the calculation of the Strategy Change Percentage (or SCP), which is then used to calculate the Strategy Earnings Percentage (or SEP) and Interim Earnings Percentage (or IEP). The SEP and IEP are the rates of interest that we may use to credit Strategy Earnings. See “Calculation of Strategy Earnings.”

The Index for a Strategy generally will not change for the duration of an ongoing Strategy Term. However, we may substitute the Index during a Strategy Term in limited circumstances. Subject to regulatory approval, we may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If we substitute an Index, the new Index will be similar in composition to the old Index. We will seek to notify you at least 30 days prior to substituting an Index for any Strategy in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.

STRATEGY TERM

The Strategy Term for a Strategy represents the length of time the Strategy will be linked to the performance of an Index, expressed in years. Each Strategy has its own Strategy Term. The lengths of Strategy Terms may vary among Strategies. In addition, the length of a Strategy Term for a Strategy may change from Strategy Term-to-Strategy Term.

A Strategy Term may begin on the Date of Issue or a Contract Anniversary. A Strategy Term ends on its Strategy Term End Date, which will be a Contract Anniversary. For example, if you purchase the Contract and allocate your Purchase Payment to a Strategy with a three-year Strategy Term, the Strategy will begin on the Date of Issue and end on the third Contract Anniversary. If you then transfer your Contract Value to a Strategy with a one-year Strategy Term, the new Strategy will begin on the third Contract Anniversary and end on your fourth Contract Anniversary.

You should understand that a Strategy with a longer Strategy Term provides less flexibility to allocate your Contract Value than a Strategy with a shorter Strategy Term because, if you invest in Strategies with longer Strategy Terms, you will have fewer opportunities to transfer Contract Value among the Strategies.

In addition to signifying the length of time a Strategy is linked to the performance of an Index, we also use the Strategy Term (and the Elapsed Term) to calculate Strategy Earnings. In particular, we use the Strategy Term (and the Elapsed Term) to calculate the SCP and the IEP. See “Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP)” and “Strategy Change Percentage (SCP)” under “Calculation of Strategy Earnings.”

The length of a Strategy Term for a Strategy will not change for the duration of an ongoing Strategy Term. We may change the length of a Strategy’s Strategy Term for future Strategy Terms, however.

The length of a Strategy Term for a Strategy is guaranteed never to be longer than the applicable “Maximum Strategy Term.” Each Strategy has its own Maximum Strategy Term that will never change. Regardless of the Strategy, a Strategy Term will never be longer than 6 years or shorter than 1 year.

INDEX MULTIPLIER

As part of the process for calculating Strategy Earnings for a Strategy Account, we calculate the Strategy Change Percentage (or SCP), which is then used to calculate the SEP and IEP. As described under “Calculation of Strategy Earnings – Strategy Change Percentage (SCP),” the SCP is effectively an adjusted Index Change.

In addition to the Index Change (and the Strategy Spread), the SCP formula incorporates the Index Multiplier. The Index Multiplier represents the proportion of Index performance that is reflected in the SCP.

Within the formula for calculating the SCP, because the Index Change is multiplied by the Index Multiplier, the Index Multiplier may have the effect of amplifying or dampening the SCP (or neither) as follows:

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If the Index Multiplier is greater than 1, the Index Multiplier will amplify the SCP, resulting in more upside potential when the Index Change is positive but more downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

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If the Index Multiplier is lower than 1, the Index Multiplier will dampen the SCP, resulting in less upside potential when the Index Change is positive but less downside potential when the Index Change is negative (subject to the downside protections built into the SEP and IEP formulas, as applicable).

●	If the Index Multiplier is equal to 1, the Index Multiplier will neither amplify nor dampen the SCP within the SCP formula.

Please note that the effect of the Index Multiplier, as described above, does not take into account the effect of the Strategy Spread, which is also used to calculate the SCP. The Strategy Spread always has the effect of reducing the SCP within the formula for calculating the SCP. See “Strategy Spread” below.

Examples

The examples below illustrate the impact of the Index Multiplier on the SCP. Each example is based on the formula for calculating the SCP: SCP = A – B, where (i) A equals the Index Change multiplied by the Index Multiplier and (ii) B equals the Strategy Spread multiplied by the Elapsed Term. For each example, assume that B equals 2%.

The following examples assume an Index Change of 10%, thus illustrating the impact of the Index Multiplier when the Index Change is positive. Based on these assumptions:

●	If the Index Multiplier equals 1.25, the SCP equals 10.5% (i.e., (10% x 1.25) – 2%)

●	If the Index Multiplier equals 1.00, the SCP equals 8% (i.e., (10% x 1.00) – 2%)

●	If the Index Multiplier equals 0.50, the SCP equals 3% (i.e., (10% x 0.50) – 2%)

●	If the Index Multiplier equals 0.15, the SCP equals -0.5% (i.e., (10% x 0.15) – 2%)

The following examples assume an Index Change of -10%, thus illustrating the impact of the Index Multiplier when the Index Change is negative. Based on these assumptions:

●	If the Index Multiplier equals 1.25, the SCP equals -14.5% (i.e., (-10% x 1.25) – 2%)

●	If the Index Multiplier equals 1.00, the SCP equals -12% (i.e., (-10% x 1.00) – 2%)

●	If the Index Multiplier equals 0.50, the SCP equals -7% (i.e., (-10% x 0.50) – 2%)

●	If the Index Multiplier equals 0.15, the SCP equals -3.5% (i.e., (-10% x 0.15) – 2%)

The following three examples assume an Index Change of 0%, thus illustrating the lack of impact that the Index Multiplier has when the Index Change equals zero. Based on these assumptions:

●	If the Index Multiplier equals 1.25, the SCP equals -2% (i.e., (0% x 1.25) – 2%)

●	If the Index Multiplier equals 1.00, the SCP equals -2% (i.e., (0% x 1.00) – 2%)

●	If the Index Multiplier equals 0.50, the SCP equals -2% (i.e., (0% x 0.50) – 2%)

●	If the Index Multiplier equals 0.15, the SCP equals -2% (i.e., (0% x 0.15) – 2%)

The Index Multiplier for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Index Multiplier for future Strategy Terms.

The Index Multiplier for a Strategy is guaranteed to never be lower than the applicable “Minimum Index Multiplier.” Each Strategy has its own Minimum Index Multiplier that will never change. Regardless of the Strategy, an Index Multiplier will never be lower than 0.05.

STRATEGY SPREAD

As part of the process for calculating Strategy Earnings for a Strategy Account, we calculate the Strategy Change Percentage (or SCP), which is then used to calculate the SEP and IEP. As described under “Calculation of Strategy Earnings – Strategy Change Percentage (SCP),” the SCP is effectively an adjusted Index Change.

A Strategy Spread greater than zero always has the effect of reducing the SCP within the SCP formula. The potential impact of the Strategy Spread increases over the course of a Strategy Term, reaching its full potential impact on the Strategy Term End Date.

A Strategy Spread can result in a loss even if you have positive Index performance. For example, if a Strategy Spread is greater than the Strategy’s Index Change, and the Strategy’s Protection Level is less than 100%, the Strategy Spread will reduce the Strategy Change Percentage to a negative value thereby resulting in a loss.

The Strategy Spread is an annualized percentage. As such, when comparing Strategies with Strategy Terms that differ in length, a higher Strategy Spread will always be more unfavorable to you on an annual basis, but the overall impact of a lower Strategy Spread over a multi-year Strategy Term may be more unfavorable to you than the overall impact of a higher Strategy Spread over a shorter Strategy Term. When comparing Strategies with Strategy Terms that are the same length and all other Crediting Factors are the same, you should understand that a higher Strategy Spread is always more unfavorable to you than a lower Strategy Spread.

If you plan to hold the Contract for multiple Strategy Terms, you should also consider the cumulative effect that Strategy Spreads have over multiple Strategy Terms. For example, assume two Strategies have the same Strategy Spread, but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term. If you invested in the one-year Strategy for three consecutive Strategy Terms, the cumulative impact of the Strategy Spread(s) for the one-year Strategy (over three consecutive Strategy Terms) and the three-year Strategy Term would be the same.

Examples

The examples below illustrate the impact of the Strategy Spread on the SCP under different circumstances. Each example is based on the formula for calculating the SCP: SCP = A – B, where (i) A equals the Index Change multiplied by the Index Multiplier and (ii) B equals the Strategy Spread multiplied by the Elapsed Term. For each example, assume an Index Multiplier of 1.0 and a Strategy Spread of 2%.

The following examples show the effect of the Strategy Spread on the Strategy Term End Date for a one-year Strategy Term (and therefore assume an Elapsed Term equal to 365/365) based on different Index Changes:

●	If the Index Change equals 10%, the SCP will equal 8% (i.e., (10% x 1.00) – (2% x (365/365))

●	If the Index Change equals 0%, the SCP will equal -2% (i.e., (0% x 1.00) – (2% x (365/365))

●	If the Index Change equals -10%, the SCP will equal -12% (i.e., (-10% x 1.00) – (2% x (365/365))

The following examples show the effect of the Strategy Spread on the Strategy Term End Date for a two-year Strategy Term (and therefore assume an Elapsed Term equal to 730/365) based on different Index Changes. You should note that even though the Strategy Spread is the same, the Strategy Spread has a greater negative impact than in the first examples because the Elapsed Term is longer than one year.

●	If the Index Change equals 10%, the SCP will equal 6% (i.e., (10% x 1.00) – (2% x (730/365))

●	If the Index Change equals 0%, the SCP will equal -4% (i.e., (0% x 1.00) – (2% x (730/365))

●	If the Index Change equals -10%, the SCP will equal -14% (i.e., (-10% x 1.00) – (2% x (730/365))

The following examples show how the impact of the Strategy Spread gradually increases over the course of a Strategy Term due to the Elapsed Term increasing. For the following examples, further assume (i) the Index Change remains at 0% throughout the Strategy Term and (ii) the Strategy Term is two years long.

●	On the first day of the Strategy Term, the SCP will equal 0% (i.e., (0% x 1.00) – (2% x (0/365))

●	Halfway through the Strategy Term, the SCP will equal -2% (i.e., (0% x 1.00) – (2% x (365/365))

●	On the Strategy Term End Date, the SCP will equal -4% (i.e., (0% x 1.00) – (2% x 730/365))

The Strategy Spread for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Strategy Spread for future Strategy Terms.

The Strategy Spread for a Strategy is guaranteed to never be greater than the applicable “Maximum Strategy Spread.” Each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread at Date of Issue plus 5%.

PROTECTION LEVEL

As part of the process for calculating Strategy Earnings for a Strategy Account, we calculate the SEP and IEP. The Protection Level is a factor in the SEP and IEP formulas. See “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).”

The Protection Level represents an amount of downside protection under a Strategy. The Protection Level is presented as a percentage (e.g., 95%, 90%, 85%).

For the SEP, the Protection Level dictates the most negative SEP possible. The SEP will never be lower than: Protection Level – 100%.

For the IEP, the Protection Level does not dictate the most negative IEP possible, but instead dictates the lowest possible percentage before the deduction for the Non-Preferred Withdrawal Adjustment Percentage (the potential impact of which decreases as a Strategy Term elapses). The IEP will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).

You should understand that the Protection Level provides only limited protection against downside potential. The Protection Level does not provide absolute protection against negative Strategy Earnings. You may lose money.

When comparing Strategies with different Protection Levels, a higher Protection Level provides more favorable protection against loss than a lower Protection Level.

Examples – Protection Level under the SEP

The examples below illustrate the impact of the Protection Level on the SEP. Each example is based on the formula for calculating the SEP: SEP = the greater of A or B. Within the SEP formula: A equals the Strategy Change Percentage (or SCP) and B equals the Protection Level minus 100%. For the following examples, assume the SCP equals -15%.

●	If the Protection Level equals 80%, the SEP equals -15% (i.e., -15% is greater than -20% (80% - 100%))

●	If the Protection Level equals 90%, the SEP equals -10% (i.e., -15% is less than -10% (90% - 100%))

●	If the Protection Level equals 100%, the SEP equals 0% (i.e., -15% is less than 0% (100% - 100%))

Examples – Protection Level under the IEP

The examples below illustrate the impact of different Protection Levels on the IEP. Each example is based on the formula for calculating the IEP: IEP = the greater of A or B. The formulas for calculating A and B within the IEP formula may be found under “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).”

For the following three examples, assume that A equals -15%.

With respect to the calculation of B, assume that F x (ST – ET)—which represents the amount that is deducted for the Non-Preferred Withdrawal Adjustment Percentage—equals 2%.

Based on these assumptions:

●	If the Protection Level equals 80%, the IEP equals -15% (i.e., -15% is greater than -22% ((80% – 100%) – 2%))

●	If the Protection Level equals 90%, the IEP equals -12% (i.e., -15% is less than -12% ((90% – 100%) – 2%))

●	If the Protection Level equals 100%, the IEP equals -2% (i.e., -15% is less than -2% ((100% – 100%) – 2%))

The Protection Level for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Protection Level for future Strategy Terms.

The Protection Level for a Strategy is guaranteed to never be lower than the applicable “Minimum Protection Level.” Each Strategy has its own Minimum Protection Level. Regardless of the Strategy, a Protection Level will never be lower than 75%.

NON-PREFERRED WITHDRAWAL ADJUSTMENT PERCENTAGE

As part of the process for calculating Strategy Earnings for a Strategy Account, we calculate the SEP and IEP. See “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).” The Non-Preferred Withdrawal Adjustment Percentage is a factor in the IEP formula. The Non-Preferred Withdrawal Adjustment Percentage represents a percentage that may negatively impact the IEP when a Strategy Non-Preferred Withdrawal is taken prior to the end of a Strategy Term.

The IEP for a Strategy will never be lower than: (Protection Level – 100%) – (Non-Preferred Withdrawal Adjustment Percentage x Strategy Term).

The potential impact of the Non-Preferred Withdrawal Adjustment Percentage on the IEP gradually decreases over the course of a Strategy Term, reaching its least potential impact on the day prior to the Strategy Term End Date. As a result, the lowest possible IEP for a Strategy during a Strategy Term will gradually increase as the Strategy Term elapses.

Based on the IEP formula, the potential impact of a Non-Preferred Withdrawal Adjustment Percentage within the IEP formula is directly related to the length of a Strategy Term. For example, if two Strategies have the same Non-Preferred Withdrawal Adjustment Percentage but one Strategy has a one-year Strategy Term and the other has a three-year Strategy Term, the potential impact of the Non-Preferred Withdrawal Adjustment Percentage for the three-year Strategy Term is three times greater than for the one-year Strategy Term. As such, when comparing Strategies with Strategy Terms of the same length but different Non-Preferred Withdrawal Adjustment Percentages, a higher Non-Preferred Withdrawal Adjustment Percentage is always more unfavorable to you than a lower Non-Preferred Withdrawal Adjustment Percentage.

If you do not take any Non-Preferred Withdrawals, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings. Even if you take a Non-Preferred Withdrawal, the Non-Preferred Withdrawal Adjustment Percentage will not affect your Strategy Earnings unless the IEP is so negative that it triggers your downside protection within the IEP formula.

Examples

The examples below illustrate the impact of a Non-Preferred Withdrawal Adjustment Percentage over the course of a one-year Strategy Term by reflecting the lowest possible IEP. Each example is based on the formula for calculating the IEP: IEP = the greater of A or B. The formulas for calculating A and B may be found under “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).”

For the following examples, assume that B is greater than A, as the Non-Preferred Withdrawal Adjustment Percentage is a factor in the calculation of B and not A. As a result, under these examples, the IEP will equal B.

B is calculated using the following formula:

B = E – F x (ST – ET), where:

E = Protection Level – 100%

F = Non-Preferred Withdrawal Adjustment Percentage

ET = Elapsed Term

ST = Strategy Term in years

Further assume for the following examples that (i) E—which represents the Protection Level minus 100%—equals -10%, (ii) the Non-Preferred Withdrawal Adjustment Percentage equals 2%, and (iii) ST equals 1.

Based on these assumptions:

●	On the first day of the Strategy Term, the lowest possible IEP is -12% (i.e., -12% = -10% - 2% x (1 – 0/365))

●	Halfway through the Strategy Term, the lowest possible IEP is -11% (i.e., -11% = -10% - 2% x (1 – 182/365))

●	On the day prior to the Strategy Term End Date, the lowest possible IEP is approximately -10.01% (i.e., -10.01% = -10% - 2% x (1 – 364/365).

The Non-Preferred Withdrawal Adjustment Percentage for a Strategy will not change for the duration of an ongoing Strategy Term. We may change a Strategy’s Non-Preferred Withdrawal Adjustment Percentage for future Strategy Terms.

The Non-Preferred Withdrawal Adjustment Percentage for a Strategy is guaranteed to never be higher than the applicable “Maximum Non-Preferred Withdrawal Adjustment Percentage.” Each Strategy has its own Maximum Non-Preferred Withdrawal Adjustment Percentage that will never be higher than the initial Non-Preferred Withdrawal Adjustment Percentage at Date of Issue plus 2%.

WITHDRAWALS

GENERAL

At any time prior to the Annuitization Date you may take a partial withdrawal or full surrender of the Contract.

●	When you take a partial withdrawal, you are withdrawing a portion of your money under the Contract. For a partial withdrawal, the Cash Withdrawal must be at least $100.

●	When you take a full surrender, you are withdrawing all of your money under the Contract. Unlike a partial withdrawal, a full surrender results in the termination of your Contract.

If you are invested in multiple Strategies at the time that you request a partial withdrawal, you cannot select the specific Strategy Account(s) from which a partial withdrawal is to be taken. Instead, your partial withdrawals are allocated among all of your Strategy Accounts in the manner described under “Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals” below.

All partial withdrawals and any full surrender under your Contract—even if taken on a Strategy Term End Date—will be treated as a Preferred Withdrawal, a Non-Preferred Withdrawal, or a combination of both, depending on the total dollar amount of your Gross Withdrawals during the Contract Year.

You should carefully consider the consequences of taking Non-Preferred Withdrawals before you purchase the Contract. Non-Preferred Withdrawals may be subject to CDSCs and MVAs, and the interest crediting formula for Non-Preferred Withdrawals is typically less favorable to you than the formula for Preferred Withdrawals.

You must submit a request for a partial withdrawal or full surrender to our Service Center. We will not process a request until it is received by us in good order. We will not consider the request to be in good order unless the request (i) is in writing or another form that we deem acceptable and (ii) includes all the information necessary for us to process the request.

We reserve the right to:

●	Suspend or delay the date of any partial withdrawal or full surrender payment while a partial withdrawal or full surrender request is not in good order;

●	Delay payment of any partial withdrawal or full surrender for up to six months from the date that we receive the request, subject to regulatory approval; and

●	Require that the signature(s) associated with any partial withdrawal or full surrender request be guaranteed by a qualifying institution or other firm qualified to give such a guaranty.

AMOUNTS AVAILABLE TO BE WITHDRAWN

If you wish to take a partial withdrawal, you may withdraw any portion of your Modified Contract Value. Your Modified Contract Value represents the maximum Gross Withdrawal that you may take from your Contract on a given date. Your Modified Strategy Value represents the maximum Gross Withdrawal that may be taken from a Strategy Account on a given date. See “Strategy Account and Contract Values – Modified Strategy Value and Modified Contract Value.” However, you should note the following:

●	The Gross Withdrawal from your Modified Contract Value may be more or less than your Cash Withdrawal. See “Gross Withdrawals, Net Withdrawals, and Cash Withdrawals” below.

●

If you are invested in multiple Strategies at the time that you request a partial withdrawal, you cannot select the specific Strategy Account(s) from which a partial withdrawal is to be taken. Instead, your partial withdrawals are allocated among all of your Strategy Accounts in the manner described under “Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals” below.

●

The only way to take the maximum Gross Withdrawal from a Strategy Account (and, in turn, all of your Strategy Accounts) is to fully surrender your Contract. A full surrender will terminate the Contract.

If you wish to fully surrender the Contract, you will receive the Surrender Value. The Surrender Value equals your Modified Contract Value minus any applicable CDSC and after the application of any MVA. We may also deduct taxes from the amount payable to you.

Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if the following three criteria exist: (i) any portion of the partial withdrawal is a Non-Preferred Withdrawal; (ii) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (iii) the Purchase Payment minus the sum of any Gross Withdrawals since the Date if Issue is less than $5,000.

INTERIM STRATEGY EARNINGS

If you take a partial withdrawal or full surrender prior to a Strategy Term End Date, we credit Interim Strategy Earnings to your Contract. Specifically:

●

If you are invested in a single Strategy Account at the time that you take the partial withdrawal or full surrender, we will calculate your Interim Strategy Earnings based on the amount withdrawn and credit those Interim Strategy Earnings to your sole Strategy Account.

●

If you are invested in multiple Strategies at the time that you take the partial withdrawal or full surrender, for each Strategy Account, we will calculate Interim Strategy Earnings based on the amount withdrawn from that Strategy Account and credit those Interim Strategy Earnings to that Strategy Account. No Interim Strategy Earnings are credited on a Strategy’s Strategy Term End Date, because only Term Strategy Earnings are credited on a Strategy’s Strategy Term End Date.

For an explanation of how Interim Strategy Earnings are calculated, see “Calculation of Strategy Earnings – Interim Strategy Earnings.”

The amount of Interim Strategy Earnings that you receive, if any, when you take a partial withdrawal or full surrender may differ depending on whether the transaction is treated as a Preferred Withdrawal, a Non-Preferred Withdrawal, or a combination of both. Interim Strategy Earnings on Preferred Withdrawals are calculated using the Strategy Earnings Percentage (SEP). Interim Strategy Earnings on Non-Preferred Withdrawals are calculated using the Interim Earnings Percentage (IEP). The SEP formula is more favorable to you than the IEP formula. See “Calculation of Strategy Earnings – Strategy Earnings Percentage (SEP) and Interim Earnings Percentage (IEP).”

GROSS WITHDRAWALS, NET WITHDRAWALS, AND CASH WITHDRAWALS

When you take a partial withdrawal or full surrender, we calculate the Gross Withdrawal(s), Net Withdrawal(s), and Cash Withdrawal(s) associated with that transaction.

●

Gross Withdrawal. With respect to the Contract as a whole, a Gross Withdrawal refers to the reduction in your Modified Contract Value as a result of the partial withdrawal or full surrender. With respect to a particular Strategy Account, a Gross Withdrawal refers to the reduction in your Modified Strategy Value as a result of the partial withdrawal or full surrender. A Gross Withdrawal does not represent the amount that you actually receive. A Gross Withdrawal equals the related Cash Withdrawal plus any applicable CDSC and deducted taxes, and prior to the application of any MVA.

●

Net Withdrawal. With respect to the Contract as whole, a Net Withdrawal refers to the reduction in your Contract Value as a result of the partial withdrawal or full surrender. With respect to a particular Strategy Account, a Net Withdrawal refers to the reduction in your Strategy Value as a result of the partial withdrawal or full surrender. A Net Withdrawal does not represent the amount that you actually receive and serves only as a tracking value used by us in the administration of your Contract. A Net Withdrawal equals the related Gross Withdrawal minus any Interim Contract Earnings.

●

Cash Withdrawal. With respect to the Contract as a whole, a Cash Withdrawal refers to the total dollar amount that you receive as a result of the partial withdrawal or full surrender. A Cash Withdrawal equals the related Gross Withdrawal minus any applicable CDSC and deducted taxes, and after the application of any MVA.

When you take a partial withdrawal, you must indicate the dollar amount of the withdrawal. You must also indicate whether that dollar amount should be taken in the form of a Gross Withdrawal or a Cash Withdrawal under the Contract.

●

If you indicate that the dollar amount should be taken in the form of a Gross Withdrawal under the Contract, you will not necessarily know the dollar amount that you will actually receive, but you will know the overall reduction to your Modified Contract Value. Your Cash Withdrawal may be more or less than the Gross Withdrawal that you requested.

●

If you indicate that the dollar amount should be taken in the form of a Cash Withdrawal under the Contract, you will know the dollar amount that you will actually receive, but you will not necessarily know the overall reduction to your Modified Contract Value. In order to pay you a certain Cash Withdrawal, we may need to reduce your Modified Contract Value by an amount greater than the Cash Withdrawal that you requested.

PREFERRED WITHDRAWALS AND NON-PREFERRED WITHDRAWALS

General

Each Contract Year, your total Gross Withdrawals (if any) up to your Preferred Withdrawal Amount will be treated as Preferred Withdrawals. Any Gross Withdrawal in excess of your Preferred Withdrawal Amount will be treated as a Non-Preferred Withdrawal.

At any given time during a Contract Year, your Remaining Preferred Withdrawal Amount represents the total amount of Gross Withdrawals that may be taken from your Contract during the remainder of the Contract Year without taking a Non-Preferred Withdrawal. If only a portion of a Gross Withdrawal exceeds your Remaining Preferred Withdrawal Amount, the non-excess portion of the Gross Withdrawal will be treated as a Preferred Withdrawal and the excess portion will be treated as a Non-Preferred Withdrawal.

You should carefully consider the consequences of taking Non-Preferred Withdrawals. Non-Preferred Withdrawals may be subject to CDSCs and MVAs. In addition, Interim Strategy Earnings credited on a Strategy Non-Preferred Withdrawal are calculated using the IEP. The calculation of Interim Strategy Earnings using the IEP will result in a lower positive interest rate, or potentially a more negative interest rate, than the calculation of Interim Strategy Earnings using the SEP. As such, you should generally avoid taking Non-Preferred Withdrawals under the Contract.

Calculating the Preferred Withdrawal Amount and the Remaining Preferred Withdrawal Amount

At the beginning of each Contract Year prior to the Annuitization Date we calculate your Preferred Withdrawal Amount for that Contract Year using the following formula:

Preferred Withdrawal Amount = Greater of A or B, where:

A =	Your Contract Value at the beginning of the Contract Year (immediately prior to any partial withdrawal or full surrender on such day) multiplied by the applicable Preferred Withdrawal Percentage.

B =	The amount required to meet minimum distribution requirements for this Contract under the Code.

The table below sets forth the Preferred Withdrawal Percentages under the Contract. The applicable Preferred Withdrawal Percentage will depend on the number of completed Contract Years. As reflected in the table below, the Preferred Withdrawal Percentage increases after you have completed six Contract Years.

Number of Completed Contract Years	Preferred Withdrawal Percentage
0	7.00%
1	7.00%
2	7.00%
3	7.00%
4	7.00%
5	7.00%
6+	10.00%

On any day during a Contract Year, your Remaining Preferred Withdrawal Amount equals the Preferred Withdrawal Amount for that Contract Year minus the total dollar amount of all Gross Withdrawals already taken during the Contract Year. The Remaining Preferred Withdrawal Amount will never be less than zero.

Each Contract Year’s Preferred Withdrawal Amount is non-cumulative. If you have a Remaining Preferred Withdrawal Amount greater than zero at the end of a Contract Year, that Remaining Preferred Withdrawal Amount will not be added to your Preferred Withdrawal Amount for the next Contract Year or any later Contract Year.

Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals

When you take a withdrawal, we determine how the Gross Withdrawal (and the associated Preferred Withdrawal and/or Non-Preferred Withdrawal) is allocated among your Strategy Accounts. The portion of a Preferred Withdrawal that is attributable to a particular Strategy Account is referred to as a “Strategy Preferred Withdrawal.” The portion of a Non-Preferred Withdrawal attributable to a particular Strategy Account is referred to as a “Strategy Non-Preferred Withdrawal.”

Determining your Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals is important for the purpose of calculating your Interim Strategy Earnings, if any. Interim Strategy Earnings are credited on the amount withdrawn whenever you take a partial withdrawal or full surrender prior to a Strategy Term End Date. Interim Strategy Earnings on a Strategy Preferred Withdrawal are credited using the SEP. Interim Strategy Earnings on a Strategy Non-Preferred Withdrawal are credited using the IEP. Interim Strategy Earnings could be positive, negative, or equal to zero.

When you take a Preferred Withdrawal or Non-Preferred Withdrawal, for each of your Strategy Accounts, we determine the Strategy Preferred Withdrawal and Strategy Non-Preferred Withdrawal using the following two-step process:

●	Step One – We first determine the Strategy Preferred Withdrawal using the formula below.

Strategy Preferred Withdrawal = A x B / C, where:

A =	The dollar amount of the Preferred Withdrawal

B =	The Strategy Accumulation Value for the Strategy Account (prior to the partial withdrawal or full surrender)

C =	The Contract Accumulation Value (prior to the partial withdrawal or full surrender)

●	Step Two – We next determine the Strategy Non-Preferred Withdrawal using the formula below.

Strategy Non-Preferred Withdrawal = A x (B – C) / (D – E), where:

A =	The dollar amount of the Non-Preferred Withdrawal

B =	The Modified Strategy Value for the Strategy Account (prior to the partial withdrawal or full surrender)

C =	The Strategy Preferred Withdrawal for the Strategy Account calculated in Step One

D =	The Modified Contract Value (prior to the partial withdrawal or full surrender)

E =	The dollar amount of the Preferred Withdrawal

Example

The example below illustrates the two-step calculation for Strategy Preferred Withdrawals and Strategy Non-Preferred Withdrawals for two separate Strategy Accounts. These examples are a continuation of the examples illustrating the calculation of Modified Strategy Values and Strategy Remaining Preferred Withdrawal Amounts.

For the following examples, assume the following:

●	The Remaining Preferred Withdrawal Amount is $7,000

●	The Strategy Accumulation Value for Strategy Account 1 is $73,500

●	The Strategy Accumulation Value for Strategy Account 2 is $29,400

●	The Modified Strategy Value for Strategy Account 1 is $72,195.24

●	The Modified Strategy Value for Strategy Account 2 is $29,400

●	You take a Gross Withdrawal of $10,000

Step One:

The Contract Accumulation Value is calculated as the sum of the Strategy Accumulation Values. In this example, it is $102,900 (i.e., $73,500 + $29,400). Therefore, C is $102,900.

The Preferred Withdrawal is the portion of the Gross Withdrawal from the Contract that is less than or equal to the Remaining Preferred Withdrawal Amount. In this example, it is $7,000. Therefore, A is $7,000.

Then the Strategy Preferred Withdrawal for each Strategy Account is calculated as follows:

For Strategy Account 1:

●	B = $73,500

●	Strategy Preferred Withdrawal = $5,000 (i.e., $7,000 x $73,500 / $102,900)

For Strategy Account 2:

●	B = $29,400

●	Strategy Remaining Preferred Withdrawal Amount = $2,000 (i.e., $7,000 x $29,400 / $102,900)

Step 2:

The Modified Contract Value is calculated as the sum of the Modified Strategy Values. In this example, it is $101,595.24 (i.e., $72,195.24 + $29,400). Therefore, D is $101,595.24.

The Non-Preferred Withdrawal is the portion of the Gross Withdrawal from the Contract that is in excess of the Remaining Preferred Withdrawal Amount. In this example, it is $3,000 (i.e., $10,000 - $7,000). Therefore, A is $3,000.

E is the dollar amount of the Preferred Withdrawal in Step 1. Therefore, E is $7,000.

For Strategy Account 1:

●	B = $72,195.24

●	C = $5,000

●	Strategy Non-Preferred Withdrawal = $2,131.03 (i.e., $3,000 x ($72,195.24 – $5,000) / ($101,595.24 – $7,000))

For Strategy Account 2:

●	B = $29,400

●	C = $2,000

●	Strategy Non-Preferred Withdrawal = $868.97 (i.e., $3,000 x ($29,400 – $2,000) / ($101,595.24 – $7,000))

CONTINGENT DEFERRED SALES CHARGE AND MARKET VALUE ADJUSTMENT

CONTINGENT DEFERRED SALES CHARGE

When you take a Non-Preferred Withdrawal under the Contract during the first six Contract Years, the Non-Preferred Withdrawal will be subject to a Contingent Deferred Sales Charge (or CDSC). After the sixth Contract Year, Non-Preferred Withdrawals will not be subject to CDSCs. A CDSC always has the effect of reducing your Cash Withdrawal.

When a CDSC is imposed on a Non-Preferred Withdrawal, the CDSC will be calculated using the following formula:

CDSC = CDSC Base x CDSC Percentage

In the formula above, the CDSC Base will equal the dollar amount of the Non-Preferred Withdrawal. If only a portion of a Gross Withdrawal is treated as a Non-Preferred Withdrawal, the CDSC Base will equal the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal.

The CDSC Percentage will depend on the number of Contract Years that you have completed when you take a Non-Preferred Withdrawal. The CDSC Percentage schedule is set forth below. The CDSC Percentage schedule starts at 6.00% and declines with each completed Contract Year until it reaches 0% after six completed Contract Years.

Number of Completed Contract Years	CDSC Percentage (as a percentage of the CDSC Base)
0	6.00%
1	5.00%
2	4.00%
3	3.00%
4	2.00%
5	1.00%
6+	0.00%

No CDSC is charged on the payment of the Death Benefit, any partial withdrawals or full surrender after the Death Benefit is paid, or annuity payments.

CDSCs are intended to reimburse us for expenses that we incur in connection with the sale of the Contract.

MARKET VALUE ADJUSTMENT

When you take a Non-Preferred Withdrawal under the Contract during the MVA Period, which is the first six Contract Years, the Non-Preferred Withdrawal will be subject to a Market Value Adjustment (or MVA). After the sixth Contract Year, Non-Preferred Withdrawals will not be subject to MVAs.

An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease your Cash Withdrawal. If an MVA is positive, it will increase your Cash Withdrawal. If an MVA is equal to zero, it will have no effect on your Cash Withdrawal.

The MVA is intended to approximate, without duplicating, our experience when we liquidate fixed-income assets in order to satisfy our payment obligations under the Contract. When liquidating assets, Nationwide may realize either a gain or a loss. In rising interest rate environments relative to the interest rate environment on the Date of Issue, the MVA will be negative. Conversely, in declining interest rate environments relative to the interest rate environment on the Date of Issue, the MVA will be positive.

When an MVA is imposed on a Non-Preferred Withdrawal, the MVA will be calculated using the following formula:

MVA = MVA Base x MVA Factor

In the formula above, the MVA Base will equal the dollar amount of the Non-Preferred Withdrawal. If only a portion of a Gross Withdrawal is treated as a Non-Preferred Withdrawal, the MVA Base will equal the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal.

We calculate the MVA Factor using the following formula:

MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:

A =	Initial Market Value Reference Rate

B =	Market Value Reference Rate on the date we process the Non-Preferred Withdrawal

N =	Number of whole (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the Non-Preferred Withdrawal

In the formula above, the MVA Scaling Factor will be greater or less than, or equal to, 1.0. Within the formula, the MVA Scaling Factor serves to amplify or dampen the MVA Factor for purposes of the MVA calculation. An MVA Scaling Factor greater than 1.0 increases the magnitude of the MVA, an MVA Scaling Factor less than 1.0 dampens the magnitude of the MVA. An MVA Scaling Factor equal to 1 has no effect on the MVA.

The Market Value Reference Rate refers to the yield of the MVA Index, which is the Bloomberg Barclays U.S. Corporate Index. The Market Value Reference Rate of the MVA Index as of the Date of Issue (the Initial Market Value Reference Rate) is included in your Contract. The daily Market Value Reference Rate may be obtained thereafter by contacting the Service Center. If the daily Market Value Reference Rate is not available on any day on which the value is needed, we will use the Market Value Reference Rate for the previous Business Day.

If the Market Value Reference Rate is no longer available, or if we at our sole discretion determine that the Market Value Reference Rate is no longer appropriate for purposes of calculating the MVA, we will substitute another method for determining the MVA, subject to any required regulatory approval. We will notify you of any such change.

Examples

We calculate the MVA Factor using the following formula:

MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:

A =	Initial Market Value Reference Rate

B =	Market Value Reference Rate on the date we process the Non-Preferred Withdrawal

N =	Number of whole months (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the Non-Preferred Withdrawal

Both examples assume the following:

●	The MVA Scaling Factor is 1.0

●	The Initial Market Value Reference Rate is 3.50%

Example 1:

Assume:

●	The MVA is calculated 13-1/2 months after the Date of Issue

●	The Market Value Reference Rate on that date is 4.00%

Then the MVA Factor is calculated using the following values:

●	A is 3.50%

●	B is 4.00%

●	N is 59 (i.e. there are 58-1/2 months remaining in the MVA Period (72 months – 13-1/2 months), which is rounded up to 59 months)

The MVA Factor on that date is -2.46% (i.e. 1.00 x (3.50% - 4.00%) x 59/12

Example 2:

Assume:

●	The MVA is calculated 39 months after the Date of Issue

●	The Market Value Reference Rate on that date is 3.10%

Then the MVA Factor is calculated using the following values:

●	A is 3.50%

●	B is 3.10%

●	N is 33 (i.e. there are 33 months remaining in the MVA Period 72 months – 39 months)

The MVA Factor on that date is 1.10% (i.e. 1.00 x (3.50% - 3.10%) x 33/12

WAIVER OR REDUCTION OF THE CDSC OR MVA

Nationwide may waive (or reduce) any applicable CDSC and waive some or part of the MVA for the following transactions:

(1)	No CDSC or MVA is charged on payment of the Death Benefit or on any partial withdrawals or full surrender after the Death Benefit is paid.

(2)

Nationwide may decide not to charge a CDSC and/or apply an MVA if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies. If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC and/or waive part of the MVA on the Contract. A CDSC and/or MVA may apply to the contract received in exchange for the Contract.

INCREASE IN REMAINING PREFERRED WITHDRAWAL AMOUNT AFTER A LONG-TERM CARE AND TERMINAL ILLNESS OR INJURY (CDSC AND MVA WAIVER)

General

If the Contract Owner and Annuitant are the same person, and as of the Date of Issue that person is no older than 80 years old, all partial withdrawals and any full surrender will be treated entirely as Preferred Withdrawals (thereby requiring us to waive any otherwise applicable CDSCs and MVAs) after the occurrence of a Long-Term Care Event (“LTC Event”) or Terminal Illness or Injury Event (“TI Event”) for the current and all subsequent Contract Years.

In addition, please note:

●	For purposes of these waivers, if the Contract Owner is not a natural person, we will treat the Annuitant as the Contract Owner.

●

If the Contract has a Joint Owner, in order to be eligible for these waivers, the Contract Owner and the Joint Owner must be named as Annuitant and Co-Annuitant. Also, as of the Date of Issue, the older of the Contract Owner and Joint Owner must be no older than 80 years old.

There are no charges associated with these waivers.

Long-Term Care Event

An LTC Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital beginning after the Date of Issue and is confined for a continuous period of 90 days or more. If there is a Joint Owner, the confinement of the

Contract Owner or Joint Owner may qualify as an LTC Event. An LTC Event waiver claim (including written proof of confinement) must be received by us while the confinement is ongoing or within 90 days after the confinement ends. If it was not reasonably possible to give written proof of confinement in the time required, we will not reduce or deny the waiver if such proof is given as soon as reasonably possible. In any event, the written proof required must be given no later than one year from after the confinement ends unless the Contract Owner was legally incapacitated.

A “Hospital” is defined as a state licensed facility which is operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical and diagnostic facilities.

A “Long-Term Care Facility” is defined as a state licensed skilled nursing facility or intermediate care facility that does not include: a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner’s immediate family.

Terminal Illness or Injury Event

A TI Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue. If there is a Joint Owner, the Terminal Illness or Injury of the Contract Owner or Joint Owner may qualify as a TI Event.

A “Terminal Illness or Injury” is defined as an illness or injury diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.

DEATH BENEFIT AND SUCCESSION RIGHTS

DEATH PRIOR TO ANNUITIZATION

Death of Contract Owner who is not the Annuitant

If the deceased Contract Owner (or Joint Owner) is not an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, no Death Benefit is payable. Under such circumstances, contractual rights under the Contract will succeed as follows:

(1)	Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor becomes the sole Contract Owner. The Contract otherwise continues uninterrupted.

(2)	Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.

(3)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.

(4)	Last Surviving Contract Owner’s or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner becomes the new Contract Owner.

Death of Contract Owner who is the Annuitant

If the deceased Contract Owner (or Joint Owner) is an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.

If there is Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. There will no longer be a Contingent Annuitant under the Contract.

If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:

(1)	Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor is entitled to the Death Benefit.

(2)	Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) is (are) entitled to the Death Benefit.

(3)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.

(4)

Last Surviving Contract Owner’s or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.

Death of Annuitant who is not the Contract Owner

If the deceased Annuitant is not the Contract Owner (or Joint Owner), and the deceased Annuitant dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.

If there is a Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. The Contract otherwise continues without interruption and there will no longer be a Contingent Annuitant under the Contract.

If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:

(1)	Beneficiary(ies). The Beneficiary(ies) is (are) entitled to the Death Benefit.

(2)	Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.

(3)

Last Surviving Contract Owner’s or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.

DEATH AFTER ANNUITIZATION

After the Annuitization Date, under no circumstances will the Death Benefit become payable. All payments under the Contract depend on the annuity payment option selected.

PAYMENT OF THE DEATH BENEFIT

When the Death Benefit becomes payable, we will not pay the Death Benefit until we receive in writing at our Service Center each of the following:

●	Proper proof of death;

●	Instructions regarding the method of distribution; and

●	Any forms required by a state or other jurisdiction.

Proper proof of death includes:

●	A certified copy of the death certificate of the deceased Annuitant;

●	A copy of a certified decree of a court of competent jurisdiction as to the finding of death;

●	A written statement by a medical doctor who attended the deceased; or

●	Any other proof of death that we deem acceptable.

The methods of distribution depend on the person (or people) to whom the Death Benefit will be paid. Under all circumstances, the method of distribution selected must comply with any applicable requirements under the Code.

The following applies to the payment of the Death Benefit:

1)

If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner and the Spousal Continuation Death Benefit was elected under the Contract, he or she can do one of the following:

a.	Elect to receive the Death Benefit as a lump sum;

b.	Elect to receive the Death Benefit as an annuity;

c.	Elect to receive the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or

d.	Continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner, and the provisions of the Spousal Continuation Death Benefit will apply.

2)

If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner and is either the sole Beneficiary or the first Beneficiary to make a Death Benefit claim when more than one Beneficiary is designated, and the Spousal Continuation Death Benefit was not elected under the Contract, the surviving spouse can do one of the following:

a.	Elect to receive their portion of the Death Benefit as a lump sum;

b.	Elect to receive their portion of the Death Benefit as an annuity;

c.	Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or

d.

Continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner. If this option is elected, each current Strategy’s Strategy Term will end, and new Strategies must be elected. The Contract Accumulation Value on the date the election is received in good order will be reallocated to the newly elected Strategies. Each new Strategy’s Strategy Term will begin on the date the Contract Accumulation Value is reallocated to the new Strategy. The Crediting Factors applicable to each new Strategy will be the new business Crediting Factors in effect on the date the Contract Accumulation Value is reallocated to the new Strategy. Thereafter, any partial withdrawal or full surrender is treated as a Preferred Withdrawal. Upon the death of the surviving spouse, no Death Benefit will be payable and any person entitled to receive the Contract Value can do one of the following:

i.	Elect to receive their portion of the Contract Value as a lump sum;
ii.	Elect to receive their portion of the Contract Value as an annuity; or
iii.	Elect to receive their portion of the Contract Value as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.

3)

If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner and is not the first Beneficiary to make a Death Benefit claim when more than one Beneficiary is designated, and the Spousal Continuation Death Benefit was not elected under the Contract, the surviving spouse’s portion of the Death Benefit will be allocated to the Transition Account at the time the first Beneficiary’s Death Benefit is paid. The surviving spouse can do one of the following:

a.	Elect to receive their portion of the Death Benefit as a lump sum;

b.	Elect to receive their portion of the Death Benefit as an annuity;

c.	Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or

d.

Continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner. If this option is elected, new Strategies must be elected. On the date the surviving spouse’s election is received in good order, the surviving spouse’s portion of the Transition Account Value will be reallocated to the newly elected Strategies. Each new Strategy’s Strategy Term will begin on the date the Transition Account Value is reallocated to the new Strategy. The Crediting Factors applicable to each new Strategy will be the new business Crediting Factors in effect on the date the Transition Account Value is reallocated to the new Strategies. Thereafter, any partial withdrawal or full surrender is treated as a Preferred Withdrawal. Upon the death of the surviving spouse, no Death Benefit will be payable and any person entitled to receive the Contract Value can do one of the following:

i.	Elect to receive their portion of the Contract Value as a lump sum;
ii.	Elect to receive their portion of the Contract Value as an annuity; or
iii.	Elect to receive their portion of the Contract Value as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.

4)	For any other person(s) entitled to receive the Death Benefit, he or she can do one of the following:

a.	Elect to receive their portion of the Death Benefit as a lump sum;

b.	Elect to receive their portion of the Death Benefit as an annuity; or

c.	Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.

If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Transition Account until instructions are received from the remaining Beneficiary(ies).

The Transition Account is a short-term liquid investment account. We establish interest rates for all amounts in the Transition Account on a monthly basis, but we do not guarantee any specific minimum rate. The Transition Account is not designed for long-term investing. Withdrawals from the Transition Account are not subject to any CDSCs or MVAs.

CALCULATION OF THE DEATH BENEFIT

Except as provided below, the Death Benefit will equal the Contract Accumulation Value as of the date that the Death Benefit becomes payable. The Contract Accumulation Value may be less than, greater than, or equal to your Contract Value.

If the Contract Owner is changed, or if the Contract is assigned, prior to the Death Benefit becoming payable, the Death Benefit will equal the Surrender Value rather than the Contract Accumulation Value, except in any of the following circumstances:

(a)

The new Contract Owner or assignee assumes full ownership of the Contract. We reserve the right to determine when such circumstances occur in our sole discretion. Examples of such circumstances may include (a) when ownership is transferred from an individual to a revocable trust for the benefit of the same individual; (b) when ownership changes due to a change in a Contract Owner’s spouse; or (c) when ownership changes because there is a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime.

(b)	Ownership of a Contract as an IRA or Roth IRA is being changed from one custodian to another, from the Contract Owner to a custodian, or from a custodian to the Contract Owner.

(c)	The assignment is for the purpose of effectuating an exchange pursuant to Section 1035 of the Code.

(d)	The change is the removal of a Contract Owner or Joint Owner when the Contract is jointly owned.

Taxes may be deducted from the Death Benefit in all circumstances.

SPOUSAL CONTINUATION DEATH BENEFIT

The Spousal Continuation Death Benefit permits a surviving spouse to continue the Contract in the available Strategies and provides for the payment of a second Death Benefit at the death of the surviving spouse. The following requirements must be met in order for the Spousal Continuation Death Benefit to be available under a Contract:

(1)	One or both of the spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner(s);

(2)	The spouses must be Co-Annuitants. On the Date of Issue, the spouses must be no older than 85;

(3)	The spouses must be the only primary Beneficiaries, except that a valid trust or custodial arrangement may be established if it is for the exclusive benefit of each spouse;

(4)

No other person may be named as Contract Owner, Annuitant, Co-Annuitant, or primary Beneficiary, except that a Contract Owner or primary Beneficiary may be a valid trust or custodial arrangement established for the exclusive benefit of each spouse;

(5)

If both spouses are alive upon the Annuitization Date, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend; and

(6)

If a Co-Annuitant is added at any time after the Date of Issue, a copy of the certificate of marriage must be provided and the date of marriage must be after the Date of Issue. In addition, the Co-Annuitant that is added must be, as of the date the Co-Annuitant is requested to be added, no older than 85.

Under the Spousal Continuation Death Benefit, upon the death of one spouse, the surviving spouse may continue the Contract as the sole Contract Owner and the Annuitant. If the surviving spouse elects to continue the Contract under the Spousal Continuation Death Benefit, the Strategy Value for each Strategy Account will be adjusted to equal the Strategy Accumulation Value as of the date that the Death Benefit became payable. As a result, the Contract Value will also be adjusted to equal the Contract Accumulation Value on the date the Death Benefit became payable. The adjustment to the Contract Value is considered payment of the Death Benefit. The surviving spouse may name a new Beneficiary but may not name another Co-Annuitant. Upon the death of the surviving spouse, a second Death Benefit is payable to the surviving spouse’s beneficiaries. Then, on the date Nationwide receives notification of the surviving spouse’s death, a second Death Benefit will be payable. Any person entitled to the Death Benefit will have the following options:

1.	Elect to receive the Death Benefit as a lump sum;
2.	Elect to receive the Death Benefit as an annuity; or
3.	Elect to receive the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide).

If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Transition Account until instructions are received from the remaining Beneficiary(ies).

In no event will Nationwide pay the Death Benefit more than twice.

Please note that if the Spousal Continuation Death Benefit is exercised, all future partial withdrawals and any full surrender under the Contract will be treated as Preferred Withdrawals (i.e., no CDSCs or MVAs will apply, and all Interim Strategy Earnings will be credited using the SEP). In addition, throughout the duration of any Strategy Terms that are ongoing as of the date the first Death Benefit is paid under the Spousal Continuation Death Benefit, the SEP will be calculated as described under “Calculation of the SEP after Continuation of the Contract” below.

The election of the Spousal Continuation Death Benefit may not provide a benefit and may even result in a lesser amount payable upon the death of the surviving spouse than if the Spousal Continuation Death Benefit had not been elected. This occurs when the Contract Accumulation Value on the date the second Death Benefit is paid is less than the Contract Accumulation Value on the date the first Death Benefit was paid.

CALCULATION OF THE SEP AFTER CONTINUATION OF THE CONTRACT

If the Spousal Continuation Death Benefit was elected and the person receiving the Death Benefit is a surviving spouse of the deceased Contract Owner who elects to continue the Contract, the SEP for each Strategy in which the Contract is invested will be calculated for the duration of its Strategy Term during which the Death Benefit was paid using the following formula:

SEP = (1 + B) / (1+ C) - 1, but never less than zero, where:

B = SEP for that date (computed as described under “Calculation of Strategy Earnings”)

C = SEP on the date the Death Benefit was paid (computed as described under “Calculation of Strategy Earnings”)

The purpose of calculating the SEP in this manner is to prevent Strategy Earnings credited in connection with the Death Benefit to be credited again as part of the SEP calculation for duration of the ongoing Strategy Term(s).

For each Strategy Term following the Strategy Term(s) during which the first Death Benefit was paid, the SEP will be calculated as described under “Calculation of Strategy Earnings.”

ANNUITIZATION

Annuity Commencement Date

The Annuity Commencement Date is the date on which annuity payments are scheduled to begin. Generally, the Contract Owner designates the Annuity Commencement Date at the time of application. If no Annuity Commencement Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant, or the older of the Co-Annuitants if applicable, reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time. Additionally, Nationwide will notify the Contract Owner approximately 90 days before the impending Annuity Commencement Date of the opportunity to change the Annuity Commencement Date or annuitize the contract.

Any request to change the Annuity Commencement Date must meet the following requirements:

●	the request is made prior to the Annuitization Date;
●	the requested date is at least two years after the Date of Issue;
●

the requested date is not later than the first day of the first calendar month after the Annuitant’s 90th birthday (or the 90th birthday of the older of the Co-Annuitants if applicable) unless approved by Nationwide; and

●	the request for change is made in writing, submitted to the Service Center and approved by Nationwide.

Generally, Nationwide will not initiate annuitization until specifically directed to do so. However, for Non-Qualified Contracts only, Nationwide will automatically initiate annuitization within 45 days after the Annuity Commencement Date (whether default or otherwise), unless (1) Nationwide has had direct contact with the Contract Owner (indicating that the contract is not abandoned); or (2) the Contract Owner has taken some type of action which is inconsistent with the desire to annuitize.

Annuitization

Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once annuity payments have begun. Upon Annuitization Date, the Annuitant must elect an annuity payment option.

Annuity purchase rates are used to determine the amount of the annuity payments based upon the annuity payment option elected. Actual purchase rates used to determine annuity payments will be those in effect on the Annuitization Date. Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract at purchase rates offered by Nationwide at the time to the same class of annuitants.

Fixed Annuity Payments

Fixed annuity payments provide for level annuity payments. Premium taxes are deducted prior to determining fixed annuity payments. The fixed annuity payments will remain level unless the annuity payment option provides otherwise.

Frequency and Amount of Payments

Annuity payments are based on the annuity payment option elected.

If the net amount to be annuitized is less than $2,000, Nationwide reserves the right to pay this amount in a lump sum instead of periodic annuity payments.

Nationwide reserves the right to change the frequency of payments if the amount of any payment becomes less than $100. The payment frequency will be changed to an interval that will result in payments of at least $100. Nationwide will send annuity payments no later than 10 Business Days after each annuity payment date.

Annuity Payment Options

The Annuitant must elect an annuity payment option before the Annuitization Date. If the Annuitant does not elect an annuity payment option, the fixed single life annuity with 240 monthly payments guaranteed annuity payment option will be assumed as the automatic form of payment upon annuitization. Once elected or assumed, the annuity payment option may not be changed.

Not all of the annuity payment options may be available in all states. Additionally, the annuity payment options available may be limited based on the Annuitant’s age (and the joint annuitant’s age, if applicable) or requirements under the Code.

Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. If a Contract Owner does not submit purchase payments in excess of $1,000,000, or if Nationwide has refused to accept purchase payments in excess of $1,000,000, the references in this provision to purchase payments in excess of $1,000,000 will not apply. If the Contract Owner is permitted to submit purchase payments in excess of $1,000,000, additional restrictions apply, as follows.

Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Less Than or Equal to $2,000,000

If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value annuitized is less than or equal to $2,000,000, the annuity payment options available are:

●	Single life;
●	Joint and survivor; and
●	Single life with a 10 or 20 year term certain.

Each of the annuity payment options is discussed more thoroughly below.

Single Life

The single life annuity payment option provides for annuity payments to be paid during the lifetime of the Annuitant. This option is not available if the Annuitant is 86 or older on the Annuitization Date.

Payments will cease with the last payment before the Annuitant’s death. For example, if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one payment. The Annuitant will only receive two annuity payments if he or she dies before the third payment date, and so on. No death benefit will be paid.

No withdrawals other than the scheduled annuity payments are permitted.

Joint and Survivor

The joint and survivor annuity payment option provides for annuity payments to continue during the joint lifetimes of the Annuitant and joint annuitant. After the death of either the Annuitant or joint annuitant, payments will continue for the life of the survivor. This option is not available if the Annuitant or joint annuitant is 86 or older on the Annuitization Date.

Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and joint annuitant. As is the case of the single life annuity payment option, there is no guaranteed number of payments. Therefore, it is possible that if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one annuity payment. No death benefit will be paid.

No withdrawals other than the scheduled annuity payments are permitted.

Single Life with a 10 or 20 Year Term Certain

The single life with a 10 or 20 year term certain annuity payment option provides that monthly annuity payments will be paid during the Annuitant’s lifetime or for the term selected, whichever is longer. The term may be either 10 or 20 years.

If the Annuitant dies before the end of the 10 or 20 year term, payments will be paid to the beneficiary for the remainder of the term.

No withdrawals other than the scheduled annuity payments are permitted.

Any Other Option

Annuity payment options not set forth in this provision may be available. Any annuity payment option not set forth in this provision must be approved by Nationwide.

Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Greater Than $2,000,000

If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value to be annuitized is greater than $2,000,000, Nationwide may limit the annuity payment option to the longer of:

1.	a fixed single life annuity with a 20 year term certain; or
2.	a fixed single life annuity with a term certain to age 95.

Annuitization of Amounts Greater than $5,000,000

Additionally, Nationwide may limit the amount that may be annuitized on a single life to $5,000,000. If the total amount to be annuitized is greater than $5,000,000 under this contract and/or for all Nationwide issued annuity contracts with the same Annuitant, the Contract Owner must:

1.	reduce the amount to be annuitized to $5,000,000 or less by taking a partial withdrawal from the Contract;
2.	reduce the amount to be annuitized to $5,000,000 or less by exchanging the portion of the Surrender Value in excess of $5,000,000 to another annuity contract; or
3.	annuitize the portion of the Surrender Value in excess of $5,000,000 under an annuity payment option with a term certain, if available.

CONTRACT TYPES AND FEDERAL TAX CONSIDERATIONS

Types of Contracts

The contracts described in this prospectus are classified according to the tax treatment to which they are subject under the Code. Following is a general description of the various contract types. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on contract type.

Non-Qualified Contracts

A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Code, such as deductibility of purchase payments, and which is not an IRA, Roth IRA, SEP IRA, Simple IRA, or tax sheltered annuity.

Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required period.

Non-Qualified Contracts that are owned by natural persons allow the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed. Non-Qualified Contracts that are owned by non-natural persons, such as trusts, corporations, and partnerships are generally subject to current income tax on the income earned inside the contract, unless the non-natural person owns the contract as an agent of a natural person.

Charitable Remainder Trusts

Charitable Remainder Trusts are trusts that meet the requirements of Section 664 of the Code. Non-Qualified Contracts that are issued to Charitable Remainder Trusts will differ from other Non-Qualified Contracts in three respects:

1.	Waiver of sales charges. In addition to any sales load waivers included in the contract, Charitable Remainder Trusts may also withdraw the difference between:

a.	the contract value on the day before the withdrawal; and
b.	the total amount of purchase payments made to the contract (less an adjustment for amounts surrendered).

2.

Contract ownership at annuitization. On the annuitization date, if the contract owner is a Charitable Remainder Trust, the Charitable Remainder Trust will continue to be the contract owner and the annuitant will NOT become the contract owner.

3.

Recipient of death benefit proceeds. With respect to the death benefit proceeds, if the contract owner is a Charitable Remainder Trust, the death benefit is payable to the Charitable Remainder Trust. Any designation in conflict with the Charitable Remainder Trust’s right to the death benefit will be void.

While these provisions are intended to facilitate a Charitable Remainder Trust’s ownership of this contract, the rules governing Charitable Remainder Trusts are numerous and complex. A Charitable Remainder Trust that is considering purchasing this contract should seek the advice of a qualified tax and/or financial advisor prior to purchasing the contract. An annuity that has a Charitable Remainder Trust endorsement is not a Charitable Remainder Trust; the endorsement is merely to facilitate ownership of the contract by a Charitable Remainder Trust.

Individual Retirement Annuities (IRAs)

IRAs are contracts that satisfy the provisions of Section 408(b) of the Code, including the following requirements:

●	the contract is not transferable by the owner;
●	the premiums are not fixed;
●

if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from Qualified Plans, Tax Sheltered Annuities, certain 457 governmental plans, and other IRAs can be received);

●	certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1⁄2;
●	the entire interest of the owner in the contract is nonforfeitable; and
●	after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.

IRAs may receive rollover contributions from other individual retirement accounts, other individual retirement annuities, tax sheltered annuities, certain 457 governmental plans, and qualified retirement plans (including 401(k) plans).

When the owner of an IRA attains the age of 70 1⁄2, the Code requires that certain minimum distributions be made. In addition, upon the death of the owner of an IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period. Due to recent changes in Treasury Regulations, the amount used to compute the mandatory distributions may exceed the contract value.

Failure to make the mandatory distributions can result in an additional penalty tax of 50% of the excess of the amount required to be distributed over the amount that was actually distributed.

For further details regarding IRAs, refer to the disclosure statement provided when the IRA was established and the annuity contract’s IRA endorsement.

As used herein, the term _individual retirement plans_ shall refer to both individual retirement annuities and individual retirement accounts that are described in Section 408 of the Code.

One-Rollover-Per-Year Limitation

A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the distribution and not have the amount of the distribution included in taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one year period begins on the date the contract owner receives the IRA distribution, and not on the date the IRA was rolled over. The Internal Revenue Service (_IRS_) has interpreted this one-rollover-per-year limitation as applying separately to each IRA a contract owner owns.

However, on March 20, 2014, the IRS issued Announcement 2014-15 in which it decided to follow the Tax Court’s interpretation of the one rollover per year rule in the Bobrow case. In Bobrow, the Tax Court interpreted the one-rollover-per-year limitation as applying in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution if, within the previous one year period, an IRA rollover distribution was taken from any other IRAs owned. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover within the 1-year period between the individual’s traditional IRAs, and vice versa. The IRS began applying this new interpretation to any IRA rollover distribution that occurs on or after January 1, 2015.

Direct transfers IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one roll over per year limitation, and such a rollover is disregarded in applying the one rollover per year limitation to other rollovers.

Roth IRAs

Roth IRA contracts are contracts that satisfy the provisions of Section 408A of the Code, including the following requirements:

●	the contract is not transferable by the owner;
●	the premiums are not fixed;
●

if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from other Roth IRAs and other individual retirement plans can be received);

●	the entire interest of the owner in the contract is nonforfeitable; and
●	after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner’s federal gross income at the time of the rollover, and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan after December 31, 2017 cannot be recharacterized back to an IRA.

For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established and the annuity contract’s IRA endorsement.

Simplified Employee Pension IRAs (SEP IRA)

A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.

An employee may make deductible contributions to a SEP IRA subject to the same restrictions and limitations as an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Code and the written plan.

A SEP IRA plan must satisfy:

●	minimum participation rules;
●	top-heavy contribution rules;
●	nondiscriminatory allocation rules; and
●	requirements regarding a written allocation formula.

In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.

When the owner of a SEP IRA attains the age of 70 1⁄2, the Code requires that certain minimum distributions be made. Due to recent changes in Treasury Regulations, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a SEP IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.

Simple IRAs

A Simple IRA is an Individual Retirement Annuity that is funded exclusively by a qualified salary reduction arrangement and satisfies:

●	vesting requirements;
●	participation requirements; and
●	administrative requirements.

The funds contributed to a Simple IRA cannot be commingled with funds in other individual retirement plans or SEP IRAs.

A Simple IRA cannot receive rollover distributions except from another Simple IRA.

When the owner of a Simple IRA attains the age of 70 1⁄2, the Code requires that certain minimum distributions be made. Due to recent changes in Treasury Regulations, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a Simple IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.

Investment Only (Qualified Plans)

Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.

Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.

Federal Tax Considerations

The tax consequences of purchasing a contract described in this prospectus will depend on:

●	the type of contract purchased;
●	the purposes for which the contract is purchased; and
●	the personal circumstances of individual investors having interests in the contracts.

See Synopsis of the Contracts for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.

Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.

If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.

The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial consultant, tax advisor or legal counsel to discuss the taxation and use of the contracts.

The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:

●	IRAs;
●	SEP IRAs;
●	Simple IRAs;
●	Roth IRAs;
●	Tax Sheltered Annuities; and
●	Non-Qualified Contracts.

IRAs, SEP IRAs and Simple IRAs

Distributions from IRAs, SEP IRAs and Simple IRAs are generally taxed when received. If any portion of the amount contributed to the IRA was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.

If distributions of income from an IRA are made prior to the date that the owner attains the age of 59 1⁄2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the two year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:

●	made to a beneficiary on or after the death of the owner;
●	attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
●

part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies); or of the owner and his or her designated beneficiary;

●	used for qualified higher education expenses;
●	used for expenses attributable to the purchase of a home for a qualified first-time buyer

If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.

One-Rollover-Per-Year-Limitation

A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the IRA distribution and not have the amount of the distribution included in your taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one year period begins on the date the contract owner receives the IRA distribution and not on the date that it was rolled over. The IRS has interpreted this one rollover per year limitation as applying separately to each IRA that a contract owner owns.

However, on March 20, 2014, the IRS issued Announcement 2014-15 in which it decided to follow the Tax Court’s interpretation of the one rollover per year rule in the Bobrow case. In Bobrow, the Tax Court interpreted the one rollover per year limitation as applying in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution from his or her IRA if within the previous one year period he or she has made an IRA rollover distribution from any other IRA that the he owns. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover within the 1-year period between the individual’s traditional IRAs, and vice versa. The IRS began applying this new interpretation to any IRA rollover distribution that occurs on or after January 1, 2015.

Direct transfers IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions and are therefore not subject to the one rollover per year limitation. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one-rollover-per-year limitation, and such a rollover is disregarded in applying the one-rollover-per year limitation to other rollovers.

Roth IRAs

Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are “qualified distributions” or “nonqualified distributions.” A “qualified distribution” is one that is made after the Roth IRA has satisfied the five-year rule and meets one of the following requirements:

●	it is made on or after the date on which the contract owner attains age 59 1⁄2;
●	it is made to a beneficiary (or the contract owner’s estate) on or after the death of the contract owner;
●	it is attributable to the contract owner’s disability; or
●	it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.

The five year rule is satisfied if a five-taxable year period has passed. The five taxable-year period begins with the first taxable year in which a contribution is made to any Roth IRA established for the owner.

A qualified distribution is not included in gross income for federal income tax purposes.

A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner’s gross income in the year that is distributed to the contract owner.

Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999 if the owner elected the special four-year income averaging provisions that were in effect for 1998.

If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59 1⁄2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

●	made to a beneficiary on or after the death of the owner;
●	attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
●

part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

●	for qualified higher education expenses; or
●	used for expenses attributable to the purchase of a home for a qualified first-time buyer.

If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for tax purposes.

Tax Sheltered Annuities

Distributions from Tax Sheltered Annuities are generally taxed when received. If nondeductible contributions are made, then a portion of each distribution is excludable from income based on a formula established pursuant to the Internal Revenue Code. The formula excludes from income the amount invested in the contract divided by the number of anticipated payments until the full investment in the contract is recovered. Thereafter all distributions are fully taxable.

If a distribution of income is made from a Tax Sheltered Annuity prior to the date that the owner attains the age of 59 1⁄2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

●	made to a beneficiary on or after the death of the owner;
●	attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
●

part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary; or

●	made to the owner after separation from service with his or her employer after age 55.

A loan from a Tax Sheltered Annuity generally is not considered to be a distribution, and is therefore generally not taxable. However, if the loan is not repaid in accordance with the repayment schedule, the entire balance of the loan would be treated as being in default, and the defaulted amount would be treated as being distributed to the participant as a taxable distribution.

If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes

Non-Qualified Contracts - Natural Persons as Contract Owners

Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.

Distributions before the Annuitization Date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner’s investment at the time of the distribution. In general, the investment in the contract is equal to the purchase payments made with after-tax dollars, reduced by any nontaxable distributions. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.

With respect to annuity distributions on or after the Annuitization Date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner’s investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant’s death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.

Commencing after December 31, 2010, the Internal Revenue Code provides that if only a portion of a nonqualified annuity contract is annuitized for either (a) a period of 10 years or greater, or (b) for the life or lives of one or more persons, then the portion of the contract that has been annuitized would be treated as if it were a separate annuity contract. This means that an Annuitization Date can be established for a portion of the annuity contract (rather than requiring the entire contract to be annuitized at once) and the above description of the taxation of annuity distributions after the Annuitization Date would apply to the portion of the contract that has been annuitized. The investment in the contract is required to be allocated pro rata between the portion of the contract that is annuitized and the portion that is not. All other benefits under the contract (e.g., death benefit) would also be reduced pro rata. For example, if 1/3 of the cash value of the contract were to be annuitized, the death benefit would also be reduced by 1/3.

In determining the taxable amount of a distribution that is made prior to the annuitization date, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.

A special rule applies to distributions from contracts that have investments that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the Annuitization Date are treated first as the nontaxable recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.

The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59 1⁄2. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:

●	the result of a contract owner’s death;
●	the result of a contract owner’s disability (as defined in the Internal Revenue Code);
●

one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or

●	is allocable to an investment in the contract before August 14, 1982.

If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.

Non-Qualified Contracts - Non-Natural Persons as Contract Owners

The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called “non-natural persons” rules) apply if the contract owner is not a natural person.

Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.

The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.

The non-natural persons rules also do not apply to contracts that are:

●	acquired by the estate of a decedent by reason of the death of the decedent;
●	issued in connection with certain qualified retirement plans and individual retirement plans;
●	purchased by an employer upon the termination of certain qualified retirement plans; or
●	immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.

If the annuitant, who is the individual treated as owning the contract, dies before the contract is completely distributed, the balance may be included in the annuitant’s gross estate for estate tax purposes, depending on the obligations that the non-natural owner may have owed to the annuitant.

Exchanges

As a general rule, federal income tax law treats exchanges of property in the same manner as a sale of the property. However, pursuant to Section 1035 of the Internal Revenue Code, an annuity contract may be exchanged tax-free for another annuity contract, provided that the obligee (the person to whom the annuity obligation is owed) is the same for both contracts. If the exchange includes the receipt of other property, such as cash, in addition to another annuity contract special rules may cause a portion of the transaction to be taxable to the extent of the value of the other property.

In June, 2011 the IRS issued Rev. Proc. 2011-38, which addresses the income tax consequences of the direct transfer of a portion of the cash value of an annuity contract in exchange for the issuance of a second annuity contract. Rev. Proc. 2011-38 modified and superseded prior guidance that was contained in Rev. Proc. 2008-24. A direct transfer that satisfies the revenue procedure will be treated as a tax-free exchange under Section 1035 of the Code if, for a period of at least 180 from the date of the direct transfer, there are no distributions or surrenders from either annuity contract involved in the exchange. In addition, the 180 day period will be deemed to have been satisfied with respect to amounts received as an annuity for a period of 10 years or more, or as an annuity for the life of one or more persons. The taxation of distributions (other than distributions described in the immediately preceding sentence) received from either contract within the 180 day period will be determined using general tax principles to determine the substance of those payments. For example, they could be treated as taxable “boot” in an otherwise tax-free exchange, or as a distribution from the new contract. Rev. Proc. 2011-38 also removed numerous exceptions to the 180 waiting period that Rev. Proc. 2008-11 provided for its 12 month waiting period. Please discuss any tax consequences concerning any contemplated or completed transactions with a professional tax advisor. See, also, Non-Qualified Contracts - Natural Persons as Contract Owners, above.

Additional Medicare Tax

Effective January 1, 2013, Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (single, head of household with qualifying person, or qualifying widow(er) with dependent child). The threshold for an estate or trust that is subject to the surtax is generally equal to the dollar amount at which the highest tax bracket under Internal Revenue Code Section 1(e) begins for the taxable year. For 2017, that amount is $12,500.

Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.

Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. It may include taxable distributions from, and gain from the sale or surrenders of, life insurance contracts. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.

Same-Sex Marriages, Domestic Partnership and Other Similar Relationships

The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.

The final regulations define the terms “spouse”, “husband”, “wife”, and “husband and wife” to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the “place of celebration” rule to determine marital status for federal tax purposes. A marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile. Also a marriage entered into in a foreign jurisdiction will be recognized for federal tax purposes if that marriage would be recognized in at least one state, possession, or territory of the US.

Finally, the regulations adopts Rev. Proc. 2013-17 holding that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.

Withholding

Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. Under some circumstances, the Code will not permit contract owners to waive withholding. Such circumstances include:

●	if the payee does not provide Nationwide with a taxpayer identification number; or
●	if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.

If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.

If the distribution is from a Tax Sheltered Annuity, it will be subject to mandatory 20% withholding that cannot be waived, unless:

●

the distribution is made directly to another Tax Sheltered Annuity, qualified pension or profit-sharing plan described in Section 401(a), an eligible deferred compensation plan described in Section 457(b) which is maintained by an eligible employer described in section 457(e)(1)(A) or individual retirement plan; or

●	the distribution satisfies the minimum distribution requirements imposed by the Code.

Non-Resident Aliens

Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:

1.	provide Nationwide with a properly completed withholding certificate claiming the treaty benefit of a lower tax rate or exemption from tax; and
2.	provide Nationwide with an individual taxpayer identification number.

If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.

Another exemption from the 30% withholding is available if the non-resident alien provides Nationwide with sufficient evidence that:

1.	the distribution is connected to the non-resident alien’s conduct of business in the United States;
2.	the distribution is includable in the non-resident alien’s gross income for United States federal income tax purposes; and
3.	provide Nationwide with a properly completed withholding certificate claiming the exemption.

Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.

This prospectus does not address any tax matters that may arise by reason of application of the laws of a non-resident alien’s country of citizenship and/or country of residence. Purchasers and prospective purchasers should consult a financial consultant, tax advisor or legal counsel to discuss the applicability of laws of those jurisdictions to the purchase or ownership of a contract.

FATCA

Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.

Federal Estate, Gift, and Generation Skipping Transfer Taxes

The following transfers may be considered a gift for federal gift tax purposes:

●	a transfer of the contract from one contract owner to another; or
●	a distribution to someone other than a contract owner.

Upon the contract owner’s death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.

Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a “direct skip” and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:

a)	an individual who is two or more generations younger than the contract owner; or
b)	certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not two or more generations younger than the contract owner).

If the contract owner is not an individual, then for this purpose only, “contract owner” refers to any person:

●	who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or
●	who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.

If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.

Charge for Tax

Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.

Tax Changes

The foregoing tax information is based on Nationwide’s understanding of federal tax laws. It is NOT intended as tax advice. All information is subject to change without notice. You should consult with your personal tax and/or financial advisor for more information.

In 2001, the Economic Growth and Tax Relief Reconciliation Act (“EGTRRA”) was enacted. EGTRRA made numerous changes to the Internal Revenue Code, including the following:

●	generally lowering federal income tax rates;
●	increasing the amounts that may be contributed to various retirement plans, such as IRAs, Tax Sheltered Annuities and Qualified Plans;
●	increasing the portability of various retirement plans by permitting IRAs, Tax Sheltered Annuities, Qualified Plans and certain governmental 457 plans to “roll” money from one plan to another;
●	eliminating and/or reducing the highest federal estate tax rates;
●	increasing the estate tax credit; and
●	for persons dying after 2009, repealing the estate tax.

In 2006, the Pension Protection Act of 2006 made permanent the EGTRRA provisions noted above that increase the amounts that may be contributed to various retirement plans and that expanded the portability of various retirement plans. However, all of the other changes resulting from EGTRRA were scheduled to “sunset,” or become ineffective, after December 31, 2010 unless they are extended by additional legislation. The American Taxpayer Relief Act (ATRA) was enacted on January 1, 2013 and made permanent the lower federal income tax rates established under EGTRRA, except for individuals with taxable income above $400,000 ($450,000 for married couples) whose tax rate will revert to the pre-EGTRRA tax rate of 39.6%. ATRA also permanently provides for a maximum federal estate tax rate of 40% with an annually inflation-adjusted $5 million exclusion for estates of persons dying after December 31, 2012. Consult a qualified tax or financial advisor for further information relating to these and other tax issues.

State Taxation

The tax rules across the various states and localities are not uniform and therefore are not discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Contract owners and prospective contract owners should consult a financial consultant, tax advisor or legal counsel to discuss the taxation and use of the contracts.

REQUIRED DISTRIBUTIONS

The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial advisor for more specific required distribution information.

Required Distributions - General Information

In general, a beneficiary is an individual or other entity that the contract owner designates to receive death proceeds upon the contract owner’s death. The distribution rules in the Internal Revenue Code make a distinction between “beneficiary” and “designated beneficiary” when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs, Simple IRAs, Roth IRAs, and Tax Sheltered Annuities after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.

Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-9.

Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner’s death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until September 30th of the year following the contract owner’s death. If there is more than one beneficiary, the life expectancy of the beneficiary with the shortest life expectancy is used to determine the distribution period. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.

Required Distributions for Non-Qualified Contracts

Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:

1.

If any contract owner dies on or after the Annuitization Date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner’s death.

2.

If any contract owner dies before the Annuitization Date, then the entire interest in the contract (consisting of either the death benefit or the Contract Value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner’s death, provided however:

a.

any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner’s death unless otherwise permitted by federal income tax regulations; and

b.

if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse’s death.

In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:

a)	the death of the annuitant will be treated as the death of a contract owner;
b)	any change of annuitant will be treated as the death of a contract owner; and
c)	in either case, the appropriate distribution will be made upon the death or change, as the case may be.

These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.

Required Distributions for Tax Sheltered Annuities, IRAs, SEP IRAs, Simple IRAs, and Roth IRAs

Distributions from a Tax Sheltered Annuity, IRA, SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1⁄2. Distributions may be paid in a lump sum or in substantially equal payments over:

a)	the life of the contract owner or the joint lives of the contract owner and the contract owner’s designated beneficiary; or
b)

a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-9, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner’s spouse, determined in accordance with Treasury Regulation 1.72-9, or such additional guidance as may be provided pursuant to Treasury Regulation 1.401(a)(9)-9.

For Tax Sheltered Annuities, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Tax Sheltered Annuity of the contract owner.

For IRAs, SEP IRAs, and Simple IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another IRA, SEP IRA, or Simple IRA of the contract owner.

If the contract owner’s entire interest in a Tax Sheltered Annuity, IRA, SEP IRA, or Simple IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1⁄2. The rules for Roth IRAs do not require distributions to begin during the contract owner’s lifetime, therefore, the required beginning date is not applicable to Roth IRAs.

Due to recent changes in Treasury Regulations, the amount used to compute the minimum distribution requirement may exceed the Contract Value.

If the contract owner dies before the required beginning date (in the case of a Tax Sheltered Annuity, IRA, SEP IRA, or Simple IRA) or before the entire Contract Value is distributed (in the case of Roth IRAs), any remaining interest in the contract must be distributed by December 31 of the fifth year following the contract owner’s death or over a period not exceeding the applicable distribution period, which is determined as follows:

a)

if the designated beneficiary is the contract owner’s spouse, the applicable distribution period is the surviving spouse’s remaining life expectancy using the surviving spouse’s birthday for each distribution calendar year after the calendar year of the contract owner’s death. For calendar years after the death of the contract owner’s surviving spouse, the applicable distribution period is the spouse’s remaining life expectancy using the spouse’s age in the calendar year of the spouse’s death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse’s death. Such distributions must begin on or before the later of (a) the end of the calendar year immediately following the calendar year in which the contract owner died; or (b) the end of the calendar year in which the contract owner would have attained 70 1⁄2;

b)

if the designated beneficiary is not the contract owner’s surviving spouse, the applicable distribution period is the designated beneficiary’s remaining life expectancy using the designated beneficiary’s birthday in the calendar year immediately following the calendar year of the contract owner’s death, reduced by one for each calendar year that elapsed thereafter. Such distributions must begin on or before the end of the calendar year immediately following the calendar year in which the contract owner died; and

c)	if there is no designated beneficiary, the entire balance of the contract must be distributed by December 31 of the fifth year following the contract owner’s death.

If the contract owner dies on or after the required beginning date, the interest in the Tax Sheltered Annuity, IRA, SEP IRA, or Simple IRA must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:

a)

if the designated beneficiary is the contract owner’s spouse, the applicable distribution period is the surviving spouse’s remaining life expectancy using the surviving spouse’s birthday for each distribution calendar year after the calendar year of the contract owner’s death. For calendar years after the death of the contract owner’s surviving spouse, the applicable distribution period is the greater of (1) the contract owner’s remaining life expectancy using the contract owner’s birthday in the calendar year of the contract owner’s death, reduced by one for each year thereafter; or (2) the spouse’s remaining life expectancy using the spouse’s age in the calendar year of the spouse’s death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse’s death;

b)

if the designated beneficiary is not the contract owner’s surviving spouse, the applicable distribution period is the greater of (1) the contract owner’s remaining life expectancy using the contract owner’s birthday in the calendar year of the contract owner’s death, reduced by one for each year thereafter; or (2) the designated beneficiary’s remaining life expectancy using the designated beneficiary’s birthday in the calendar year immediately following the calendar year of the contract owner’s death, reduced by one for each calendar year that elapsed thereafter; and

c)

if there is no designated beneficiary, the applicable distribution period is the contract owner’s remaining life expectancy using the contract owner’s birthday in the calendar year of the contract owner’s death, reduced by one for each year thereafter.

If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.

For IRAs, SEP IRAs, and Simple IRAs, all or a portion of each distribution will be included in the recipient’s gross income and taxed at ordinary income tax rates. The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.

Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are “qualified distributions” or “non-qualified distributions.”

OTHER INFORMATION

CONTACTING THE SERVICE CENTER

All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:

●	By telephone at 1-800-848-6331 (TDD 1-800-238-3035)
●	By mail to P.O. Box 182021, Columbus, Ohio 43218-2021
●	By Internet at www.nationwide.com

Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.

We may be required to provide information about your Contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.

DISTRIBUTION

Nationwide Investment Services Corporation (“NISC”), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 (“1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”). NISC’s address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide.

Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements.

Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 8% of Purchase Payments (on a present value basis) for sales of the contracts described in this prospectus.

ABOUT NATIONWIDE

Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.

Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the “Companies”) are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.

To request additional information about Nationwide, contact the Service Center.

See “Nationwide Life Insurance Company and Subsidiaries” for additional information.

Nationwide may use the proceeds from this offering for any legitimate corporate purpose.

GENERAL ACCOUNT AND SEPARATE ACCOUNTS

The assets in our general account are chargeable with claims by any of our contract owners and creditors, and are subject to the liabilities arising from any of our businesses. Our general account is comprised of all of our assets. Our general account assets do not include the assets in the Index-Linked Annuity Separate Account, an insulated separate account where we place assets allocated to the Strategies. Our general account assets also do not include the assets in any other insulated Nationwide separate accounts.

We exercise sole discretion over the investment of our general account assets, and we bear the associated investment risk. You will not share in the investment experience of our general account assets. We invest our general account assets in accordance with state insurance law.

The Index-Linked Annuity Separate Account is not registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940. We own and control the assets in the separate account. You do not share in the investment performance of the assets in the separate account. The Index-Linked Annuity Separate Account was established under the laws of Ohio. The assets in the Index-Linked Annuity Separate Account are not subject to claims by our creditors or subject to liabilities arising from any of our other businesses.

Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Index-Linked Annuity Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing.

EXEMPTION FROM PERIODIC REPORTING

Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.

STATEMENTS TO CONTRACT OWNERS

Prior to the Annuitization Date, statements will be sent to the Contract Owner’s last known address. You should promptly notify the Service Center of any address change.

We will mail the following statements to you:

●	statements showing the Contract’s quarterly activity; and

●	confirmation statements showing transactions that affect the Contract’s value.

You can receive information from Nationwide faster and reduce the amount of mail they receive by signing up for Nationwide’s eDelivery program. Nationwide will notify you by email when important documents (statements, prospectuses and other documents) are ready for you to view, print, or download from Nationwide’s secure server. To choose this option, go to nationwide.com/login.

You should review statements carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the Contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements are correct.

MISTATEMENTS OF AGE OR SEX

If the age or sex of the Contract Owner, Joint Owner, Annuitant, Contingent Annuitant, Co-Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of any of these individuals may be required at any time, in a form satisfactory to Nationwide. When the age or sex of any individual named in the application, including any supplemental applications, has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.

The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract. The dollar amount of any overpayment made by Nationwide as a result of an age or sex misstatement will reduce the next payment due under the Contract, and will continue to reduce subsequent payments under the Contract, until all of the overpayment is recouped. Any adjustment for overpayment or underpayment will include interest charged or credited, as applicable, at the rate required by law, but not exceeding 6%.

EXPERTS

To be filed by a subsequent Pre-Effective Amendment.

LEGAL OPINION

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide’s Office of General Counsel.

LEGAL PROCEEDINGS

To be filed by a subsequent Pre-Effective Amendment.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A: ADDITIONAL INDEX DISCLOSURES

S&P 500 INDEX

The “S&P 500” is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. Nationwide the Contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Contract. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Contract into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Contract. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Contract currently being issued by Nationwide, but which may be similar to and competitive with the Contract. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

J.P. MORGAN MOZAIC II INDEX

The J.P. Morgan Mozaic IISM Index (“J.P. Morgan Index”) has been licensed to Nationwide Life Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor the Contract (the “Product”) is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “J.P. Morgan”). J.P. Morgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the J.P. Morgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the J.P. Morgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. J.P. Morgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the J.P. Morgan Index and the referencing of any asset or other factor of any kind in the J.P. Morgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by J.P. Morgan and no person should rely upon it as such. J.P. Morgan does not act as an investment adviser or investment manager in respect of the J.P. Morgan Index or the Product and does not accept any fiduciary duties in relation to the J.P. Morgan Index, the Licensee, the Product or any Contract Owner.

The J.P. Morgan Index has been designed and is compiled, calculated, maintained and sponsored by J.P. Morgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the J.P. Morgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. J.P. Morgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the J.P. Morgan Index or in any decision to cease doing so.

J.P. Morgan does not give any representation, warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the J.P. Morgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the J.P. Morgan Index, or the use of the J.P. Morgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the J.P. Morgan Index is based (and without limitation, J.P. Morgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and J.P. Morgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could be deemed to have been given by J.P. Morgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law, J.P. Morgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising, including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the J.P. Morgan Index or in connection with the Product.”

The J.P. Morgan Index is the exclusive property of J.P. Morgan. J.P. Morgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the J.P. Morgan Index and may delegate or transfer to a third party some or all of its functions in relation to the J.P. Morgan Index.

J.P. Morgan may independently issue or sponsor other indices or products that are similar to and may compete with the J.P. Morgan Index and the Product. J.P. Morgan may also transact in assets referenced in the J.P. Morgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the J.P. Morgan Index and the Product.

No actual investment which allowed tracking of the performance of the Index was possible before December 2016. Any hypothetical “back-tested” information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the Indices) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented herein and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Indices. J.P. Morgan expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back-tested” information may be put by any recipient of such information.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.

MSCI EAFE INDEX

The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX

NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NYSE® ZEBRA EDGE® INDEX

The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. or their affiliates and is being utilized by ICE Data Indices, LLC under license and agreement. The marks Zebra® and Zebra Edge® are trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices, LLC under license and agreement.

ICE Data Indices, LLC owns all intellectual and other property rights to the NYSE® Zebra Edge® Index (the “Index”), including the composition and the calculation of the Index, excluding the methodology and formula for the Index. Zebra Capital Management, LLC owns all intellectual and other property rights to the methodology and formula for the Index, which are being used by ICE Data Indices, LLC under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, “Zebra”).

The Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, “IDI”) to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life Insurance Company (“Nationwide”). Neither Nationwide nor the Contract (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, IDI or UBS. Neither Zebra, IDI nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.

The Index and other information disseminated by IDI are for informational purposes only, are provided on an “as is” basis, and are not intended for trading purposes. Neither Zebra nor IDI makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. IDI does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.

The Index (including the methodology(ies) and formula(s) therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, IDI and UBS may independently issue and/or sponsor other indices and products that are similar to and/or may compete with the Index and the Product. Zebra, IDI and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.

None of Zebra, IDI or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the methodology(ies) and formula(s) for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, IDI, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, IDI or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them.

Bloomberg Barclays U.S. Corporate Index

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”) (collectively, “Bloomberg”), or Bloomberg’s licensors own all proprietary rights in the “Bloomberg Barclays U.S. Corporate Index.”

Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively “Barclays”) nor Bloomberg is the issuer or producer of Nationwide Defined ProtectionSM Annuity and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to purchasers in Nationwide Defined ProtectionSM Annuity. The Bloomberg Barclays U.S. Corporate Index is licensed for use by Nationwide Life Insurance Company (“Nationwide”) as the Issuer of Nationwide Defined ProtectionSM Annuity. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg Barclays U.S. Corporate Index is the licensing of the Bloomberg Barclays U.S. Corporate Index, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer of Nationwide Defined ProtectionSM Annuity or the owners of Nationwide Defined ProtectionSM Annuity.

Additionally, Nationwide may for itself execute transaction(s) with Barclays in or relating to Bloomberg Barclays U.S. Corporate Index in connection with Nationwide Defined ProtectionSM Annuity. Purchasers acquire Nationwide Defined ProtectionSM Annuity from Nationwide and purchasers neither acquire any interest in Bloomberg Barclays U.S. Corporate Index nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon making a purchase in Nationwide Defined ProtectionSM Annuity. Nationwide Defined ProtectionSM Annuity is not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of the purchase of Nationwide Defined ProtectionSM Annuity or the advisability of purchasing securities generally or the ability of the Bloomberg Barclays U.S. Corporate Index to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of Nationwide Defined ProtectionSM Annuity with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of Nationwide Defined ProtectionSM Annuity to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of Nationwide Defined ProtectionSM Annuity or any other third party into consideration in determining, composing or calculating the Bloomberg Barclays U.S. Corporate Index. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of Nationwide Defined ProtectionSM Annuity.

The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of Nationwide Defined ProtectionSM Annuity, investors or other third parties. In addition, the licensing agreement between Nationwide Financial Services, Inc. and Bloomberg is solely for the benefit of Nationwide Financial Services, Inc. and Bloomberg and not for the benefit of the owners of Nationwide Defined ProtectionSM Annuity, investors or other third parties.

NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, INVESTORS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE INVESTORS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO ANY OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO NATIONWIDE DEFINED PROTECTIONSM ANNUITY.

None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.

APPENDIX B: SURRENDER VALUE EXAMPLES

Examples

These examples illustrate how the Surrender Value is calculated on a Contract with a single Strategy Account.

Each example is based on the following formulas:

●   The Surrender Value is equal to the Modified Contract Value minus any applicable CDSC and after any applicable MVA

●   CDSC = CDSC Base x CDSC Percentage

●   MVA = MVA Base x MVA Factor

Each example assumes the following values:

●   The Remaining Preferred Withdrawal Amount is $5,000

●   The Modified Contract Value is $72,195.24

●   The CDSC Percentage is 5%

Calculation of MVA Base and CDSC Base

The MVA Base and CDSC Base are calculated using the following formulas:

●   The CDSC Base equals the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal

●   The MVA Base equals the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal

A Non-Preferred Withdrawal is any portion of a Gross Withdrawal from the Contract that is in excess of the Remaining Preferred Withdrawal Amount.

Since a full surrender withdraws the entire value of the Contact, the Gross Withdrawal is equal to the Modified Contract Value. In this example, if a full surrender is made, the Gross Withdrawal is $72,195.24.

In this example, if a full surrender is made, the portion of the Gross Withdrawal that is a Non-Preferred Withdrawal is $67,195.24 (i.e. the portion of $72,195.24 that is in excess of $5,000).

Therefore:

●   The CDSC Base is $67,195.24

●   The MVA Base is $67,195.24

Example 1: Positive MVA Factor

This example assumes the MVA Factor is 2.80%.

The Surrender Value is calculated as follows:

●   CDSC = $3,359.76 (i.e. $3,359.76 = $67,195.24 x 5.00%)

●   MVA = $1,881.47 (i.e. $1,881.47 = $67,195.24 x 2.80%)

●   The Surrender Value is $70,716.95 (i.e. $70,716.95 = $72,195.24 - $3,359.76 + $1,881.47)

Example 2: Negative MVA Factor

This example assumes the MVA Factor is -1.50%.

The Surrender Value is calculated as follows:

●   CDSC = $3,359.76 (i.e. $3,359.76 = $67,195.24 x 5.00%)

●   MVA = -$1,007.93 (i.e. -$1,007.93 = $67,195.24 x -1.50%)

●   The Surrender Value is $67,827.55 (i.e. $67,827.55 = $72,195.24 - $3,359.76 - $1,007.93)

APPENDIX C: LOCK-IN EXAMPLES

Examples

Each example is based on the following formulas:

The formula for calculating the Index Change: Index Change = (A – B) / B, where A = Index Value on the calculation date (or Lock-in date, if applicable), and B = Index Value on the first day of a Strategy Term.

The formula for calculating the SCP: SCP = A – B, where (i) A equals the Index Change multiplied by the Index Multiplier and (ii) B equals the Strategy Spread multiplied by the Elapsed Term.

The formula for calculating the SEP: SEP = the greater of A or B, where (i) A equals the Strategy Change Percentage (or SCP) and (ii) B equals the Protection Level minus 100%.

Each example assumes the following:

●   Strategy Term is 3 years

●   Index Value on the first day of the Strategy Term: 1,000.00

●   Index Value on the last day of the first year of the Strategy Term: 1,050.00

●   Index Value on the last day of the Strategy Term: 1,200.00

Example 1—Strategy Spread is zero:

This example assumes the following crediting factors:

●   The Index Multiplier is 0.60

●   The Strategy Spread is 0.00%

●   The Protection Level is 90%

Example 1A: No Lock-in

On the last day of the first year of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals 3% (i.e., 3% = (5% x 0.60) – (0% x 1))

●   The SEP equals 3% (3% is greater than -10% (i.e., 90% - 100%))

At the end of the Strategy Term:

●   The Index Change equals 20% (i.e., 20% = (1,200 – 1,000) / 1,000))

●   The SCP equals 12% (i.e., 12% = (20% x 0.60) – (0% x 3))

●   The SEP equals 12% (12% is greater than -10% (i.e., 90% - 100%))

Example 1B: Lock-in exercised on the last day of the first year of the Strategy Term

On the last day of the first year of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals 3% (i.e., 3% = (5% x 0.60) – (0% x 1))

●   The SEP equals 3% (3% is greater than -10% (i.e., 90% - 100%))

At the end of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals 3% (i.e., 3% = (5% x 0.60) – (0% x 3))

●   The SEP equals 3% (3% is greater than -10% (i.e., 90% - 100%))

Example 2—Strategy Spread is greater than zero:

This example assumes the following crediting factors:

●   The Index Multiplier is 1.00

●   The Strategy Spread is 2.00%

●   The Protection Level is 90%

Example 2A: No Lock-in

On the last day of the first year of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals 3% (i.e., 3% = (5% x 1.00) – (2% x 1))

●   The SEP equals 3% (3% is greater than -10% (i.e., 90% - 100%))

At the end of the Strategy Term:

●   The Index Change equals 20% (i.e., 20% = (1,200 – 1,000) / 1,000))

●   The SCP equals 14% (i.e., 14% = (20% x 1.00) – (2% x 3))

●   The SEP equals 14% (14% is greater than -10% (i.e., 90% - 100%))

Example 2B: Lock-in exercised on the last day of the first year of the Strategy Term

On the last day of the first year of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals 3% (i.e., 3% = (5% x 1.00) – (2% x 1))

●   The SEP equals 3% (3% is greater than -10% (i.e., 90% - 100%))

At the end of the Strategy Term:

●   The Index Change equals 5% (i.e., 5% = (1,050 – 1,000) / 1,000))

●   The SCP equals -1% (i.e., -1% = (5% x 1.00) – (2% x 3))

●   The SEP equals -1% (-1% is greater than -10% (i.e., 90% - 100%))

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

Information required under Item 11 of Form S-1 will be filed by subsequent Pre-Effective Amendment.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $60,600.00
Additional expenses to be filed by subsequent Pre-Effective Amendment.
Item 14.	Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.	Recent Sales of Unregistered Securities.
Not Applicable
Item 16.	Exhibits and Financial Statement Schedules
(A)	Exhibits

(1)	Not applicable
(2)	Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(3)	(a)	Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2, 2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(4)	(a)	Individual Annuity Contract- to be filed by subsequent Pre-Effective Amendment.
(4)	(b)	Strategy Endorsement- to be filed by subsequent Pre-Effective Amendment.
(4)	(c)	MVA Endorsement- to be filed by subsequent Pre-Effective Amendment.
(5)	Opinion Regarding Legality - Attached hereto.

(6)	Not applicable
(7)	Not applicable
(8)	None.
(9)	Not applicable
(10)	Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-49112.
(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm to be filed by subsequent Pre-Effective Amendment.
(23)	(b) Consent of Counsel-Attached hereto as Exhibit 5.
(24)	Power of Attorney-Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	XBRL Instance Document - to be filed by subsequent Pre-Effective Amendment.
(101.SCH)	XBRL Taxonomy Extension Schema - to be filed by subsequent Pre-Effective Amendment.
(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase - to be filed by subsequent Pre-Effective Amendment.
(101.DEF)	XBRL Taxonomy Extension Definition Linkbase - to be filed by subsequent Pre-Effective Amendment.
(101.LAB)	XBRL Taxonomy Extension Label Linkbase - to be filed by subsequent Pre-Effective Amendment.
(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase - to be filed by subsequent Pre-Effective Amendment.
(B)	Financial Statement Schedules
To be filed by subsequent Pre-Effective Amendment.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on February 22, 2019.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 22, 2019.
KIRT A. WALKER
Kirt A. Walker, President and Chief Operating Officer, and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President - Individual Products & Solutions and Director
JOHN L. CARTER
John L. Carter, Senior Vice President – Nationwide Retirement Plans and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director
STEVEN A. GINNAN
Steven A. Ginnan, Director
By /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact